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As filed with the Securities and Exchange Commission on October 24, 2011

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
SEE TABLE OF ADDITIONAL REGISTRANTS ON FOLLOWING PAGE
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4899 (Primary Standard Industrial Classification Code Number)	13-3818604 (I.R.S. Employer Identification Number)

4820 Eastgate Mall
San Diego, CA 92121
(858) 812-7300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Eric DeMarco
President and Chief Executive Officer
4820 Eastgate Mall
San Diego, CA 92121
(858) 812-7300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Deyan Spiridonov, Esq.
Teri O'Brien, Esq.
Paul Hastings LLP
4747 Executive Drive, 12th Floor
San Diego, CA 92121
(858) 458-3000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this registration statement.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)

10% Senior Secured Exchange Notes due 2017	$115,000,000	100%	$115,000,000	$13,179.00

Guarantees of 10% Senior Secured Exchange Notes due 2017(2)	$115,000,000	(3)	(3)	(3)

(1)
Represents the maximum principal amount at maturity of 10% Senior Secured Notes due 2017 that may be issued pursuant to the exchange offer described in this registration statement. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

(2)
The guarantors are U.S. wholly owned subsidiaries of Kratos Defense & Security Solutions, Inc. and have guaranteed the notes being registered.

(3)
Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable for the guarantees of the notes.

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact name of Registrant as specified in its Charter*	State or other Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification Number
AI Metrix, Inc.	Delaware	94-3406239
Airorlite Communications, Inc.	New Jersey	27-0109331
Avtec Systems, Inc.	Virginia	02-0354151
Charleston Marine Containers, Inc.	Delaware	13-3895313
CVG, Incorporated	Virginia	04-3743834
Dallastown Realty I, LLC	Delaware	13-3891517
Dallastown Realty II, LLC	Delaware	11-3531172
Defense Systems, Incorporated.	Virginia	54-1869791
DEI Services Corporation	Florida	59-3348607
Digital Fusion, Inc.	Delaware	13-3817344
Digital Fusion Solutions, Inc.	Florida	59-3443845
Diversified Security Solutions, Inc.	New York	20-3603298
DTI Associates, Inc.	Virginia	54-1462882
General Microwave Corporation	New York	11-1956350
General Microwave Israel Corporation	Delaware	11-2696835
Gichner Holdings, Inc.	Delaware	26-0537776
Gichner Systems Group, Inc.	Delaware	26-0537748
Gichner Systems International, Inc.	Delaware	13-3506543
Haverstick Consulting, Inc.	Indiana	35-1938389
Haverstick Government Solutions, Inc.	Ohio	61-1340684
Henry Bros. Electronics, Inc.	California	95-3613209
Henry Bros. Electronics, Inc.	Colorado	84-0600621
Henry Bros. Electronics, Inc.	Delaware	22-3690168
Henry Bros. Electronics, Inc.	New Jersey	22-3000080
Henry Bros. Electronics, Inc.	Virginia	54-1549782
Henry Bros. Electronics, L.L.C.	Arizona	86-0950878
Herley Industries, Inc.	Delaware	23-2413500
Herley-CTI, Inc.	Delaware	11-3544929
Herley-RSS, Inc.	Delaware	20-1529679
HGS Holdings, Inc.	Indiana	35-2198582
Integral Systems, Inc.	Maryland	52-1267968
IRIS Acquisition Sub LLC	Delaware	45-3455455
JMA Associates, Inc.	Delaware	52-2228456
Kratos Defense Engineering Solutions, Inc.	Delaware	33-0431023
Kratos Integral Systems International, Inc.	California	20-5651555
Kratos Mid-Atlantic, Inc.	Delaware	51-0261462
Kratos Public Safety & Security Solutions, Inc.	Delaware	33-0896808
Kratos Southeast, Inc.	Georgia	58-1885960
Kratos Southwest L.P.	Texas	74-2144182
Kratos Technology & Training Solutions, Inc.	California	95-2467354
Kratos Texas, Inc.	Texas	75-2982611
Lumistar, Inc.	Maryland	20-3520317
LVDM, Inc.	Nevada	20-2258462
Madison Research Corporation	Alabama	63-0934056
Micro Systems, Inc.	Florida	59-1654615
MSI Acquisition Corp.	Delaware	20-2204612
National Safe of California, Inc.	California	95-2865458
Newpoint Technologies, Inc.	Delaware	80-0013776

Exact name of Registrant as specified in its Charter*	State or other Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification Number
Polexis, Inc.	California	33-0717132
Real Time Logic, Inc.	Colorado	74-3063615
Reality Based IT Services, Ltd.	Maryland	52-2191091
Rocket Support Services, LLC	Indiana	20-5113660
SAT Corporation	California	77-0279975
SCT Acquisition, LLC	Delaware	20-1825624
SCT Real Estate, LLC	Delaware	N/A
Shadow I, Inc.	California	51-0569123
Shadow II, Inc.	California	20-3744832
Stapor Research, Inc.	Virginia	20-1666707
Summit Research Corporation	Alabama	63-1285794
WFI NMC Corp.	Delaware	33-0936782

*
The address of the principal executive offices of all of the registrants is 4820 Eastgate Mall, San Diego, CA 92121 and the telephone number is (858) 812-7300.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any representation to the contrary is a criminal offense.

SUBJECT TO COMPLETION, DATED October 24, 2011

PROSPECTUS

Kratos Defense & Security Solutions, Inc.

Offer to Exchange
10% Senior Secured Notes due 2017
($115,000,000 in principal amount outstanding)

        We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, our new registered 10% Senior Secured Notes due 2017 (the "Exchange Notes") for all of our outstanding unregistered 10% Senior Secured Notes due 2017, issued on July 27, 2011 (the "Original Notes"). We will not receive any proceeds from the exchange offer.

Material Terms of the Exchange Offer

        Terms of Exchange Notes.    The terms of the Exchange Notes will be substantially identical to the Original Notes, except that the Exchange Notes will not be subject to transfer restrictions or registration rights relating to the Original Notes. See the section entitled "Description of the Exchange Notes" beginning on page 37 for more information about the Exchange Notes and related exchange guarantees to be issued in this exchange offer.

        Expiration Date.    The exchange offer expires at 5:00 p.m., New York City time, on        , 2011, unless extended.

        Notes Exchanged.    All Original Notes tendered in accordance with the procedures in this prospectus and not withdrawn will be exchanged for an equal amount of Exchange Notes.

        Conditions.    The exchange offer is not conditioned upon a minimum aggregate principal amount of Original Notes being tendered. The exchange offer is subject only to the conditions that it not violate applicable laws or any applicable interpretation of the staff of the Securities and Exchange Commission ("SEC").

        Guarantees.    We are also offering to exchange the guarantees associated with the Original Notes (the "Original Guarantees"), for the guarantees associated with the Exchange Notes (the "Exchange Guarantees"). The terms of the Exchange Guarantees will be substantially identical to the Original Guarantees, except that the Exchange Guarantees will not be subject to the transfer restrictions or registration rights relating to the Original Guarantees.

        Market for Exchange Notes.    There is no existing market for the Exchange Notes, and we do not intend to apply for their listing on any securities exchange or arrange for them to be quoted on any quotation system.

        If you do not exchange your Original Notes and related Original Guarantees for Exchange Notes and related Exchange Guarantees in the exchange offer, you will continue to be subject to the restrictions on transfer provided in the Original Notes and related Original Guarantees and the indenture governing those notes. In general, you may not offer or sell your Original Notes and related Original Guarantees unless such offer or sale is registered under the federal securities laws or sold in a transaction exempt from or not subject to the registration requirements of the federal securities laws and applicable state securities laws.

        See "Risk Factors" beginning on page 14 for a discussion of certain risks that you should consider before participating in the exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2011

        Each broker-dealer that receives Exchange Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer during the 180-day period following the closing of the exchange offer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that during the 180-day period following the closing of the exchange offer we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

ABOUT THIS PROSPECTUS

        In making your decision regarding participation in the exchange offer, you should rely only on the information contained or incorporated by reference in this prospectus. This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We have not authorized anyone to provide you with any other information. We are not making an offer of these securities in places where offers and sales are not permitted. The information contained in this prospectus and any applicable prospectus supplement is accurate only on the date such information is presented. Our business, financial condition, results of operations and prospectus may have changed since that date. You should read this prospectus together with the additional information described under the heading "Where You Can Find More Information."

        This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

        The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the website of the SEC or at the offices of the SEC as further described in "Where You Can Find More Information." You may obtain a copy of the registration statement and its exhibits, free of charge, by oral or written request directed to: Kratos Defense & Security Solutions, Inc., 4820 Eastgate Mall, San Diego, CA 92121, Attention: Corporate Secretary, phone number (858) 812-7300. The exchange offer is expected to expire on      , 2011 and you must make your exchange decision by this expiration date. To obtain timely delivery of the requested information, you must request this information by      , 2011, which is five business days before the expiration date of the exchange offer.

i

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to our future financial performance, the growth of the market for our products and services, expansion plans and opportunities and statements regarding our plans, strategies and objectives for future operations. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms or other comparable terminology.

        Forward-looking statements reflect our current views about future events, are based on assumptions, and are subject to known and unknown risks, uncertainties and other important factors. Many important factors could cause actual results, performance or achievements to differ materially from the expected future results, performance or achievements expressed in or implied by our forward-looking statements, including the following:

  •
  our high level of indebtedness;

  •
  our ability to make interest and principal payments on our debt and satisfy the other covenants contained in the indenture that governs certain existing notes, our credit facility and other debt agreements;

  •
  general economic conditions and inflation, interest rate movements and access to capital;

  •
  changes or cutbacks in spending or the appropriation of funding by the U.S. Federal Government, including the risk of a prolonged government continuing resolution or government shut down;

  •
  the timing, rescheduling or cancellation of significant customer contracts and agreements, or consolidation by, or the loss of, key customers;

  •
  changes in the scope or timing of our projects;

  •
  our ability to successfully consummate acquisitions, to integrate acquired companies and to realize the benefits of our acquisitions, including our ability to achieve anticipated opportunities and operating synergies, and accretion to reported earnings estimated to result from acquisitions in the time frame expected by management or at all;

  •
  our revenue projections; and

  •
  the effect of competition.

        These forward-looking statements reflect our views and assumptions only as of the date such forward-looking statements are made. Many of the factors that will determine future results, performance or achievements are beyond our ability to control or predict, and accordingly, you should not place undue reliance on forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements nor do we intend to do so. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. The risks included in this section are not exhaustive. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth under the heading "Risk Factors" beginning on page 14 of this prospectus, and in our most recent Annual Report on Form 10-K and in our subsequent reports on Forms 10 Q and 8 K and other filings with the SEC. You should carefully read this prospectus together with the information incorporated herein by reference as described under the heading "Where You Can Find More Information," completely and with the understanding that our actual future results may be materially different from what we expect.

ii

PROSPECTUS SUMMARY

        This summary highlights information from this prospectus, but does not contain all material features of the exchange offer. To understand all of the terms of the exchange offer and for a more complete understanding of our business, you should carefully read the entire prospectus and the documents incorporated by reference in this prospectus.

        In this prospectus, references to "we," "our," "us," "the Company" or "Kratos" mean Kratos Defense & Security Solutions, Inc. and its subsidiaries on a consolidated basis. In this prospectus, we sometimes collectively refer to our acquisition of Integral Systems, Inc. ("Integral Systems") and the debt offering consummated on July 27, 2011, in which we issued $115.0 million in indebtedness and received approximately $122.5 million in gross proceeds (which included an approximate $5.7 million of issuance premium and $1.8 million of accrued interest), and certain transactions related thereto as the "Transactions". Additionally, we use the term "Original Notes" to refer to the $115.0 million aggregate principal amount of 10% Senior Secured Notes due 2017 that were issued by the Company on July 27, 2011, pursuant to that certain Indenture, dated as of May 19, 2010, by and among the Company, the guarantors party thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB) as trustee and collateral agent (as amended or supplemented, the "Indenture"); the term "Exchange Notes" to refer to the 10% Senior Secured Notes due 2017 that have been registered under the Securities Act and are being offered in exchange for the Original Notes as described in this prospectus; the term "Existing Kratos Notes" to refer to the $225.0 million aggregate principal amount of 10% Senior Secured Notes due 2017 that were issued by the Company on May 19, 2010 and the $285.0 million aggregate principal amount of 10% Senior Secured Notes due 2017 that were issued by the Company on April 15, 2011, pursuant to the Indenture and subsequently exchanged for registered notes on August 11, 2010 and August 1, 2011, respectively; the term "Kratos Notes" to collectively refer to the Exchange Notes and the Existing Kratos Notes; the term "Existing Kratos Guarantees" to refer to the guarantees related to the Existing Kratos Notes; the term "Exchange Guarantees" to refer to the guarantees related to the Exchange Notes; and the term "Kratos Guarantees" to collectively refer to the Existing Kratos Guarantees and the Exchange Guarantees.

Company Overview

        We are a specialized national security business providing mission critical products, services and solutions for U.S. national security priorities. Our core capabilities are sophisticated engineering, manufacturing and system integration offerings for national security platforms and programs. Our principal products and services are related to, but are not limited to, Command, Control, Communications, Computing, Combat Systems, Intelligence, Surveillance and Reconnaissance ("C5ISR"); related cybersecurity; cyberwarfare; information assurance and situational awareness solutions; weapons systems lifecycle support and sustainment; military weapon range operations and technical services; missile, rocket and weapons system testing and evaluation and launch services, primarily for ballistic missile defense; electronic warfare; public safety, critical infrastructure security and surveillance systems; modeling and simulation; unmanned aerial vehicle systems ("UAVs"); signal processing and data communications; enterprise network management; communications information assurance; and advanced network engineering and information technology ("IT") services. We offer our customers products, solutions, services and expertise to support their mission critical needs by leveraging our skills across our core offering areas.

        Our primary end customers are U.S. Federal Government agencies, including the Department of Defense ("DoD"), classified agencies, intelligence agencies, other national security agencies and homeland security related agencies. We believe our stable client base, strong client relationships, broad array of contract vehicles, considerable employee base possessing national security clearances, extensive list of past performance qualifications, and significant management and operational capabilities position us for continued growth.

        We serve 14 of the top 15 DoD programs in terms of total procurement and research, development, testing and evaluation spending. We provide products, solutions and services for a wide range of established, deployed and operating national security platforms, including, but not limited to, Aegis Ballistic Missile Defense systems, M1 Abrams tanks, Bradley fighting vehicles, the F-5 Tiger, HiMARS, Chaparral and HAWK missile systems, the F-16 Falcon, the F/A-18E/F Super Hornet, the E-2C/D Hawkeye, the EA-18G Growler, the Aegis class surface combatants, the AMRAAM (Advanced Medium Range Air-to-Air Missile), Kiowa AH-60 helicopters, DDG-1000 Zumwalt destroyers, attack and missile submarines, certain intelligence surveillance and reconnaissance systems and various unmanned systems.

Current Reporting Segments

        We operate in two principal business segments: Kratos Government Solutions and Public Safety and Security. We organize our business segments based on the nature of the services offered. Transactions between segments are generally negotiated and accounted for under terms and conditions similar to other government and commercial contracts and these intercompany transactions are eliminated in consolidation. Our financial statements, incorporated by reference in this prospectus are presented in a manner consistent with our operating structure. For additional information regarding our operating segments, see Note 14 of our Notes to the Consolidated Financial Statements, included in our Annual Report on Form 10-K filed with the SEC on March 2, 2011. From a customer and solutions perspective, we view our business as an integrated whole, leveraging skills and assets wherever possible.

Kratos Government Solutions ("KGS") Segment

        The KGS segment provides products, solutions and services primarily for mission-critical national security priorities. KGS customers primarily include national security related agencies, the DoD, intelligence agencies and classified agencies. Our work includes weapon systems sustainment, lifecycle support and extension; C5ISR services, including related cybersecurity, cyberwarfare, information assurance and situational awareness solutions; military range operations and technical services; missile, rocket, and weapons systems test and evaluation; mission launch services; modeling and simulation; UAV products and technology; advanced network engineering and IT services; and public safety, security and surveillance systems integration. We produce products, solutions and services related to certain C5ISR platforms, unmanned system platforms, weapons systems, national security related assets and warfighter systems.

Public Safety and Security ("PSS") Segment

        Our PSS segment provides independent integrated solutions for advanced homeland security, public safety, critical information, and security and surveillance systems for government and commercial applications. Our solutions include designing, installing and servicing building technologies that protect people, critical infrastructure, assets, information and property and make facilities more secure and efficient. We provide solutions in such areas as the design, engineering and operation of command and control centers; the design, engineering, deployment and integration of access control; building automation and control; communications; digital and closed circuit television security and surveillance; fire and life safety; maintenance and service; and project support services.

        We provide solutions for customers in the critical infrastructure, power generation, power transport, nuclear energy, financial, information technology, healthcare, education, transportation and petrochemical industries, as well as certain government and military customers. For example, we provide biometrics and other access control technologies to customers such as pipelines, electrical grids, municipal port authorities, power plants, communication centers, large data centers, government installations and other commercial enterprises.

Recent Developments

        On July 27, 2011, we completed the acquisition of Integral Systems, pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of May 15, 2011, by and among the Company, IRIS Merger Sub Inc., a Maryland corporation and our wholly owned subsidiary ("Merger Sub"), IRIS Acquisition Sub LLC, a single member Maryland limited liability company and our wholly owned subsidiary, and Integral Systems (the "Merger Agreement").

        Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each outstanding share of Integral Systems common stock was cancelled and converted into the right to receive (i) $5.00, in cash, without interest, and (ii) 0.588 shares of the Company's common stock. In addition, at the Effective Time (A) each outstanding Integral Systems stock option with an exercise price less than $13.00 per share was, if the holder thereof had so elected in writing, cancelled in exchange for an amount in cash equal to the product of the total number of shares of Integral Systems common stock subject to such in-the-money option, multiplied by the aggregate value of the excess, if any, of $13.00 over the exercise price per share subject to such option, less the amount of any tax withholding, (B) each outstanding Integral Systems stock option with an exercise price equal to or greater than $13.00 per share and each Integral Systems in-the-money option the holder of which had not made the election described in (A) above, was converted into an option to purchase Company common stock, with (1) the number of shares subject to such option adjusted to equal the number of shares of Integral Systems common stock subject to such out-of-the-money option multiplied by 0.9559, rounded up to the nearest whole share, and (2) the per share exercise price under each such option adjusted by dividing the per share exercise price under such option by 0.9559, rounded up to the nearest whole cent, and (C) each outstanding share of restricted stock granted under an Integral Systems equity plan or otherwise, whether vested or unvested, was cancelled and converted into the right to receive $13.00, less the amount of any tax withholding.

Background

Department of Defense Drives Strategic Priorities for the Company

        The delivery and execution of our mission-critical engineering and support services are driven by the priorities of the U.S. Federal Government and primarily the DoD. The strategic priorities of the DoD are based in large part on the Quadrennial Defense Review, a legislatively mandated review of DoD strategy and priorities. These priorities are currently focused on mission-critical capabilities of the U.S. armed forces and providing the support infrastructure necessary to sustain these forces in a time of heightened warfare readiness and deployment.

        The DoD's budget for the 2012 fiscal year is $671.0 billion, a decrease of 5% from fiscal year 2011. The top 28 programs account for approximately $64.0 billion in funding and require aggregate funding that is nearly 14% higher than what was set aside for them in the fiscal year 2010 budget, which closed on September 30, 2010. The increase in the top 28 programs represents a significant opportunity to key federal government contractors in support of the DoD's war fighter, information technology, and other operational priorities. We believe there will be significant market opportunities for providers of system sustainment, IT and engineering services and solutions to federal government agencies over the next several years, particularly those in the defense and homeland security communities.

        The entire Federal Government is currently operating under the authority of a continuing resolution (the "Continuing Resolution") for the fiscal year ending September 30, 2012. The Continuing Resolution provides aggregate funding of $1.043 trillion (the amount for fiscal year 2012 set forth in the Budget Control Act of 2011) for programs and services, including DoD budgets. The Continuing Resolution runs through November 18, 2011, after which Congress will either pass a new appropriations bill, extend the Continuing Resolution, or shut down the government for all nonessential Federal Government services.

Focus on Federal Government Transformation

        The federal government, and the DoD in particular, is in the midst of a significant transformation that is driven by the federal government's need to address the changing nature of global threats. A significant aspect of this transformation is the use of C5ISR and IT to increase the federal government's effectiveness and efficiency. The result is increased federal government spending on IT to upgrade networks and transform the federal government from separate, isolated organizations into larger, enterprise level, network-centric organizations capable of sharing information broadly and quickly. While the transformation initiative is driven by the need to prepare for new world threats, adopting these IT transformation initiatives will also improve efficiency and reduce infrastructure costs across all federal government agencies.

        An additional aspect of the military transformation includes significantly enhancing military readiness in areas such as missile defense, weapons system sustainment and extension, and the overall strengthening of intelligence and security. For example, the objective of the DoD as it relates to missile defense is to continue to develop, test, and field missile defense systems to protect the U.S., its allies and deployed forces.

        While the real rate of growth in the top line defense budget may be slowing for the first time since September 11, 2001, the U.S. Government's budgetary process continues to give us good visibility with respect to future spending and the threat areas that the government is addressing. We believe that our business is aligned with mission-critical national security priorities, particularly in the area of missile defense, C5ISR, cyber security and information assurance, and that our current contracts and strong backlog provide us with good insight regarding our future cash flows.

Competitive Strengths

        We believe we have robust capabilities and past performance qualifications in our respective business areas, including a work force that is experienced with the various programs we service and the customers we serve. Additionally, many of our employees have national security clearances specifically related to the customers for whom they work and the contracts on which they work. We believe the following key strengths distinguish us competitively:

Significant and Highly Specialized Experience

        Through existing customer engagements and the government focused acquisitions we have completed over the past several years, we have amassed significant and highly specialized experience in areas directly related to C5ISR weapon system lifecycle extension and sustainment; missile, rocket and weapons system testing and evaluation; military range operations and technical services; and other highly differentiated services and solutions. This collective experience, or past performance qualifications, is a requirement for the majority of our contract vehicles and customer engagements. Further enhancing our specialized expertise, many of our approximately 3,900 employees have national security clearances, including top secret and higher. We believe these characteristics represent a significant competitive strength and position us to win renewal or follow-on business.

Specialized National Security Focus Aligned with Mission-Critical National Security Priorities

        Continued concerns related to the threat posed by certain foreign nations and terrorists have caused the U.S. Government to identify national security as an area of functional and spending priority. Budget pressures, particularly related to DoD spending, have placed a premium on developing and fielding relatively low-cost, high-technology solutions to assist in national security missions. Our primary capabilities and areas of focus, listed below, are strongly aligned with the objectives of the U.S. Government:

  •
  Intelligence, surveillance and reconnaissance

  •
  Command and control

  •
  Unmanned systems

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  Ballistic missile defense

  •
  Cyber security and information assurance

Strategic Geographic Locations and Base Realignment and Closure

        The U.S. Base Realignment and Closure Act of 2005 ("BRAC") is the congressionally authorized process the DoD has implemented to reorganize its base structure to fewer, larger bases in order to support U.S. armed forces more efficiently and effectively, increase operational readiness and facilitate new ways of doing business. As a result of the DoD's BRAC transformation, we have concentrated part of our business strategy on building a significant presence in key BRAC receiving locations where the U.S. Federal Government is relocating its personnel and related technical and professional services. We believe our focus on increasing our strategic presence in key BRAC receiving locations will provide us with a significant competitive advantage

Diverse Base of Key Contracts with Low Concentration

        As a result of our business development focus on securing key contracts, we are a preferred contractor on numerous multi-year, government-wide acquisition contracts ("GWACs") and multiple award contracts. Our preferred contractor status provides us with the opportunity to bid on hundreds of millions of dollars of business each year against a discrete number of other pre-qualified companies. We have a highly diverse base of contracts with no contract representing more than 5% of our revenue for fiscal year 2010. Our fixed price contracts, almost all of which are production contracts, represent approximately 57% of our revenue for fiscal year 2010. Our cost-plus-fee contracts and time and materials contracts represent approximately 22% and 21%, respectively, of our revenue for fiscal year 2010. We believe our diverse base of key contracts and low reliance on any one contract provides us with a stable, balanced revenue stream.

In-Depth Understanding of Client Missions

        We have a reputation for providing mission-critical services and solutions to our clients. Our relationships with our U.S. Army, U.S. Navy and U.S. Air Force customers generally exceed 10 years, enabling us to develop an in-depth understanding of their missions and technical needs. In addition, we have employees located at customer sites, providing us valuable strategic insights into our clients' ongoing and future program requirements. Our in-depth understanding of our clients' missions, in conjunction with the strategic location of our employees, enables us to offer technical solutions tailored to our clients' specific requirements and evolving mission objectives. In addition, once we are on-site with a customer, we have historically been successful in winning recompete business in the vast majority of cases.

Significant Cash Flow Visibility Driven by Stable Backlog

        As of June 26, 2011, our pro forma total backlog was approximately $932 million, of which approximately $383 million was funded backlog. The majority of our sales are from orders issued under long-term contracts, typically three to five years in duration. Our contract backlog provides visibility into stable future revenue and cash flow over a diverse set of contracts.

Highly Skilled Employees and an Experienced Management Team

        We deliver our services through a skilled workforce of approximately 3,900 employees. Our senior managers have significant experience with U.S. Federal Government agencies, the U.S. military and federal government contractors. Members of our management team have experience growing businesses both organically and through acquisitions. We believe that the cumulative experience and differentiated expertise of our personnel in our core focus areas, coupled with our sizable employee base, many of which hold national security clearances, allows us to qualify for and bid on larger projects in a prime contracting role.

Our Strategy

        Our strategy is to grow our business as a leading provider of highly differentiated products, solutions and services in our core areas of focus as noted above by delivering comprehensive, high-end engineering services, technical solutions, product manufacturing, and IT solutions to federal government agencies, while improving our margin rates and overall profitability.

Capitalize on Current Contract Base

        We are pursuing new program and contract opportunities and awards, as we build the business, with our expanding customer base, contract portfolio, and product, solution and service offerings. We are aggressively pursuing task orders under existing contract vehicles to maximize our revenue and strengthen our client relationships, though there is no assurance that the federal government will make awards up to the ceiling amounts or that we will be awarded any task orders under these vehicles. We have developed several internal tools that facilitate our ability to track, prioritize and win task orders under these vehicles. Combining these tools with our technical expertise, our strong past performance record and our knowledge of our clients' needs should position us to win additional task orders.

Expand Product, Solution and Service Offerings Provided to Existing Clients

        We are focused on expanding the products, solutions and services we provide to our current clients by leveraging our strong relationships, technical capabilities and past performance record, and by offering a wider range of comprehensive solutions as we continue to acquire companies with new areas of specialization. With regard to new areas of specialization, our recent acquisitions have expanded our service offerings to include manufacturing of electronic warfare and attack systems, tactical combat vehicle shelters for C5ISR systems, unmanned systems, weapon systems and warfighters. We believe our understanding of client missions, processes and needs, in conjunction with our full lifecycle IT offerings, including cybersecurity, cyberwarfare and situational awareness, positions us to capture new work from existing clients as the federal government continues to increase the volume of IT services contracted to professional services providers. Moreover, we believe our strong past performance record positions us to expand the level of services we provide to our clients.

Expand Client and Contract Base

        We are also focused on expanding our client base into areas with significant growth opportunities by leveraging our capabilities, industry reputation, long-term client relationships and diverse contract base. We anticipate that this expansion will enable us to both pursue additional higher value work and further diversify our revenue base across the federal government. Our long-term relationships with federal government agencies, together with our GWAC vehicles, give us opportunities to win contracts with new clients within these agencies.

Improve Operating Margins

        We believe that we have opportunities to increase our operating margins and improve profitability by capitalizing on our corporate infrastructure investments and internally developed tools, improving efficiencies and reducing costs, and concentrating our efforts on increasing the percentage of revenues generated from high value added contracts.

Capitalize on Corporate Infrastructure Investments

        In recent periods, we have made significant investments in our senior management and corporate infrastructure in anticipation of future revenue growth. These investments included hiring senior executives with significant experience in the national security industry, strengthening our internal controls over financial reporting and accounting staff in support of public company reporting requirements, expanding our Sensitive Compartmented Information Facilities and other corporate facilities, and expanding our backlog and bid and proposal pipeline. We will be allocating additional resources in our pursuit of new and larger contract opportunities, leveraging our increased scale and robust past performance qualifications. We believe our management experience and corporate infrastructure are more typical of a company with a much larger revenue base than ours. We therefore anticipate that, to the extent our revenue grows, we will be able to leverage this infrastructure base and increase our operating margins.

Concentrate on High Value Added Contracts

        We expect to improve our operating margins as we strive to increase the percentage of revenue we derive from our work as a contractor and from engagements where contracts are awarded on a best value, rather than on a low cost, basis. The federal government's move toward performance-based contract awards to realize greater return on its investment has resulted in a shift to greater utilization of best value awards. We believe this shift will enable us to expand our operating margins as we are awarded more contracts of this nature.

Pursue Strategic Acquisitions

        We intend to supplement our organic growth by identifying, acquiring and integrating businesses that meet our primary objective of providing us with enhanced capabilities to pursue a broader cross section of the DoD, Department of Homeland Security and other government markets, complement and broaden our existing client base and expand our primary service offerings. Our senior management team has significant acquisition experience.

Risk Factors

        An investment in the Exchange Notes involves substantial risks. See "Risk Factors" beginning on page 14 of this prospectus and in our most recent Annual Report on Form 10-K and any subsequent reports on Forms 10-Q and 8-K and other filings with the SEC that are incorporated herein by reference.

Ratio of Earnings to Fixed Charges

        The following summary is qualified by the more detailed information appearing in the computation table found in Exhibit 12.1 to the registration statement of which this prospectus is a part and the historical financial statements, including the notes thereto, incorporated by reference in this prospectus.

        The following table sets forth our earnings to fixed charges and the dollar amount of the coverage deficiency for the six month period ended June 26, 2011 and the years ending December 31, 2006, December 31, 2007, December 28, 2008, December 27, 2009 and December 26, 2010. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because no preferred dividends are accrued, accruing or payable on our outstanding preference shares.

	(In millions, except ratio)
	Fiscal Year Ended					Six Month Period Ended
	December 31, 2006	December 31, 2007	December 28, 2008	December 27, 2009	December 26, 2010	June 26, 2011
Ratio of Earnings to Fixed Charges	—	—	—	—	1.1	—
Deficiency of Earnings Available to Cover Fixed Charges	$(26.7)	$(25.9)	$(104.7)	$(37.3)	—	$(9.4)

Corporate Information

        We were incorporated in the state of New York on December 19, 1994 and began operations in March 1995. We reincorporated in the state of Delaware in 1997. Our executive offices are located at 4820 Eastgate Mall, San Diego, California 92121, and our telephone number is (858) 812-7300. We maintain a website at www.kratosdefense.com. Information contained in or accessible through our website does not constitute part of this prospectus. Our common stock has been publicly traded since 1999 and is listed on the NASDAQ Global Select Market under the symbol "KTOS".

Summary of the Terms of the Exchange Offer

        On July 27, 2011, the Company issued $115.0 million aggregate principal amount of its 10% Senior Secured Notes due 2017 pursuant to that certain indenture, dated as of May 19, 2010, among the Company, the guarantors party thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB) ("Wilmington Trust"), as trustee and collateral agent. On July 27, 2011, in connection with the issuance of the Original Notes, we entered into a registration rights agreement in which we agreed that you, as a holder of unregistered Original Notes, would be entitled to exchange your unregistered Original Notes for Exchange Notes registered under the Securities Act. The exchange offer is intended to satisfy these rights. After the exchange offer is completed, you will no longer be entitled to any registration rights with respect to your Original Notes. The Exchange Notes will be our obligation and will be entitled to the benefits of the Indenture relating to the Exchange Notes. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Original Notes, except that the Exchange Notes will:

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  have been registered under the Securities Act and, therefore, will contain no restrictive legends;

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  not have registration rights;

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  not have rights to additional interest; and

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  bear different CUSIP and ISIN numbers from the Original Notes.

        You should read the discussion under the heading "The Exchange Offer" beginning on page 27 and "Description of the Exchange Notes" beginning on page 37 for further information about the exchange offer and the Exchange Notes.

The Exchange Offer	We are offering to exchange up to $115,000,000 aggregate principal amount of Exchange Notes for an identical principal amount of Original Notes.
Expiration of the Exchange Offer

The exchange offer will expire at 5:00 p.m., New York City time, on                , 2011, unless we extend the exchange offer, in which case the expiration date will mean the latest date and time to which we extend the exchange offer. See "The Exchange Offer—Expiration Date; Extensions; Amendments."

Procedures for Tendering Original Notes Held in the Form of Book-Entry Interests

The Original Notes were issued as global securities and were deposited with Wilmington Trust who holds the Original Notes as the custodian for The Depository Trust Company ("DTC"). Beneficial interests in the Original Notes are held by participants in DTC on behalf of the beneficial owners of the Original Notes. We refer to beneficial interests in notes held by participants in DTC as notes held in book-entry form. Beneficial interests in notes held in book-entry form are shown on, and transfers of the notes can be made only through, records maintained in book-entry form by DTC and its participants.

If you are a holder of an Original Note held in the form of a book-entry interest and you wish to tender your book-entry interest for exchange in the exchange offer, you must transmit to Wilmington Trust, as exchange agent, on or prior to the expiration date of the exchange offer, the following:

•       a computer-generated message transmitted by means of DTC's Automated Tender Offer Program ("ATOP") system that, when received by the exchange agent will form a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal; and

•       a timely confirmation of book-entry transfer of your Original Notes into the exchange agent's account at DTC, according to the procedure for book-entry transfers described in this prospectus under the heading "The Exchange Offer—Procedures for Tendering."

Procedures for Tendering Original Notes Held in Certificated Form

If you hold your Original Notes in certificated form and wish to accept the exchange offer, sign and date the letter of transmittal, and deliver the letter of transmittal, along with certificates for the Original Notes and any other required documentation, to the exchange agent on or before the expiration date in accordance with the instructions contained in this prospectus and the letter of transmittal.

Special Procedures for Beneficial Owners

If you are a beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender those Original Notes in the exchange offer, please contact the registered holder as soon as possible and instruct them to tender on your behalf and comply with the instructions in this prospectus and the letter of transmittal.

Guaranteed Delivery Procedures

If you are unable to deliver the Original Notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable ATOP procedures prior to the expiration date, you may tender your Original Notes according to the guaranteed delivery procedures described in this prospectus under the heading "The Exchange Offer—Guaranteed Delivery Procedures."

Withdrawal Rights

You may withdraw the Original Notes you tendered by furnishing a notice of withdrawal to the exchange agent or by complying with applicable ATOP procedures at any time before 5:00 p.m. New York City time on the expiration date. See "The Exchange Offer—Withdrawal of Tenders."

Acceptance of Original Notes and Delivery of Exchange Notes

If the conditions described under "The Exchange Offer—Conditions" are satisfied, we will accept for exchange any and all Original Notes that are properly tendered and not withdrawn before the expiration date. See "The Exchange Offer—Procedures for Tendering." If we close the exchange offer, the Exchange Notes will be delivered promptly following the expiration date. Otherwise, we will promptly return any Original Notes accepted.

Consequences of Failure to Exchange

If you do not exchange your Original Notes for Exchange Notes, you will continue to be subject to the restrictions on transfer provided in the Original Notes and in the Indenture. In general, the Original Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not intend to register the Original Notes under the Securities Act.

Registration Rights

You are entitled to exchange your Original Notes for Exchange Notes with substantially identical terms. This exchange offer satisfies this right. After the exchange offer is completed, you will no longer be entitled to any exchange or registration rights with respect to your Original Notes.

Federal Income Tax Considerations

The exchange of Original Notes for Exchange Notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. See "The Exchange Offer—Federal Income Tax Consequences" and "Certain U.S. Federal Income Tax Considerations" for a discussion of U.S. federal income tax considerations you should consider before tendering your Original Notes in the exchange offer.

Exchange Agent

Wilmington Trust is serving as exchange agent for the exchange offer. The address for the exchange agent is listed under "The Exchange Offer—Exchange Agent." If you would like more information about the procedures for the exchange offer, you should call the exchange agent at (302) 636-6181. The facsimile number for the exchange agent is (302) 636-4139, Attention: Sam Hamed.

        See "The Exchange Offer" for more detailed information concerning the terms of the exchange offer.

 The Exchange Notes

        The form and terms of the Exchange Notes to be issued in the exchange offer are the same as the form and terms of the Original Notes, except that the Exchange Notes will be registered under the Securities Act and, accordingly, will not bear legends restricting their transfer and will not be entitled to any rights under the registration rights agreement. The Exchange Notes issued in the exchange offer will evidence the same debt as the Original Notes, and both the Original Notes and the Exchange Notes are governed by the same indenture.

Issuer	Kratos Defense & Security Solutions, Inc.
Title	$115,000,000 aggregate principal amount of 10% Senior Secured Notes due 2017.
Maturity Date	June 1, 2017.
Interest Rate	We will pay interest on the Exchange Notes at an annual interest rate of 10%.
Interest Payment Dates	We will make interest payments on the Exchange Notes semi-annually in arrears on each December 1 and June 1, beginning December 1, 2011. Interest will accrue from and including June 1, 2011.
Guarantees

The Exchange Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by our existing and future domestic restricted subsidiaries (other than discontinued subsidiaries).

Ranking

The Exchange Notes and the guarantees will rank senior in right of payment to all of our and the guarantors' existing and future subordinated indebtedness and equal in right of payment with all of our and the guarantors' existing and future senior indebtedness, including indebtedness under our revolving credit facility (the "Revolver").

Security Interest

The Exchange Notes and the related guarantees will be secured by a lien on substantially all of our and the guarantors' assets, subject to certain exceptions and permitted liens. However, the security interest in such assets (other than real property, plant, equipment, certain intellectual property and the capital stock of our subsidiaries (collectively, the "Notes Priority Collateral")) that secure the Exchange Notes and the Exchange Guarantees will be contractually subordinated to liens thereon that secure the Revolver. The security interest in assets securing the Revolver that consist of Notes Priority Collateral will be contractually subordinated to liens thereon that secure the Exchange Notes.

Optional Redemption

On or after June 1, 2014, we may redeem some or all of the Exchange Notes at the redemption prices set forth under "Description of the Exchange Notes—Redemption—Optional Redemption on or after June 1, 2014," plus accrued and unpaid interest to the date of redemption. Prior to June 1, 2013, we may redeem up to 35% of the aggregate principal amount of the Exchange Notes at the premium set forth under "Description of the Exchange Notes—Redemption—Optional Redemption Upon Equity Offerings," plus accrued and unpaid interest to the redemption date, with the net cash proceeds of certain equity offerings. In addition, we may, at our option, redeem some or all of the Exchange Notes at any time prior to June 1, 2014, by paying a "make whole" premium, plus accrued and unpaid interest, if any, to the date of redemption.

Change of Control Offer

If we experience certain change-of-control events, the holders of the Exchange Notes will have the right to require us to purchase all or a portion of their Exchange Notes at a price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.

Asset Sale Offer

Upon certain asset sales, we may be required to offer to use the net proceeds thereof to purchase some of the Exchange Notes at 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes. See "Use of Proceeds."

        See "Description of the Exchange Notes" for more detailed information about the terms of Exchange Notes.

RISK FACTORS

        An investment in the Exchange Notes involves significant risks. You should consider carefully the following risk factors and all of the information contained in this prospectus before deciding whether to participate in the exchange offer. The risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements. See "Forward-Looking Statements" in this prospectus.

Risks Related to the Exchange Notes and the Exchange Offer

We significantly increased our leverage in connection with the financing of recent acquisitions and the Transactions and currently have substantial indebtedness, which could have a negative impact on our financing options and liquidity position and have adverse effects on our business.

        In connection with the Transactions, we incurred an additional $115.0 million of indebtedness and, as of June 26, 2011, have approximately $516.3 million of total indebtedness. As a result of this increased indebtedness, our interest payment obligations have increased significantly. The degree to which we are leveraged could have adverse effects on our business, including the following:

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  it may make it difficult for us to satisfy our obligations under the Kratos Notes and our other indebtedness and contractual and commercial commitments;

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  it may limit our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate;

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  it may require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

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  it may restrict us from making strategic acquisitions or exploiting business opportunities;

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  it may place us at a competitive disadvantage compared to our competitors that have less debt;

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  it may limit our ability to borrow additional funds;

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  it may prevent us from raising the funds necessary to repurchase the Kratos Notes or other outstanding notes tendered to us if there is a change of control, which would constitute a default under the Indenture and under the Revolver; and

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  it may decrease our ability to compete effectively or operate successfully under adverse economic and industry conditions.

        Our ability to meet our debt service obligations will depend upon our future performance, which may be subject to financial, business and other factors affecting our operations, many of which are beyond our control.

Despite our current indebtedness level, we and our subsidiaries may still be able to incur substantially more debt, which could exacerbate the risks associated with our substantial leverage.

        We may be able to incur substantial additional indebtedness in the future. Although the Indenture and the credit agreement governing the Revolver will limit our ability and the ability of our subsidiaries to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. For example, indebtedness in excess of $25.0 million may be incurred under the Revolver in reliance on the $15.0 million general debt basket as well as the fixed charge debt incurrence test, which additional indebtedness may be secured subject to certain conditions. See clause (22) of the definition of the term "Permitted Liens" under "Description of the Exchange Notes—Certain Definitions." In addition, the Indenture and the credit agreement governing the Revolver will not prevent us from incurring obligations that do not constitute indebtedness. See the sections entitled "Description of the Exchange Notes—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and "Description of Certain Indebtedness." To the extent that we incur additional indebtedness or such other obligations, the risks associated with our substantial leverage described above, including our possible inability to service our debt, would increase.

Our debt service obligations may adversely affect our cash flow.

        A higher level of indebtedness increases the risk that we may default on our debt obligations. We may not be able to generate sufficient cash flow to pay the interest on our debt, and future working capital, borrowings or equity financing may not be available to pay or refinance such debt. If we are unable to generate sufficient cash flow to pay the interest on our debt, we may have to delay or curtail our operations.

        Our ability to generate cash flows from operations and to make scheduled payments on our indebtedness will depend on our future financial performance. Our future financial performance will be affected by a range of economic, competitive and business factors that we cannot control. A significant reduction in operating cash flows resulting from changes in economic conditions, increased competition or other events beyond our control could increase the need for additional or alternative sources of liquidity and could have a material adverse effect on our business, financial condition, results of operations, prospects and our ability to service our debt and other obligations. If we are unable to service our indebtedness, we will be forced to adopt an alternative strategy that may include actions such as reducing capital expenditures, selling assets, restructuring or refinancing our indebtedness or seeking additional equity capital. These alternative strategies may not be effected on satisfactory terms, if at all, and they may not yield sufficient funds to make required payments on the Kratos Notes and our other indebtedness.

        If for any reason we are unable to meet our debt service and repayment obligations, we would be in default under the terms of the agreements governing our debt, which would allow our creditors at that time to declare certain outstanding indebtedness to be due and payable, which would in turn trigger cross-acceleration or cross-default rights between the relevant agreements. In addition, our lenders could compel us to apply all of our available cash to repay our borrowings or they could prevent us from making payments on the Kratos Notes. If the amounts outstanding under the Kratos Notes, the Revolver, and any other indebtedness, were to be accelerated, our assets may not be sufficient to repay in full the money owed to the lenders or to our other debt holders, including you as noteholders.

A portion of our business is conducted through foreign subsidiaries and the failure to generate sufficient cash flow from these subsidiaries, or otherwise repatriate or receive cash from these subsidiaries, could result in our inability to repay our indebtedness, including the Exchange Notes.

        As of June 26, 2011, approximately 7% of our consolidated assets, based on book value, were held by foreign subsidiaries. Our ability to meet our debt service obligations (including those relating to the Exchange Notes) with cash from foreign subsidiaries will depend upon the results of operations of these subsidiaries and may be subject to legal, contractual or other restrictions and other business considerations. In addition, dividend and interest payments to us from the foreign subsidiaries may be subject to foreign withholding taxes, which would reduce the amount of funds we receive from such foreign subsidiaries. Dividends and other distributions from our foreign subsidiaries may also be subject to fluctuations in currency exchange rates and legal and other restrictions on repatriation, which could further reduce the amount of funds we receive from such foreign subsidiaries.

        In general, when an entity in a foreign jurisdiction repatriates cash to the U.S., the amount of such cash is treated as a dividend taxable at current U.S. tax rates. Accordingly, upon the distribution of cash to us from our foreign subsidiaries, we will be subject to U.S. income taxes. Although foreign tax credits may be available to reduce the amount of the additional tax liability, these credits may be limited and only offset the tax paid in the foreign jurisdiction, not the excess of the U.S. tax rate over the foreign tax rate. Therefore, to the extent that we must use cash generated in foreign jurisdictions to make principal or interest payments on the Kratos Notes, there may be a cost associated with repatriating the cash to the U.S.

The lien-ranking provisions set forth in the intercreditor agreement will substantially limit the rights of the holders of the Kratos Notes with respect to liens on the assets (other than Notes Priority Collateral) securing the Kratos Notes and the Kratos Guarantees.

        The liens on our assets (other than Notes Priority Collateral, defined under "Description of the Exchange Notes—Collateral") securing the Kratos Notes and the Kratos Guarantees will be contractually subordinated to the liens thereon that secure the Revolver and will be pari passu with the liens that secure the Kratos Notes. The holders of obligations under the Revolver will be entitled to receive proceeds from any realization of such collateral to repay their obligations in full before the holders of the Kratos Notes and other obligations secured by liens subordinated to the Revolver will be entitled to any recovery from such collateral. In the event of a foreclosure, the proceeds from the sale of all of such collateral may not be sufficient to satisfy the amounts outstanding under the Kratos Notes after payment in full of all obligations secured by the Revolver.

        The rights of the holders of the Kratos Notes with respect to the liens on our assets (other than Notes Priority Collateral) securing the Kratos Notes and the Kratos Guarantees will therefore be substantially limited pursuant to the terms of the lien-ranking provisions set forth in the intercreditor agreement. Under those lien-ranking provisions, at any time that the Revolver is outstanding, any actions that may be taken in respect of such assets, including the ability to cause the commencement of enforcement proceedings against such assets and to control the conduct of such proceedings, and the approval of releases of such assets from the lien of the collateral documents, will be at the direction of the lenders under the Revolver. The trustee, on behalf of the holders of the Kratos Notes, will not, for significant periods of time, have the ability to control or direct such actions, even if the rights of the holders of the Kratos Notes are adversely affected. See "Description of the Exchange Notes—Intercreditor Agreement."

The imposition of certain permitted liens will cause the assets on which such liens are imposed to be excluded from the collateral securing the Kratos Notes and the Kratos Guarantees. There are also certain other categories of property that are also excluded from the collateral.

        The Indenture permits liens in favor of third parties to secure certain indebtedness, such as indebtedness incurred under the Revolver (which could exceed $65.0 million in the aggregate), purchase money indebtedness and capital lease obligations, and assets subject to such liens will in certain circumstances be excluded from the collateral securing the Kratos Notes and the Kratos Guarantees. Our ability to incur purchase money indebtedness and capital lease obligations on a secured basis is subject to limitations as described in "Description of the Exchange Notes—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and "—Limitation on Liens." Certain of these third party liens rank senior to the liens securing the Kratos Notes. In addition, certain categories of assets are excluded from the collateral securing the Kratos Notes and the Kratos Guarantees and the liens on certain categories of assets are not required to be perfected. Excluded assets include certain contracts, certain equipment, and the assets of any non-guarantor subsidiary and certain capital stock of certain subsidiaries. See "Description of the Exchange Notes—Collateral." If an event of default occurs and the Kratos Notes are accelerated, the Kratos Notes and the Kratos Guarantees will rank equally with the holders of other unsubordinated and unsecured indebtedness of the relevant entity with respect to such excluded property and will be effectively subordinated to holders of obligations secured by a lien perfected on such excluded property.

The value of the collateral securing the Kratos Notes may not be sufficient to satisfy all the obligations evidenced by or relating to such Kratos Notes secured by such collateral. As a result, holders of such Kratos Notes may not receive full payment on such Kratos Notes following an event of default.

        No appraisal has been made of the collateral securing the Kratos Notes. The value of the collateral in the event of liquidation will depend upon market and economic conditions, the availability of buyers and similar factors. The collateral does not include contracts, agreements, licenses and other rights that by their express terms prohibit the assignment thereof or the grant of a security interest therein. Some of these may be material to us and such exclusion could have a material adverse effect on the value of the collateral. By its nature, some or all of the collateral may not have a readily ascertainable market value or may not be saleable or, if saleable, there may be substantial delays in its liquidation. To the extent that liens, security interests and other rights granted to other parties (including with respect to collateral that secures such Kratos Notes, the lenders under the Revolver) encumber assets owned by us, those parties have or may exercise rights and remedies with respect to the property subject to their liens that could adversely affect the value of that collateral and the ability of the trustee under the Indenture governing the Kratos Notes or the holders thereof to realize or foreclose on that collateral. Consequently, we cannot assure investors in the Kratos Notes that liquidating the collateral securing the Kratos Notes would produce proceeds in an amount sufficient to pay in full any amounts due under such Kratos Notes after also satisfying the obligations to pay any creditors with prior claims on the collateral, including, with respect to collateral that secures such Kratos Notes, the lenders under the Revolver. If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the Kratos Notes, the holders of the Kratos Notes (to the extent not repaid from the proceeds of the sale of the collateral securing the Kratos Notes) would have only an unsecured, unsubordinated claim against our and the guarantors' remaining assets. In addition, under the intercreditor agreement between the collateral agent for the Kratos Notes and the agent under the Revolver, the right of the lenders to exercise certain remedies with respect to the collateral could delay liquidation of the collateral. Bankruptcy laws and other laws relating to foreclosure and sale could also substantially delay or prevent the ability of the collateral agent or any holder of the Kratos Notes to obtain the benefit of any collateral securing the Kratos Notes. Such delays could have a material adverse effect on the value of the collateral.

        Consequently, liquidating the collateral securing the Kratos Notes and the Kratos Guarantees may not result in proceeds in an amount sufficient to pay any amounts due under the Kratos Notes and holders of pari passu claims after also satisfying the obligations to pay any creditors with prior liens (including the lenders under the Revolver). If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the Kratos Notes, the holders of such Kratos Notes (to the extent not repaid from the proceeds of the sale of the collateral securing such Kratos Notes) would have only an unsecured, unsubordinated claim against our remaining assets and the remaining assets of the guarantors of such Kratos Notes.

The Indenture and the credit agreement governing our Revolver impose significant operating and financial restrictions on us and our subsidiaries that may prevent us and our subsidiaries from pursuing certain business opportunities and restrict our ability to operate our business.

        The Indenture and the credit agreement governing our Revolver contain covenants that restrict our and our subsidiaries' ability to:

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  incur or guarantee additional indebtedness or issue certain preferred stock;

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  pay dividends or make other distributions on, or redeem or purchase, any equity interests or make other restricted payments;

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  make certain acquisitions or investments;

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  create or incur liens;

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  transfer or sell assets;

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  incur restrictions on the payments of dividends or other distributions from our restricted subsidiaries;

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  enter into transactions with affiliates; and

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  consummate a merger or consolidation or sell, assign, transfer, lease or otherwise dispose of all or substantially all of our assets.

        Our Revolver also requires us to comply with specified financial ratios, including a borrowing base availability and minimum fixed charge coverage ratio. Our ability to comply with these covenants will likely be affected by many factors, including events beyond our control, and we may not be able to satisfy those requirements. Our failure to comply with our debt-related obligations could result in an event of default under our other indebtedness and the acceleration of our other indebtedness, in whole or in part, could result in an event of default under the Indenture.

        The restrictions contained in the Indenture and in the credit agreement governing the Revolver will also limit our ability and the ability of our subsidiaries to plan for or react to market conditions, meet capital needs or otherwise restrict our respective activities or business plans and adversely affect the ability to finance our respective operations, enter into acquisitions or to engage in other business activities that would be in our respective interests.

The collateral will in most cases be under our control and the sale of particular assets by us could reduce the pool of assets securing the Kratos Notes and the Kratos Guarantees secured thereby.

        The collateral documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral securing the Kratos Notes and the related guarantees secured thereby. There are circumstances other than repayment or discharge of the Kratos Notes under which the collateral securing the Kratos Notes and the Kratos Guarantees will be released automatically, without your consent or the consent of the trustee, including:

  •
  a sale, transfer or other disposal of such collateral in a transaction not prohibited under the Indenture governing the Kratos Notes;

  •
  with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee of the Kratos Notes;

  •
  with respect to collateral that is capital stock, upon the dissolution of the issuer of such capital stock in accordance with the Indenture governing the Kratos Notes; and

  •
  with respect to our assets (other than Notes Priority Collateral) that secure the Revolver, upon any release in connection with a foreclosure or exercise of remedies with respect to such collateral in accordance with the terms of the Revolver.

        Pursuant to the terms of the intercreditor agreement, the holders of the Kratos Notes may not be able to control actions with respect to the collateral, whether or not the holders of the Kratos Notes agree or disagree with those actions.

        In addition, the Indenture also permits us to designate any existing or future restricted subsidiary that is a guarantor of the Kratos Notes or any future subsidiary as an unrestricted subsidiary. If we designate such a future subsidiary guarantor as an unrestricted subsidiary for purposes of the Indenture, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the Kratos Notes by such subsidiary or any of its subsidiaries will be released under the Indenture but not necessarily under the Revolver. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the Kratos Notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released.

The rights of holders of Kratos Notes to the collateral securing such Kratos Notes may be adversely affected by the failure to perfect security interests in the collateral and other issues generally associated with the realization of security interests in collateral.

        Your rights in the collateral securing the Kratos Notes may be adversely affected by the failure to perfect security interests in certain collateral in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, can be perfected only at the time at which such property and rights are acquired and identified. The trustee and the collateral agent for the Kratos Notes may not monitor, and we are not required to inform the trustee and the collateral agent of, the future acquisition of property and rights that constitute collateral, and necessary action may not be taken to properly perfect the security interest in such after- acquired collateral. The collateral agent for the Kratos Notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the Kratos Notes against third parties. A failure to monitor such acquisition and take necessary action may result in the loss of the effectiveness of the grant of the security interest therein or the priority of the security interest in favor of the holders of such Kratos Notes against third parties.

        In addition, the security interest of the collateral agent for the Kratos Notes will be subject to practical challenges generally associated with the realization of security interests in collateral. For example, the collateral agent may need to obtain the consent of third parties and make additional filings. If we are unable to obtain these consents or make these filings, the security interests may be invalid and the holders of the Kratos Notes will not be entitled to the collateral or any recovery with respect to the collateral. The collateral agent may not be able to obtain any such consent. Further, the consents of any third parties may not be given when required to facilitate a foreclosure on such collateral. Accordingly, the collateral agent may not have the ability to foreclose upon those assets, and the value of the collateral may significantly decrease. We are also not required to obtain third party consents in certain categories of collateral.

The pledge of the capital stock of our subsidiaries that secure the Kratos Notes will automatically be released from the lien on them and no longer constitute collateral when the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for that subsidiary.

        The Kratos Notes and the Kratos Guarantees will be secured by a pledge of the stock of some of our subsidiaries. Under the SEC regulations in effect as of the date of this prospectus, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock, other securities or similar items of a subsidiary pledged as part of the collateral to secure such Kratos Notes is greater than or equal to 20% of the aggregate principal amount of the Kratos Notes then outstanding, such a subsidiary would be required to provide separate financial statements to the SEC. Therefore, the Indenture and the related collateral documents provide that any capital stock and other securities of our subsidiaries will be excluded from the collateral to the extent that the pledge of such capital stock would cause such companies to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X (as in effect from time to time).

        As a result, holders of the Kratos Notes could lose a portion or all of their security interest in the capital stock or other securities of those subsidiaries. It may be more difficult, costly and time-consuming for holders of the Kratos Notes to foreclose on the assets of a subsidiary that guarantees such Kratos Notes than to foreclose on its capital stock so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary. See "Description of the Exchange Notes—Collateral."

Rights of holders of Exchange Notes in the collateral secured thereby may be adversely affected by bankruptcy proceedings.

        The right of the collateral agent for the Exchange Notes to repossess and dispose of the collateral securing the Exchange Notes upon acceleration is likely to be significantly impaired by U.S. federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the collateral agent has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the collateral agent for the Exchange Notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments; provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Exchange Notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the collateral, or whether or to what extent holders of the Exchange Notes would be compensated for any delay in payment of loss of value of the collateral through the requirements of "adequate protection." Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the Exchange Notes, the holders of the Exchange Notes would have "under-secured claims" as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs and attorneys' fees for "under-secured claims" during the debtor's bankruptcy case. Additionally, the collateral agent's ability to foreclose on the collateral on your behalf may be subject to the consent of third parties, prior liens and practical problems associated with the realization of the trustee's security interest in the collateral. Moreover, the debtor or trustee in a bankruptcy case may seek to void an alleged security interest in collateral for the benefit of the bankruptcy estate. It may successfully do so if the security interest is not properly perfected or was perfected within a specified period of time (generally 90 days) prior to the initiation of such proceeding. Under such circumstances, a creditor may hold no security interest and be treated as holding a general unsecured claim in the bankruptcy case. It is impossible to predict what recovery (if any) would be available for such an unsecured claim if we became a debtor in a bankruptcy case. While U.S. bankruptcy law generally invalidates provisions restricting a debtor's ability to assume and/or assign a contract, there are exceptions to this rule which could be applicable in the event that we become subject to a U.S. bankruptcy proceeding.

Under certain circumstances, a court could cancel the Exchange Notes or the Exchange Guarantees and the security interests that secure the Exchange Notes and such Exchange Guarantees under fraudulent conveyance laws.

        The issuance of the Exchange Notes and the related Exchange Guarantees may be subject to review under U.S. federal or state fraudulent transfer laws. If we become a debtor in a case under the U.S. Bankruptcy Code or encounter other financial difficulty, a court could avoid (that is, cancel) our obligations under the Exchange Notes. The court might do so if it finds that when we issued the Exchange Notes, (i) we received less than reasonably equivalent value or fair consideration and (ii) we either (a) were or were rendered insolvent, (b) were left with inadequate capital to conduct our business or (c) believed or reasonably should have believed that we would incur debts beyond our ability to pay. The court could also avoid the Exchange Notes, without regard to the factors described in clauses (i) and (ii) above, if it finds that we issued the Exchange Notes with actual intent to hinder, delay or defraud our creditors.

        Similarly, if one of the guarantors of the Exchange Notes becomes a debtor in a case under the U.S. Bankruptcy Code or encounters other financial difficulty, a court might cancel its Exchange Guarantee if it finds that when such guarantor issued its Exchange Guarantee (or in some jurisdictions, when payments become due under the Exchange Guarantee of such Exchange Notes), factors (i) and (ii) above applied to such guarantor, such guarantor was a defendant in an action for money damages or had a judgment for money damages docketed against it (if, in either case, after final judgment the judgment is unsatisfied), or if it found that such guarantor issued its Exchange Guarantee with actual intent to hinder, delay or defraud its creditors.

        A court could avoid any payment by us or any such guarantor pursuant to the Exchange Notes or the Exchange Guarantee thereof or any realization on the pledge of assets securing the Exchange Notes or the Exchange Guarantees of such Exchange Notes, and require the return of any payment or the return of any realized value to us or such guarantor, as the case may be, or to a fund for the benefit of our or such guarantor's creditors. In addition, under the circumstances described above, a court could subordinate rather than avoid obligations under the Exchange Notes, the Exchange Guarantees or the pledges. If the court were to avoid any Exchange Guarantee, funds may not be available to pay the Exchange Notes from another guarantor thereof or from any other source.

        The test for determining solvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. In general, a court would consider an entity insolvent either if the sum of its existing debts exceeds the fair value of all of its property, or its assets' present fair saleable value is less than the amount required to pay the probable liability on its existing debts as they become due. For this analysis, "debts" include contingent and unliquidated debts. If a court avoided our obligations under the Exchange Notes and the obligations of such guarantor under its Exchange Guarantee thereof, holders of the Exchange Notes would cease to be our creditors or creditors of such guarantor and likely have no source from which to recover amounts due under the Exchange Notes. Even if the Exchange Guarantee of such guarantor is not avoided as a fraudulent transfer, a court may subordinate such Exchange Guarantee to such guarantor's other debt. In that event, such Exchange Guarantee would be structurally subordinated to all of such guarantor's other debt.

        The Indenture will limit the liability of each guarantor on its Exchange Guarantee of the Exchange Notes issued thereunder to the maximum amount that such guarantor can incur without risk that its Exchange Guarantee will be subject to avoidance as a fraudulent transfer. This limitation may not protect such Exchange Guarantees from fraudulent transfer challenges or, if it does, the remaining amount due and collectible under the Exchange Guarantees may not suffice, if necessary, to pay the Exchange Notes in full when due.

Any future pledge of collateral may be avoidable in bankruptcy.

        Any future pledge of collateral in favor of the trustee or collateral agent under the Indenture may be avoidable by the pledgor (a debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if (i) the pledgor is insolvent at the time of the pledge, (ii) the pledge permits the holders of the Kratos Notes to receive a greater recovery than if the pledge had not been given and (iii) a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge or the perfection thereof, or, in certain circumstances, a longer period.

The collateral is subject to casualty risks.

        We intend to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the Kratos Notes and the Kratos Guarantees secured thereby.

Our ability to repurchase the Kratos Notes upon a change of control may be limited.

        Upon the occurrence of specific change of control events, we will be required to offer to repurchase all outstanding Kratos Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. The lenders under the Revolver will have the right to accelerate the indebtedness thereunder upon a change of control. Any of our future debt agreements may contain a similar provision. However, we may not have sufficient funds at the time of the change of control to make the required repurchase of Kratos Notes or repayment of our other indebtedness. Any of our future debt agreements may contain similar restrictions. If we fail to repurchase any Kratos Notes submitted in a change of control offer, it would constitute an event of default under the Indenture governing the Kratos Notes which would, in turn, constitute an event of default under the Revolver and could constitute an event of default under our other indebtedness, even if the change of control itself would not cause a default. Important corporate events, such as takeovers, recapitalizations or similar transactions, may not constitute a change of control under the Indenture governing the Kratos Notes and thus not permit the holders of the Kratos Notes to require us to repurchase or redeem the Kratos Notes. See "Description of the Exchange Notes—Repurchase Upon Change of Control."

The Kratos Notes may receive a reduced rating in the future, which could cause a decline in the liquidity or market price of the Exchange Notes.

        If in the future one or more rating agencies assigns the Kratos Notes a reduced rating lower than the current rating, the market price of the Kratos Notes may be adversely affected.

If you do not exchange your Original Notes pursuant to this exchange offer, you may never be able to sell your Original Notes.

        It may be difficult for you to sell your Original Notes that are not exchanged in the exchange offer. The Original Notes may not be offered or sold unless they are registered or there are exemptions from the registration requirements under the Securities Act and applicable state securities laws. If you do not tender your Original Notes or if we do not accept some of your Original Notes, those notes will continue to be subject to the transfer and exchange restrictions in:

  •
  the Indenture;

  •
  the legend on the Original Notes; and

  •
  the offering circular relating to the Original Notes.

        The restrictions on transfer of your Original Notes arise because we issued the Original Notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Original Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold pursuant to an exemption from such requirements. Holders who do not tender their Original Notes will not have any further registration rights under the registration rights agreement or otherwise, and we do not intend to register the Original Notes under the Securities Act. To the extent Original Notes are tendered and accepted in the exchange offer, the trading market, if any, for the Original Notes would be adversely affected. See "The Exchange Offer—Procedures for Tendering."

There is no active market for the Exchange Notes and if an active trading market does not develop for the Exchange Notes you may not be able to resell them.

        The Exchange Notes are a new issue of securities for which there is currently no trading market. We do not intend to list the Exchange Notes on any national securities exchange or include the Exchange Notes for quotation on any automated dealer quotation system. The initial purchasers of the Stage I Notes indicated that they intend to make a market in the notes; however, they are not obligated to do so and any market-making activities may be discontinued at any time without notice. In addition, market-making activity will be subject to the limits imposed by law. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes. Any such disruptions could adversely affect the prices at which the Exchange Notes may be sold.

        Further, even if a market were to exist, the Exchange Notes could trade at prices that may be lower than the initial offering price depending on many factors, including prevailing interest rates, the markets for similar securities, general economic conditions and our financial condition, current stock price, performance and prospects. The liquidity of, and the trading market for, the Exchange Notes may be adversely affected by general declines or disruptions in the market for non-investment grade debt.

Some holders that exchange their Original Notes may be required to comply with registration and prospectus delivery requirements in connection with the sale or transfer of their Exchange Notes.

        Holders that exchange Original Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes which were acquired by such broker-dealer as a result of market-making or other trading activities may be deemed to be a statutory underwriter under the Securities Act and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Holders that are required to comply with the registration and prospectus delivery requirements may face additional burdens on the transfer of their Exchange Notes and could incur liability for failure to comply with applicable requirements.

Your Original Notes will not be accepted for exchange if you fail to follow the applicable exchange offer procedures and, as a result, your Original Notes will continue to be subject to existing transfer restrictions and you may not be able to sell them.

        We will not accept your Original Notes for exchange if you do not follow the applicable exchange offer procedures. We will issue Exchange Notes as part of the applicable exchange offer only after timely receipt of your Original Notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your Original Notes, please allow sufficient time to ensure timely delivery. If we do not receive your Original Notes, a properly completed and duly executed letter of transmittal and other required documents by the expiration date of the applicable exchange offer, we will not accept your Original Notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of Original Notes for exchange. If there are defects or irregularities with respect to your tender of Original Notes, we will not accept your Original Notes for exchange.

Other Risks Related to Kratos

        The entire Federal Government is currently operating under the authority of a Continuing Resolution for the fiscal year ending September 30, 2012. The Continuing Resolution provides aggregate funding of $1.043 trillion (the amount for fiscal year 2012 set forth in the Budget Control Act of 2011) for programs and services, including DoD budgets. The Continuing Resolution runs through November 18, 2011, after which Congress will either pass a new appropriations bill, extend the Continuing Resolution, or shut down the government for all nonessential Federal Government services. A shut down of the government for all nonessential Federal Government services could cause the government, government agencies or prime contractors that use Kratos as a subcontractor, to reduce their purchases under existing contracts, to exercise their rights to terminate contracts at-will, to abstain from exercising options to renew contracts, to delay or refrain from making new contract awards, or to delay the payment of Kratos' invoices, any of which could have an adverse effect on Kratos' business, financial condition and results of operations.

        In addition to the foregoing risks, we are, and will continue to be, subject to the risks described in our Annual Report on Form 10-K for the year ended December 26, 2010 and in our subsequent reports on Forms 10-Q and 8-K and other filings with the SEC. All such reports are or will be filed with the SEC and are incorporated by reference into this prospectus. See the section entitled "Where You Can Find More Information" beginning on page 103.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following table sets forth our selected historical consolidated financial data as of the dates and for each of the periods indicated. The selected historical consolidated financial data for the fiscal years ended December 26, 2010, December 27, 2009 and December 28, 2008 and as of December 26, 2010 and December 27, 2009 is derived from our audited consolidated financial statements, which are incorporated by reference into this prospectus. The selected historical consolidated financial data for the fiscal years ended December 31, 2007 and December 31, 2006 and as of December 28, 2008, December 31, 2007 and December 31, 2006 is derived from our audited historical consolidated financial statements, which are not included or incorporated by reference into this prospectus. The selected historical consolidated financial data for the six months ended and as of June 26, 2011 and June 27, 2010 is derived from our unaudited condensed consolidated financial statements incorporated by reference into this prospectus. In our opinion, such unaudited condensed consolidated financial statements include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of our financial position and results of operations for such periods. Interim results for the six months ended and as of June 26, 2011 are not necessarily indicative of, and are not projections for, the results to be expected for the fiscal year ending December 25, 2011.

        You should read the selected historical consolidated financial data below together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the consolidated financial statements and notes to the consolidated financial statements for the year ended December 26, 2010, included in our Annual Report on Form 10-K, and for the six months ended June 26, 2011, included in our Quarterly Report on Form 10-Q, each of which has been filed with the

SEC and all of which are incorporated by reference into this prospectus. See the section entitled "Where You Can Find More Information."

	Fiscal Year Ended					Six Months Ended (unaudited)
	December 31, 2006	December 31, 2007	December 28, 2008	December 27, 2009	December 26, 2010	June 27, 2010	June 26, 2011
	(All amounts except per share data in millions)
Consolidated Statements of Operations Financial Data:
Revenue	$138.2	$180.7	$286.2	$334.5	$408.5	$167.8	$293.9
Gross profit	26.2	29.7	58.2	69.3	90.0	132.6	221.1
Operating income (loss) from continuing operations	(25.9)	(23.6)	(93.2)	(27.0)	23.1	8.1	10.1
Provision (benefit) for income taxes	14.5	1.3	(0.7)	1.0	(12.7)	(11.4)	(0.3)
Income (loss) from continuing operations	(41.2)	(27.2)	(104.0)	(38.3)	14.6	10.7	(9.1)
Income (loss) from discontinued operations	(16.7)	(13.6)	(7.1)	(3.2)	(0.1)	0.2	0.4
Net income (loss)	$(57.9)	$(40.8)	$(111.1)	$(41.5)	$14.5	$10.9	$(8.7)
Income (loss) from continuing operations per common share
Basic	$(5.56)	$(3.67)	$(11.18)	$(2.76)	$0.88	$.67	$(0.40)
Diluted	$(5.56)	$(3.67)	$(11.18)	$(2.76)	$0.87	$.65	$(0.40)
Income (loss) from discontinued operations per common share
Basic	$(2.26)	$(1.84)	$(0.77)	$(0.23)	$(0.01)	$0.01	$0.02
Diluted	$(2.26)	$(1.84)	$(0.77)	$(0.23)	$(0.01)	$0.01	$0.02
Net income (loss) per common share
Basic	$(7.82)	$(5.51)	$(11.95)	$(2.99)	$0.87	$0.68	$(0.38)
Diluted	$(7.82)	$(5.51)	$(11.95)	$(2.99)	$0.86	$0.66	$(0.38)
Weighted average shares
Basic	7.4	7.4	9.3	13.9	16.6	16.0	22.6
Diluted	7.4	7.4	9.3	13.9	16.9	16.4	22.6

	As of					As of (unaudited)
	December 31, 2006	December 31, 2007	December 28, 2008	December 29, 2009	December 26, 2010	June 27, 2010	June 26, 2011
	(all amounts in millions)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$5.6	$8.9	$3.7	$9.9	$10.8	$43.4	$100.4
Working capital	(3.8)	23.4	35.0	37.1	65.8	84.5	224.1
Total assets	337.7	335.3	312.4	241.6	536.1	473.1	912.4
Short-term debt	51.4	2.7	6.1	4.7	0.6	1.0	—
Long-term debt	—	74.0	76.9	51.6	226.1	225.0	516.3
Total stockholders' equity	$187.1	$167.2	$146.9	$124.9	$169.9	$137.5	$227.0

 USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange Original Notes in like principal amount. The Original Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Issuance of the Exchange Notes will not result in a change in our amount of outstanding debt.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        On July 27, 2011, the Company issued $115.0 million aggregate principal amount of the Original Notes pursuant to the Indenture. In connection with the purchase and sale of the Original Notes, we entered into a registration rights agreement with the initial purchasers of the Original Notes in which we agreed that you, as a holder of unregistered Original Notes, would be entitled to exchange your unregistered Original Notes for Exchange Notes registered under the Securities Act. The exchange offer is intended to satisfy these rights. After the exchange offer is completed, you will no longer be entitled to any registration rights with respect to your Original Notes. The Exchange Notes will be our obligation and will be entitled to the benefits of the Indenture relating to the Exchange Notes. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Original Notes, except that the Exchange Notes will:

  •
  have been registered under the Securities Act and, therefore, will contain no restrictive legends;

  •
  not have registration rights;

  •
  not have rights to additional interest; and

  •
  bear different CUSIP and ISIN numbers from the Original Notes.

Resale of the Exchange Notes

        Based upon an interpretation by the staff of the SEC contained in no-action letters issued to third parties, we believe that you may exchange Original Notes for Exchange Notes in the ordinary course of business. For further information on the SEC's position, see Exxon Capital Holdings Corporation, available May 13, 1988, Morgan Stanley & Co. Incorporated, available June 5, 1991 and Shearman & Sterling, available July 2, 1993, and other interpretive letters to similar effect. You will be allowed to resell Exchange Notes to the public without further registration under the Securities Act and without delivering to purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act so long as you do not participate, do not intend to participate, and have no arrangement with any person to participate, in a distribution of the Exchange Notes. However, the foregoing does not apply to you if you are: a broker-dealer who purchased the Exchange Notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act; or you are an "affiliate" of ours within the meaning of Rule 405 under the Securities Act.

        In addition, if you are a broker-dealer, or you acquire Exchange Notes in the exchange offer for the purpose of distributing or participating in the distribution of the Exchange Notes, you cannot rely on the position of the staff of the SEC contained in the no-action letters mentioned above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

        Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, which the broker-dealer acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. The letter of transmittal for use in connection with any such resale will state that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of Exchange Notes received in exchange for Original Notes which the broker-dealer acquired as a result of market-making or other trading activities.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions stated in this prospectus and in the letter of transmittal, we will accept all Original Notes properly tendered and not withdrawn prior to 5:00 p.m. New York City time, on the expiration date. After authentication of the Exchange Notes by the trustee or an authenticating agent, we will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Original Notes accepted in the exchange offer. Holders may tender some or all of their Original Notes in denominations of $2,000 or any integral multiple of $1,000.

        If you wish to exchange your Original Notes for Exchange Notes in the exchange offer, you will be required to represent that:

  •
  any Exchange Notes to be received by you will be acquired in the ordinary course of your business;

  •
  that, at the time of the commencement and consummation of the exchange offer, you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the Securities Act;

  •
  that you are not our "affiliate" (as defined in Rule 405 promulgated under the Securities Act) or, if you are an affiliate, you will comply with any applicable registration and prospectus delivery requirements;

  •
  if you are not a broker-dealer, that you are not engaged in, and do not intend to engage in, the distribution of Exchange Notes; and

  •
  if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus in connection with any resale of such Exchange Notes.

        You will make these representations to us by signing or agreeing to be bound by the letter of transmittal.

        Broker-dealers that are receiving Exchange Notes for their own account must have acquired the Original Notes as a result of market-making or other trading activities in order to participate in the exchange offer. Each broker-dealer that receives Exchange Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes during the 180-day period following the completion of the exchange offer, exclusive of any period during which a stop order suspending the effectiveness of the registration statement of which this prospectus is a part is in effect or we have suspended the use of this prospectus. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer during the 180-day period following the closing of the exchange offer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that, during the 180-day period following the closing of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        The Exchange Notes will evidence the same debt as the Original Notes and will be issued under and entitled to the benefits of the same indenture. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Original Notes except that:

  •
  the Exchange Notes will be issued in a transaction registered under the Securities Act;

  •
  the Exchange Notes will bear different CUSIP and ISIN numbers from the Original Notes;

  •
  the Exchange Notes will not be subject to transfer restrictions and, except in limited circumstances, holders of Exchange Notes will have no registration rights; and

  •
  provisions providing for an increase in the stated interest rate on the Original Notes if the Original Notes are not exchanged for registered Exchange Notes will be eliminated.

        Holders of Original Notes that are not entitled to participate in the exchange offer and holders who do not receive freely tradable Exchange Notes will have, for a period of 180 days following the consummation of the exchange offer, the right to require us to file a registration statement covering resales of their notes. If we do not timely file or cause this resale registration statement to become effective, these holders will be entitled to additional interest.

        As of the date of this prospectus, $115.0 million aggregate principal amount of the Original Notes was outstanding. In connection with the issuance of the Original Notes, we arranged for the Original Notes to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. The Exchange Notes will also be issuable and transferable in book-entry form through DTC.

        This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders as of the close of business on        , 2011. We intend to conduct the exchange offer as required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable.

        The exchange offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered, and holders of the Original Notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or under the Indenture in connection with the exchange offer. No governmental approvals or consents must be received to consummate the exchange offer. We shall be considered to have accepted Original Notes tendered according to the procedures in this prospectus when, as and if we have given oral or written notice of acceptance to the exchange agent. See "—Exchange Agent." The exchange agent will act as agent for the tendering holders for the purpose of receiving Exchange Notes from us and delivering Exchange Notes to those holders.

        If any tendered Original Notes are not accepted for exchange because of an invalid tender or the occurrence of other events described in this prospectus, the unaccepted Original Notes will be credited to the holder's account at DTC according to the procedures described below or, in the case of Original Notes tendered by delivery of certificates, certificates for these unaccepted Original Notes will be returned, at our cost, to the tendering holder of the Original Notes, promptly after the expiration date.

        Holders who tender Original Notes in the exchange offer will not be required to pay brokerage commissions or fees or, except as described in the following sentence, transfer taxes related to the exchange of Original Notes in the exchange offer. If you instruct us to register Exchange Notes in the name of, or request that Original Notes not tendered or not accepted in the exchange offer be returned to, a person other than you, you will be responsible for the payment of any applicable transfer tax. We will pay all charges and expenses, other than applicable taxes, in connection with the exchange offer. See "—Solicitation of Tenders; Fees and Expenses."

        Neither we nor our board of directors makes any recommendation to holders of Original Notes as to whether to tender or refrain from tendering all or any portion of their Original Notes pursuant to the exchange offer. Moreover, no one has been authorized to make any recommendation. Holders of Original Notes must make their own decision whether to tender in the exchange offer and, if so, the amount of Original Notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

Expiration Date; Extensions; Amendments

        The term "expiration date" shall mean 5:00 p.m., New York City time, on        , 2011 unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date to which the exchange offer is extended.

        We expressly reserve the right, in our sole discretion:

  •
  to delay acceptance of any Original Notes or to terminate the exchange offer and to refuse to accept Original Notes not previously accepted, if any of the conditions described under "—Conditions" shall have occurred and shall not have been waived by us;

  •
  to extend the expiration date of the exchange offer;

  •
  to amend the terms of the exchange offer in any manner;

  •
  to purchase or make offers for any Original Notes that remain outstanding subsequent to the expiration date; and

  •
  to the extent permitted by applicable law, to purchase Original Notes in the open market, in privately negotiated transactions or otherwise.

        The terms of the purchases or offers described in the fourth and fifth clauses above may differ from the terms of the exchange offer.

        Any delay in acceptance, termination, extension, or amendment will be followed as promptly as practicable by oral or written notice to the exchange agent and by making a public announcement. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders.

        Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, termination, extension, or amendment of the exchange offer, we shall have no obligation to publish, advise, or otherwise communicate any public announcement, other than by making a timely press release to an appropriate news agency.

        You are advised that we may extend the exchange offer because some of the holders of the Original Notes do not tender on a timely basis.

Interest on the Exchange Notes

        The Exchange Notes will bear interest from and including June 1, 2011, or, if later, the most recent date on which interest was paid or provided for on the Original Notes surrendered for the Exchange Notes, at a rate of 10% per year. Accordingly, holders of Original Notes that are accepted for exchange will not receive interest that is accrued but unpaid on the Original Notes at the time of tender. We will pay interest on the Exchange Notes twice a year, on December 1st and June 1st, beginning December 1, 2011.

Procedures for Tendering

        Only a holder may tender his, her or its Original Notes in the exchange offer. Any beneficial owner whose Original Notes are registered in the name of such owner's broker, dealer, commercial bank, trust company or other nominee or are held in book-entry form and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on such owner's behalf. If the beneficial owner wishes to tender on his, her or its own behalf, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering the owner's Original Notes, either make appropriate arrangements to register ownership of the Original Notes in the owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time and may not be completed prior to the expiration date.

        The tender by a holder will constitute an agreement between the holder, us and the exchange agent according to the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

        A holder who desires to tender Original Notes and who cannot comply with the procedures set forth in this prospectus for tender on a timely basis or whose Original Notes are not immediately available must comply with the procedures for guaranteed delivery set forth below.

        The method of delivery of Original Notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Delivery of such documents will be deemed made only when actually received by the exchange agent or deemed received under the ATOP procedures described below. In all cases, sufficient time should be allowed to assure delivery to the exchange agent prior to the expiration date. No letter of transmittal or Original Notes should be sent to us. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect the tender for holders in each case as described in this prospectus and in the letter of transmittal.

        Original Notes Held in Book-Entry Form.    We understand that the exchange agent will make a request promptly after the date of the prospectus to establish accounts for the Original Notes for the purpose of facilitating the exchange offer, and subject to their establishment, any financial institution that is a participant in DTC may make book-entry delivery of the Original Notes by causing DTC to transfer the Original Notes into the exchange agent's account for the Original Notes using DTC's procedures for transfer.

        The exchange offer is eligible for DTC's ATOP. Accordingly, DTC participants may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer by causing DTC to transfer Original Notes held in book-entry form to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send a book-entry confirmation, including an agent's message to the exchange agent.

        The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering Original Notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. If you use ATOP procedures to tender Original Notes you will not be required to deliver a letter of transmittal to the exchange agent, but you will be bound by its terms just as if you had signed it.

        If you desire to tender Original Notes held in book-entry form with DTC, the exchange agent must receive, prior to 5:00 p.m. New York City time on the expiration date, at its address set forth in this prospectus, a confirmation of book-entry transfer of the Original Notes into the exchange agent's account at DTC, which is referred to in this prospectus as a "book-entry confirmation," and an agent's message transmitted pursuant to DTC's ATOP procedures. In lieu of transmitting an agent's message pursuant to DTC's ATOP procedures, you may deliver to the exchange agent, prior to 5:00 p.m. New York City time on the expiration date, at the address set forth in this prospectus, a properly completed and validly executed letter of transmittal, or manually signed facsimile thereof, together with any signature guarantees and other documents required by the instructions in the letter of transmittal.

        Original Notes Held in Certificated Form.    For a holder to validly tender Original Notes held in physical or certificated form, the exchange agent must receive, prior to 5:00 p.m. New York City time on the expiration date, at its address set forth in this prospectus:

  •
  a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal; and

  •
  certificates for tendered Original Notes.

        Signatures.    Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless the Original Notes tendered with the letter of transmittal are tendered:

  •
  by a registered holder who has not requested that Exchange Notes or certificates representing Original Notes not being tendered be issued to a person other than the registered holder, sent to an address other than that of a registered holder or credited to a different account maintained at DTC; or

  •
  for the account of an institution eligible to guarantee signatures.

        If the letter of transmittal is signed by a person other than the registered holder or DTC participant who is listed as the owner, the Original Notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the Original Notes on behalf of the registered holder or DTC participant who is listed as the owner, in either case signed as the name of the registered holder who appears on the Original Notes or the DTC participant who is listed as the owner. If the letter of transmittal or any Original Notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing and, unless waived by us, submit evidence satisfactory to us of their authority to so act with the letter of transmittal.

        If you tender your Original Notes through ATOP, signatures and signature guarantees are not required.

        Determinations of Validity.    All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered Original Notes will be determined by us in our sole discretion. This determination will be final and binding. We reserve the absolute right to reject any and all Original Notes not properly tendered or any Original Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular Original Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within the time we shall determine. Although we intend to notify holders of defects or irregularities related to tenders of Original Notes, neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities related to tenders of Original

Notes, nor shall any of us incur liability for failure to give notification. Tenders of Original Notes will not be considered to have been made until the irregularities have been cured or waived. Any Original Notes received by the exchange agent that we determine are not properly tendered or the tender of which is otherwise rejected by us and as to which the defects or irregularities have not been cured or waived by us will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, promptly following the expiration date.

Guaranteed Delivery Procedures

        Holders who wish to tender their Original Notes and:

  •
  whose Original Notes are not immediately available;

  •
  who cannot complete the procedure for book-entry transfer on a timely basis;

  •
  who cannot deliver their Original Notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date; or

  •
  who cannot complete a tender of Original Notes held in book-entry form using DTC's ATOP procedures on a timely basis;

may effect a tender if they tender through an institution eligible to guarantee signatures described under "—Procedures for Tendering—Signatures," or if they tender using ATOP's guaranteed delivery procedures.

        A tender of Original Notes made by or through an eligible institution will be accepted if:

  •
  prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery, that:

  (1)
  sets forth the name and address of the holder, the certificate number or numbers of the holder's Original Notes and the principal amount of the Original Notes tendered;

  (2)
  states that the tender is being made; and

  (3)
  guarantees that, within three business days after the expiration date, a properly completed and validly executed letter of transmittal or facsimile, together with a certificate(s) representing the Original Notes to be tendered in proper form for transfer, or a confirmation of book-entry transfer into the exchange agent's account at DTC of Original Notes delivered electronically, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent.

  •
  the properly completed and executed letter of transmittal or a facsimile, together with the certificate(s) representing all tendered Original Notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

        A tender made through DTC's ATOP procedures will be accepted if:

  •
  prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives an agent's message from DTC stating that DTC has received an express acknowledgment from the participant in DTC tendering the Original Notes that they have received and agree to be bound by the notice of guaranteed delivery; and

  •
  the exchange agent receives, within three business days after the expiration date, either:

  (1)
  a book-entry confirmation, including an agent's message, transmitted via DTC's ATOP procedures; or

    (2)
    a properly completed and executed letter of transmittal or a facsimile, together with the certificate(s) representing all tendered Original Notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal.

        Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their Original Notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of Original Notes in the exchange offer:

  •
  a written or facsimile transmission of a notice of withdrawal must be received by the exchange agent at its address listed below prior to 5:00 p.m., New York City time, on the expiration date; or

  •
  you must comply with DTC's ATOP withdrawal procedures.

        Any notice of withdrawal must:

  •
  specify the name of the person having deposited the Original Notes to be withdrawn;

  •
  identify the Original Notes to be withdrawn, including the certificate number or numbers and principal amount of the Original Notes or, in the case of Original Notes transferred by book-entry transfer, the name and number of the account at DTC from which the Original Notes were tendered and the name and number of the account at DTC to be credited;

  •
  be signed by the same person and in the same manner as the original signature on the letter of transmittal by which the Original Notes were tendered, including any required signature guarantee, or be accompanied by documents of transfer sufficient to permit the trustee for the Original Notes to register the transfer of the Original Notes into the name of the person withdrawing the tender; and

  •
  specify the name in which any of these Original Notes are to be registered, if different from that of the person who deposited the Original Notes to be withdrawn.

        All questions as to the validity, form and eligibility, including time of receipt, of the withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any Original Notes so withdrawn will be judged not to have been tendered according to the procedures in this prospectus for purposes of the exchange offer, and no Exchange Notes will be issued in exchange for those Original Notes unless the Original Notes so withdrawn are validly retendered. Any Original Notes that have been tendered but are not accepted for exchange will be returned to the holder of the Original Notes without cost to the holder or, in the case of Original Notes tendered by book-entry transfer into the holder's account at DTC, according to the procedures described above. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Original Notes may be retendered by following one of the procedures described above under "—Procedures for Tendering" at any time prior to the expiration date.

Conditions

        The exchange offer is subject only to the following conditions:

  •
  the compliance of the exchange offer with applicable law, any applicable policy or interpretation of the Staff of the SEC;

  •
  the proper tender of the Original Notes; and

  •
  the representation by each holder of the Original Notes (i) that any Exchange Notes to be received by it will be acquired in the ordinary course of its business; (ii) that, at the time of the commencement and consummation of the exchange offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the Securities Act; (iii) that it is not our "affiliate" (as defined in Rule 405 promulgated under the Securities Act) or, if it is an affiliate, it will comply with any applicable registration and prospectus delivery requirements; (iv) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of Exchange Notes; and (v) if such holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such Exchange Notes.

        If any of these conditions are not met, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Original Notes and may terminate or amend the exchange offer. These conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our discretion. All such conditions must be satisfied or waived by us at or before the expiration date.

Exchange Agent

        Wilmington Trust has been appointed as exchange agent for the exchange offer. In this capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of our directions. Requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal, and requests for the notice of guaranteed delivery should be directed to the exchange agent. You should send certificates for Original Notes, letters of transmittal and any other required documents to the exchange agent addressed to:

By Regular Mail, Overnight Mail or Courier:
Wilmington Trust, National Association
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-1626

        Delivery of the letter of transmittal to an address other than as listed above or transmission of instructions via facsimile other than as described above does not constitute a valid delivery of the letter of transmittal.

Solicitation of Tenders; Fees and Expenses

        We will bear the expenses of requesting that holders of Original Notes tender those notes for Exchange Notes. The principal solicitation under the exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telegraph, telephone or telecopier.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection with the exchange offer and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the Original Notes and in handling or forwarding tenders for exchange.

        We will pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee, SEC registration fees, and accounting and legal fees, printing costs, transfer taxes and related fees and expenses.

        You will not be obligated to pay any transfer tax in connection with the exchange, except if you instruct us to register Exchange Notes in the name of, or request that Original Notes not tendered or not accepted in the exchange offer be returned to, a person other than you, you will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

        The Exchange Notes will be recorded at the same carrying value as the Original Notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the closing of the exchange offer. We will amortize the expenses of the exchange offer over the term of the Exchange Notes.

Federal Income Tax Consequences

        The exchange of the Original Notes for the Exchange Notes in the exchange offer will not constitute a taxable event or exchange for U.S. federal income tax purposes, and thus will have no U.S. federal income tax consequences to holders of Original Notes. The Exchange Notes received pursuant to the exchange offer will be treated as a continuation of the Original Notes. Consequently, there will be no change in a holder's adjusted tax basis in the Exchange Notes, and the holder's holding period in the Exchange Notes will be the same as that applicable to the Original Notes. In addition, the U.S. federal income tax consequences of holding and disposing of the Exchange Notes will be the same as those applicable to the Original Notes.

Participation in the Exchange Offer; Untendered Notes

        Participation in the exchange offer is voluntary. Holders of the Original Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

        As a result of the making of, and upon acceptance for exchange of all Original Notes tendered under the terms of, this exchange offer, we will have fulfilled a covenant contained in the terms of the registration rights agreement. Holders of the Original Notes who do not tender in the exchange offer will continue to hold their Original Notes and will be entitled to all the rights, and subject to the limitations, applicable to the Original Notes under the Indenture. Holders of Original Notes will no longer be entitled to any rights under the registration rights agreement that by their terms terminate or cease to have further effect as a result of the making of this exchange offer. See "Description of the Exchange Notes." All untendered Original Notes will continue to be subject to the restrictions on transfer described in the Indenture. To the extent that Original Notes are tendered and accepted in the exchange offer, the trading market for untendered Original Notes could be adversely affected. This is because there will probably be many fewer remaining Original Notes outstanding following the exchange, significantly reducing the liquidity of the untendered Original Notes.

        We may in the future seek to acquire untendered Original Notes in the open market or through privately negotiated transactions, through subsequent exchange offers or otherwise. We intend to make any acquisitions of Original Notes following the applicable requirements of the Exchange Act, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable. We have no present plan to acquire any Original Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any Original Notes that are not tendered in the exchange offer.

DESCRIPTION OF THE EXCHANGE NOTES

        You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, "Kratos" and "the Company" refers only to Kratos Defense & Security Solutions, Inc. and not to any of its subsidiaries.

        Kratos will issue the Exchange Notes under the indenture, dated as of May 19, 2010, among itself, the guarantors and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee and collateral agent (as amended or supplemented to the date hereof, the "indenture" or "Indenture") pursuant to which the Company previously issued the Existing Notes (as defined below) on May 19, 2010 and on April 15, 2011, respectively, and the Original Notes on July 27, 2011. The Exchange Notes will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The terms of the Exchange Notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. Unless the context requires otherwise, all references to the "Notes" include the Original Notes and the Exchange Notes and all references to the guarantees or the "Guarantees" include the Original Guarantees and the Exchange Guarantees. The Existing Notes, the Exchange Notes, the Original Notes and any Additional Notes (as defined below) will be treated as a single class for all purposes of the indenture. The failure to consummate the exchange offer or to register the Original Notes for resale may result in the Company paying Additional Interest (as defined below).

        The following description is a summary of the material provisions of the indenture, but it does not restate the agreement in its entirety. Since this description is only a summary, you should refer to the (i) indenture and the forms of the Notes, which are filed as exhibits to our Current Report on Form 8-K, filed with the SEC on May 25, 2010, and (ii) the four supplemental indentures to the Indenture filed as exhibits to our Current Reports on Form 8-K, filed with the SEC on February 8, 2011, April 7, 2011, April 20, 2011 and July 29, 2011, respectively, for a complete description of our obligations and your rights. Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture.

        The registered holder of an Exchange Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Notes and the Guarantees

        The Notes.    The Notes:

  •
  are senior secured obligations of the Company;

  •
  rank equally in right of payment with all other senior obligations of the Company, including all borrowings under our Credit Agreement and the Existing Notes, and senior in right of payment to all Indebtedness that by its terms is subordinated to the Notes;

  •
  pursuant to the Intercreditor Agreement, are secured by a Lien on the Notes Priority Collateral of the Company that is contractually senior to the Lien thereon that secures the Credit Agreement, subject to Permitted Liens;

  •
  pursuant to the Intercreditor Agreement, are secured by a Lien on the Credit Facility Priority Collateral of the Company that is contractually subordinated to a Lien thereon that secures the Credit Agreement, subject to Permitted Liens;

  •
  are effectively junior to the Company's obligations under the Credit Agreement, to the extent of the value of the Credit Facility Priority Collateral of the Company securing such obligations, and effectively senior to the Company's obligations under Indebtedness secured on a junior priority basis by Liens on the Notes Priority Collateral of the Company to the extent of the value of the Notes Priority Collateral of the Company; and

  •
  are unconditionally guaranteed, jointly and severally, on a senior secured basis by all of the Company's existing and future Domestic Restricted Subsidiaries (other than Discontinued Subsidiaries), as set forth under "—Guarantees" below.

        The Guarantees.    The Notes are initially guaranteed by all of our existing and future direct and indirect Domestic Restricted Subsidiaries (other than Discontinued Subsidiaries). Each Guarantee of a Guarantor is:

  •
  a senior secured obligation of such Guarantor;

  •
  ranked equally in right of payment with all other senior obligations of such Guarantor, including all of such Guarantor's obligations under the Credit Agreement and its Existing Guarantee, and senior in right of payment to all Indebtedness that by its terms is subordinated to the Guarantee of such Guarantor;

  •
  pursuant to the Intercreditor Agreement, secured by a Lien on the Notes Priority Collateral of such Guarantor that is contractually senior to a Lien thereon that secures the Credit Agreement, subject to Permitted Liens;

  •
  pursuant to the Intercreditor Agreement, secured by a Lien on the Credit Facility Priority Collateral of such Guarantor that is contractually subordinated to a Lien thereon that secures the Credit Agreement, subject to Permitted Liens; and

  •
  effectively junior to such Guarantor's obligations under the Credit Agreement, to the extent of the value of the Credit Facility Priority Collateral of such Guarantor securing such obligations, and effectively senior to such Guarantor's obligations under Indebtedness secured on a junior priority basis by Liens on the Notes Priority Collateral of such Guarantor to the extent of the value of such Notes Priority Collateral.

Principal, Maturity and Interest

        The Company will issue up to an aggregate of $115.0 million in Exchange Notes in the exchange offer. The Company may issue Additional Notes from time to time, subject to the limitations set forth under "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock."

        The Notes will mature on June 1, 2017.

        Interest on the Notes accrues at the rate of 10% per annum and is due and payable semiannually in cash on each of June 1 and December 1, commencing on June 1, 2011, to the Persons who are registered Holders at the close of business on each of May 15 and November 15 immediately preceding the applicable interest payment date. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including December 1, 2010. The Company will pay interest on overdue principal of and premium, if any, on the Notes at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such increased rate to the extent lawful. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Collateral

        Pursuant to the Intercreditor Agreement, the Notes and the Guarantees are secured by (i) a Lien on the Notes Priority Collateral that is contractually senior to a Lien on the Notes Priority Collateral that secures the Credit Agreement and (ii) a Lien on the Credit Facility Priority Collateral that is contractually subordinated to a Lien on the Credit Facility Priority Collateral that secures the Credit Agreement, in each case subject to Permitted Liens.

        "Notes Priority Collateral" means all existing and future property and assets owned by the Company and the Guarantors (other than Excluded Assets (as defined below) and the Credit Facility Priority Collateral). The Notes Priority Collateral includes, but is not limited to, the Company's and the Guarantors' real property, equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings and fixtures, parts and accessories of the equipment, and all replacements and substitutions therefor or accessions thereto, trademarks, licenses, trade names, patents, trade secrets, domain names and copyrights, and general intangibles necessary for the operation of the equipment, machinery and motor vehicles, including warranties and operational manuals and similar items, Capital Stock of each Subsidiary (other than any Discontinued Subsidiary) owned by the Company or any such Guarantor, supporting obligations securing or guaranteeing licenses of intellectual property granted to the Company and its Subsidiaries, and all identifiable proceeds of each of the foregoing (including insurance proceeds, eminent domain proceeds and condemnation proceeds for loss of the foregoing).

        "Excluded Assets" include:

  (1)
  vehicles and other items covered by certificates of title or ownership to the extent that a security interest cannot be perfected solely by filing a UCC-1 financing statement (or similar instrument);

  (2)
  leasehold interests in real property with respect to which the Company or any Guarantor is a tenant or subtenant;

  (3)
  any asset or property right of any nature if the grant of such security interest shall constitute or result in (A) the abandonment, invalidation or unenforceability of such asset or property right or the loss of use of such asset or property right or (B) a breach, termination or default under any lease, license, contract or agreement, other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as from time to time in effect in the state of New York (the "UCC") (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity, to which the Company or Guarantor is party;

  (4)
  any asset or property right of any nature to the extent that any applicable law or regulation prohibits the creation of a security interest thereon (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity);

  (5)
  any applications for trademarks or service marks filed in the United States Patent and Trademark Office (the "PTO") pursuant to 15 U.S.C. §1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to the PTO pursuant to 15 U.S.C. §1051 Section 1(c) or Section 1(d);

  (6)
  the voting Capital Stock of any Foreign Subsidiary in excess of 65% of all of the outstanding voting Capital Stock of such Foreign Subsidiary;

  (7)
  property and assets owned by the Company or any Guarantor that are the subject of Permitted Liens described in clause (6) or (7) of the definition thereof for so long as such Permitted Liens are in effect and the Indebtedness secured thereby otherwise prohibits any other Liens thereon;

  (8)
  any Capital Stock or other securities of the Company's Subsidiaries to the extent that the pledge of such securities results in the Company being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary for the Company not to be subject to such requirement and only for so long as such requirement is in existence; provided that neither the Company nor any of its Subsidiaries shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any securities pursuant to this clause;

  (9)
  any Capital Stock of any Discontinued Subsidiary; and

  (10)
  (i) deposit and securities accounts the balance of which consists exclusively of (a) withheld income Taxes and federal, state or local employment taxes in such amounts as are required to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of the Company or any of the Guarantors, and (b) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of the Company or any Guarantor, and (ii) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts, and trust accounts, provided, that notwithstanding anything to the contrary in the immediately preceding sentence, no asset described in clause (1) through (10) above (other than clause (8)) shall constitute an "Excluded Asset" if such asset is subject to a Permitted Lien described in clause (18) or (22) of the definition thereof.

        The "Credit Facility Priority Collateral" consists of all of the Company's and each Guarantors' existing and future (i) accounts, (ii) receivables, (iii) inventory, (iv) deposit accounts and all cash, cash equivalents, checks and other instruments on deposit therein or credited thereto, (v) securities accounts and all investment property, cash and cash equivalents, (vi) lock boxes and all cash, checks and other instruments on deposit therein or credited thereto, (vii) general intangibles, (viii) contract rights, instruments, documents, chattel paper (whether tangible or electronic), drafts and acceptances, and all other forms of obligations owing to the Company or such Guarantor, and (ix) all supporting obligations (other than with respect to supporting obligations securing or guaranteeing licenses of intellectual property granted to the Company and its Subsidiaries); together with all of the Company's or such Guarantor's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by the Company or any Guarantor or in which it has an interest), computer programs, tapes, disks and documents and all proceeds and products of the foregoing in whatever form, including: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, and tort claim proceeds. Notwithstanding anything to the contrary in the immediately preceding sentence, (i) trademarks, licenses, trade names, patents, trade secrets, domain names, and copyrights of the Company or any Guarantor, and general intangibles necessary for the operation of the equipment, machinery and motor vehicles, including warranties and operational manuals and similar items, (ii) any Capital Stock of any Subsidiary of the Company or any Guarantor (other than a Discontinued Subsidiary), (iii) any real property, equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings and fixtures, parts and accessories of the equipment, and all replacements and substitutions therefor or accessions thereto owned by the Company or any Guarantor,

(iv) supporting obligations securing or guaranteeing licenses of intellectual property granted to the Company and its Subsidiaries, and (v) the identifiable proceeds of each of the foregoing (including insurance proceeds, eminent domain proceeds and condemnation proceeds for loss of the foregoing) shall not constitute Credit Facility Priority Collateral.

        No appraisals of any Collateral have been prepared in connection with the offering of the Notes. The value of the Collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the Collateral. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay any of the Company's Obligations under the Notes (including the Existing Notes) or any of the Guarantees thereof, in full or at all.

        The right of the Collateral Agent to repossess and dispose or otherwise exercise remedies in respect of the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Company or any Guarantor prior to the Collateral Agent having repossessed and disposed of the Collateral or otherwise completed the exercise of its remedies with respect to the Collateral. Under the Bankruptcy Code, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments; provided that, under the Bankruptcy Code, the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral securing the Obligations owed to it and may include cash payments or the granting of additional security, if and at such times as the bankruptcy court in its discretion determines, for any diminution in the value of such collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes or the Guarantees could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral or whether or to what extent Holders would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection."

        Moreover, the Collateral Agent may need to evaluate the impact of the potential liabilities before determining to foreclose on Collateral consisting of real property because a secured creditor that holds a lien on real property may be held liable under environmental laws for the costs of remediating or preventing release or threatened releases of hazardous substances at such real property. Consequently, the Collateral Agent may decline to foreclose on such Collateral or exercise remedies available if it does not receive indemnification to its satisfaction from the Holders.

        The Collateral Agent's ability to foreclose on the Collateral may be subject to lack of perfection, the consent of third parties, prior liens and practical problems associated with the realization of the Collateral Agent's Lien on the Collateral.

Intercreditor Agreement

        The Collateral Agent, on behalf of itself, the Trustee and the Holders, and the Administrative Agent, on behalf of itself and the Credit Facility Claim Holders, have entered into the Intercreditor Agreement, which, among other things, provides for the following:

        Lien Priorities.    Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to the Collateral Agent, the Trustee or the Holders on the Credit Facility Priority Collateral or of any Liens granted to the Administrative Agent or the Credit Facility Claim Holders on

the Credit Facility Priority Collateral and notwithstanding any provision of the UCC or any other applicable law or the Indenture Documents or the Credit Facility Documents or any other circumstance whatsoever, so long as the Discharge of the Credit Facility Claims has not occurred: (a) any Lien on the Credit Facility Priority Collateral now or hereafter held by or on behalf of the Administrative Agent or any Credit Facility Claim Holders or any agent or trustee therefor securing any Credit Facility Claims, will be senior in all respects and prior to any Lien thereon that secures any of the Indenture Obligations; and (b) any Lien on such Credit Facility Priority Collateral now or hereafter held by or on behalf of the Collateral Agent, the Trustee or any Holders or any agent or trustee therefor securing any Indenture Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, will be junior and subordinate in all respects to all Liens thereon that secures any Credit Facility Claims. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to the Administrative Agent or the Credit Facility Claim Holders on the Notes Priority Collateral or of any Liens granted to the Collateral Agent, the Trustee or the Holders on the Notes Priority Collateral and notwithstanding any provision of the UCC or any other applicable law or the Credit Facility Documents or the Indenture Documents or any other circumstance whatsoever, so long as the Discharge of Indenture Obligations has not occurred: (a) any Lien on the Notes Priority Collateral now or hereafter held by or on behalf of the Collateral Agent, the Trustee or any Holders or any agent or trustee therefor securing any Indenture Obligations, will be senior in all respects and prior to any Lien thereon that secures any of the Credit Facility Claims (except as provided in the definition of Indenture Obligations); and (b) any Lien on such Notes Priority Collateral now or hereafter held by or on behalf of the Administrative Agent or any Credit Facility Claim Holders or any agent or trustee therefor securing any Credit Facility Claims, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, will be junior and subordinate in all respects to all Liens thereon that secure any Indenture Obligations (except as provided in the definition of Indenture Obligations).

        Prohibition on Contesting Liens.    The Collateral Agent, on behalf of itself, the Trustee and each Holder, and the Administrative Agent, on behalf of itself and each Credit Facility Claim Holder, agrees that it will not and will waive any right to contest or support any other Person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the priority, validity, perfection or enforceability of a Lien held by or on behalf of any of the Credit Facility Claim Holders in the Common Collateral or by or on behalf of any of the Holders in the Common Collateral, as the case may be; provided that nothing in the Intercreditor Agreement shall be construed to prevent or impair the rights of: (a) the Administrative Agent or any Credit Facility Claim Holder to enforce the Intercreditor Agreement, including the priority of the Liens securing the Credit Facility Claims; or (b) the Collateral Agent, the Trustee or any Holder to enforce the Intercreditor Agreement, including the priority of the Liens securing the Indenture Obligations.

        New Liens.    The Administrative Agent, on behalf of itself and each Credit Facility Claim Holder, agrees that, so long as the Discharge of Indenture Obligations has not occurred, it shall not obtain a Lien on any asset or property of the Company or any Guarantor unless the Company or the Administrative Agent shall have provided the Collateral Agent with prior written notice thereof. The Collateral Agent, on behalf of itself, the Trustee and the Holders, agrees that, so long as the Discharge of Credit Facility Claims has not occurred, it shall not obtain a Lien on any asset or property of the Company or any Guarantor unless the Company or the Collateral Agent shall have provided the Administrative Agent with prior written notice thereof. To the extent the foregoing is not complied with for any reason, without limiting any other right or remedy available to the Administrative Agent or the Collateral Agent, as applicable, the Administrative Agent, on behalf of itself and the Credit Facility Claim Holders, and the Collateral Agent, on behalf of itself, the Trustee and the Holders, agrees that any amounts received by or distributed to any of the Credit Facility Claim Holders or the Holders pursuant to or as a result of any Lien granted in contravention of the foregoing shall be subject to "—Application of Proceeds".

        Exercise of Remedies in Respect of Credit Facility Priority Collateral.    So long as the Discharge of Credit Facility Claims has not occurred, whether or not any insolvency or liquidation proceeding has been commenced by or against the Company or any Guarantor, (a) the Collateral Agent, the Trustee and the Holders will not exercise or seek to exercise any rights or remedies (including set-off) with respect to any Credit Facility Priority Collateral that secures any Indenture Obligations, institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), contest, protest or object to any foreclosure proceeding or action brought by the Administrative Agent or any Credit Facility Claim Holder, the exercise of any right under any Indenture Document or any lockbox agreement, control agreement, blocked account agreement, landlord waiver or bailee's letter or similar agreement or arrangement to which the Collateral Agent, the Trustee or any Holder is a party relating to any Credit Facility Priority Collateral, or any other exercise by any such Person, of any rights and remedies relating to the Credit Facility Priority Collateral under the Credit Facility Documents or otherwise, or object to the forbearance by the Credit Facility Claim Holders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Credit Facility Priority Collateral, and (b) the Administrative Agent and the Credit Facility Claim Holders have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Credit Facility Priority Collateral without any consultation with or the consent of the Collateral Agent, the Trustee or any Holder; provided, however, that (i) in any insolvency or liquidation proceeding commenced by or against the Company or any Guarantor, the Collateral Agent may file a proof of claim or statement of interest with respect to the Indenture Obligations, subject to the limitations contained in the Intercreditor Agreement, (ii) the Collateral Agent may take any action (not adverse to the prior Liens on the Credit Facility Priority Collateral that secures the Indenture Obligations, or the rights of the Administrative Agent or the Credit Facility Claim Holders to exercise remedies in respect thereof) in order to preserve or protect its Lien on such Credit Facility Priority Collateral so long as such action is consistent with the terms and limitations on the Collateral Agent, the Trustee and the Holders imposed by the Intercreditor Agreement, and (iii) the Collateral Agent may take any action to foreclose upon any such Credit Facility Priority Collateral so long as (1) 180 days have elapsed from the date that the Collateral Agent has given written notice to the Administrative Agent of the occurrence of an Event of Default under and as defined in the Indenture Documents, (2) the Administrative Agent is not diligently pursuing in good faith the exercise of its enforcement rights or remedies against such Credit Facility Priority Collateral at the end of such 180-day period, and (3) the proceeds received by the Collateral Agent, the Trustee or any Holder in connection with such foreclosure action by the Collateral Agent is applied pursuant to "—Application of Proceeds;" provided further that, to the extent the Administrative Agent or the Credit Facility Claim Holders are stayed or otherwise prohibited by law from exercising such rights or remedies in respect of the relevant Credit Facility Priority Collateral during such 180-day period, then the foregoing 180-day period will be automatically extended by the number of days of such stay or prohibition.

        Exercise of Remedies in Respect of Notes Priority Collateral.    So long as the Discharge of Indenture Obligations has not occurred, whether or not any insolvency or liquidation proceeding has been commenced by or against the Company or any Guarantor, (a) the Administrative Agent and the Credit Facility Claim Holders will not exercise or seek to exercise any rights or remedies (including set-off) with respect to any Notes Priority Collateral that secures any Credit Facility Claims, institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent, the Trustee or any Holder, the exercise of any right under any Credit Facility Document or any lockbox agreement, control agreement, blocked account agreement, landlord waiver or bailee's letter or similar agreement or arrangement to which the Administrative Agent or any Credit Facility Claim Holder is a party relating to any Notes Priority Collateral, or any other exercise by any such Person, of any rights and remedies relating to the Notes Priority Collateral under the Indenture Documents or otherwise, or object to the forbearance by the Holders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Notes Priority Collateral, and (b) subject to certain limitations contained in the Intercreditor Agreement, the Collateral Agent, the Trustee and the Holders have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Notes Priority Collateral without any consultation with or the consent of the Administrative Agent or any Credit Facility Claim Holder; provided, however, that (i) in any insolvency or liquidation proceeding commenced by or against the Company or any Guarantor, the Administrative Agent may file a proof of claim or statement of interest with respect to the Credit Facility Claims, subject to certain limitations contained in the Intercreditor Agreement, (ii) the Administrative Agent may take any action (not adverse to the prior Liens on the Notes Priority Collateral that secures the Credit Facility Claims, or the rights of the Collateral Agent, the Trustee or the Holders to exercise remedies in respect thereof) in order to preserve or protect its Lien on such Notes Priority Collateral so long as such action is consistent with the terms and limitations on the Administrative Agent and the Credit Facility Claim Holders imposed by the Intercreditor Agreement, and (iii) the Administrative Agent may take any action to foreclose upon any such Notes Priority Collateral so long as (1) 270 days have elapsed from the date that the Administrative Agent has given written notice to the Collateral Agent of the occurrence of an Event of Default under and as defined in the Credit Facility Documents (and so long as at the time such notice is given an Event of Default under and as defined in the Indenture Documents has occurred and is continuing), (2) the Collateral Agent is not diligently pursuing in good faith the exercise of its enforcement rights or remedies against such Notes Priority Collateral at the end of such 270-day period, and (3) the proceeds received by the Administrative Agent or any Credit Facility Claim Holder in connection with such foreclosure action by the Administrative Agent is applied pursuant to "—Application of Proceeds;" provided further that, to the extent the Collateral Agent, the Trustee or the Holders are stayed or otherwise prohibited by law from exercising such rights or remedies in respect of the relevant Notes Priority Collateral during such 270-day period, then the foregoing 270-day period will be automatically extended by the number of days of such stay or prohibition.

        Collateral Access and Other Rights in Favor of the Administrative Agent.    The Collateral Agent will consent to allow the Administrative Agent and its officers, employees and agents reasonable and non-exclusive access to and use of any real property, equipment and fixtures of the Company or any Guarantor, for a period not exceeding 180 days; provided, that, to the extent the Administrative Agent is stayed or otherwise prohibited by law from exercising such rights or remedies in respect of the relevant Credit Facility Priority Collateral during such 180-day period, then the foregoing 180-day period shall be automatically extended by the number of days of such stay or prohibition (the "Processing and Sale Period"), as necessary or reasonably appropriate to remove or sell, in any lawful manner, any Credit Facility Priority Collateral, subject to the following conditions and limitations:

  (i)
  The Processing and Sale Period will commence on the date that the Collateral Agent shall have given the Administrative Agent notice of the occurrence of an Event of Default and the Collateral Agent's intention to commence its exercise of remedies subject to the terms of the Intercreditor Agreement and will terminate on the earlier to occur of (A) the day which is 180 days (as such period may be extended) thereafter, and (B) the Discharge of Credit Facility Claims.

  (ii)
  Each of the Collateral Agent and foreclosure purchaser will be entitled, as a condition of permitting such access and use, to receive written confirmation from the Administrative Agent that (A) the access or use requested by the Administrative Agent is not prohibited by law; and (B) the Collateral Agent, the Trustee and the Holders are adequately insured at no cost to them for damage to property and liability to persons, including property and liability insurance, that may occur incidental to such access or use.

        The Collateral Agent and such foreclosure purchaser will: (i) provide reasonable cooperation to the Administrative Agent and its officers, employees and agents, in connection with the removal and sale of any Credit Facility Priority Collateral by the Administrative Agent and its officers, employees and agents, as provided above; and (ii) be entitled to receive, from the Administrative Agent, fair compensation and reimbursement for their reasonable out-of-pocket costs and expenses incurred in connection with such cooperation. The Collateral Agent and such foreclosure purchaser (or its transferee or successor) will not otherwise be contractually required to remove, insure, protect, store, safeguard, sell or deliver any Credit Facility Priority Collateral or to provide any support, assistance or cooperation to the Administrative Agent in respect thereof.

        The Intercreditor Agreement also provides that notwithstanding anything to the contrary therein, so long as the Discharge of Credit Facility Claims has not occurred, whether or not any insolvency or liquidation proceeding has been commenced by or against the Company or any Guarantor, the Collateral Agent, the Trustee and the Holders will not foreclose upon or otherwise sell or dispose of any of the Notes Priority Collateral or institute any action or proceeding with respect thereto (including any action of foreclosure) until after a period of 180 days, such period commencing from the date that the Collateral Agent shall have given written notice to the Administrative Agent of the occurrence of an Event of Default and the Collateral Agent's intention to commence its exercise of remedies subject to the terms of the Intercreditor Agreement; provided, however, that the provisions of this paragraph shall not be construed to limit the right of the Collateral Agent, the Trustee or the Holders to (i) file a proof of claim or statement of interest with respect to the Indenture Obligations, subject to the limitations contained in the Intercreditor Agreement, in any insolvency or liquidation proceeding commenced by or against the Company or any Guarantor, (ii) take any action in order to preserve or protect their Lien on the Notes Priority Collateral, or (iii) prepare for, or commence marketing activities for, the foreclosure, sale or other disposition of the Notes Priority Collateral.

        The Collateral Agent will consent (given without any representation, warranty or obligation whatsoever) to the grant by the Company or any Guarantor to the Collateral Agent of a non-exclusive royalty-free license to use any patent, trademark, copyrights, any licenses relating thereto or proprietary information or books and records of the Company or such Guarantor, as the case may be, that is subject to a consensual Lien held by the Collateral Agent, in connection with the enforcement of any consensual Lien held by the Administrative Agent upon any inventory of the Company or such Guarantor or the collection of accounts or performance of contracts of the Company or such Guarantor, as the case may be, and to the extent the use of such patent, trademark, copyrights, any licenses relating thereto or proprietary information or books and records is necessary or appropriate, in the commercially reasonable opinion of the Administrative Agent, to manufacture, produce, complete, remove or sell any such inventory in any lawful manner, or to collect accounts or perform contracts of the Company or such Guarantor. Any consent so delivered by the Collateral Agent shall be binding on its successors and assigns, including a purchaser of the patent, trademark, copyrights, any licenses relating thereto or proprietary information or books and records subject to such license at a foreclosure sale conducted in foreclosure of any Lien held by the Collateral Agent.

        Application of Proceeds.    So long as the Discharge of Credit Facility Claims has not occurred, the Credit Facility Priority Collateral or proceeds thereof (or amounts in respect thereof) received in connection with the sale or other disposition of, or collection on, such Credit Facility Priority Collateral upon the exercise of remedies (or in respect of any Credit Facility Priority Collateral in the event of the occurrence of an insolvency or liquidation proceeding with respect to the Company or any Guarantor), shall be applied in the following order: first, to the payment of (a) the costs and expenses incurred by the Administrative Agent in connection with the Credit Agreement or the costs and expenses otherwise payable under the Credit Agreement, and (b) the costs and expenses specifically incurred by the Collateral Agent in connection with such sale or other disposition or collection relating to such Credit Facility Priority Collateral by the Collateral Agent on the Credit Facility Priority

Collateral that is permitted pursuant to "Exercise of Remedies in Respect of Credit Facility Priority Collateral," until all such costs and expenses as set forth in clauses (a) and (b) hereof shall have been paid in full in cash; provided that, notwithstanding anything in this clause to the contrary, in no event shall proceeds of Credit Facility Priority Collateral collected prior to the commencement of such sale, disposition or collection by the Collateral Agent, be used to pay (i) costs and expenses of the Collateral Agent pursuant to this clause, or (ii) costs and expenses incurred prior to such date of commencement; second, by the Administrative Agent to the Credit Facility Claims in such order as specified in the relevant Credit Facility Documents (or, if an order is not specified in the Credit Facility Documents, in such order determined by the Administrative Agent in its sole discretion) until the Discharge of Credit Facility Claims has occurred; third; by the Collateral Agent to the Indenture Obligations in such order as specified in the Indenture until the Discharge of Indenture Obligations has occurred; fourth, by the Administrative Agent and the Collateral Agent to the Excess Credit Facility Claims and the Excess Indenture Obligations, respectively, on a pro rata basis until all such Obligations have been paid in full in cash; and fifth, to the Company or applicable Guarantor, or its successors or assigns, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

        So long as the Discharge of Indenture Obligations has not occurred, the Notes Priority Collateral or proceeds thereof (or amounts in respect thereof) received in connection with the sale or other disposition of, or collection on, such Notes Priority Collateral upon the exercise of remedies (or in respect of any Notes Priority Collateral in the event of the occurrence of an insolvency or liquidation proceeding with respect to the Company or any Guarantor), shall be applied: first, to the payment of (a) the costs and expenses incurred by the Collateral Agent in connection with the Indenture Documents or the costs and expenses otherwise payable under the Indenture Documents, and (b) the costs and expenses specifically incurred by the Administrative Agent in connection with such sale or other disposition or collection relating to such Notes Priority Collateral by the Administrative Agent on the Notes Priority Collateral that is permitted pursuant to "Exercise of Remedies in Respect of Notes Priority Collateral," until all such costs and expenses as set forth in clauses (a) and (b) hereof shall have been paid in full in cash; provided that, notwithstanding anything in this clause to the contrary, in no event shall proceeds of Notes Priority Collateral collected prior to the commencement of such sale, disposition or collection by the Administrative Agent, be used to pay (i) costs and expenses of the Administrative Agent pursuant to this clause, or (ii) costs and expenses incurred prior to such date of commencement; second, by the Collateral Agent to the Indenture Obligations in such order as specified in the Indenture until the Discharge of Indenture Obligations has occurred; third; by the Administrative Agent to the Credit Facility Claims in such order as specified in the Credit Facility Documents (or, if an order is not specified in the Credit Facility Documents, in such order determined by the Administrative Agent in its sole discretion) until the Discharge of Credit Facility Claims has occurred; fourth, by the Administrative Agent and the Collateral Agent to the Excess Credit Facility Claims and the Excess Indenture Obligations, respectively, on a pro rata basis until all such Obligations have been paid in full in cash; and fifth, to the Company or applicable Guarantor, or its successors or assigns, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

        Turnover.    Any Credit Facility Priority Collateral or proceeds thereof (or amounts in respect thereof) received by the Collateral Agent, the Trustee or any Holder in connection with the exercise of any right or remedy (including set-off) relating to the Credit Facility Priority Collateral in contravention of the Intercreditor Agreement shall be segregated and held in trust and forthwith paid over to the Administrative Agent for the benefit of itself and the Credit Facility Claim Holders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Any Notes Priority Collateral or proceeds thereof (or amounts in respect thereof) received by the Administrative Agent or any Credit Facility Claim Holder in connection with the exercise of any right or remedy (including set-off) relating to the Notes Priority Collateral in contravention of the

Intercreditor Agreement shall be segregated and held in trust and forthwith paid over to the Collateral Agent for the benefit of itself, the Trustee and the Holders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

        Release of Liens.    If in connection with (a) the exercise of the Administrative Agent's remedies in respect of the Credit Facility Priority Collateral or (b) any sale, lease, exchange, transfer or other disposition of any Credit Facility Priority Collateral that, with respect to this clause (b), is both permitted or not prohibited under (i) the terms of the Credit Facility Documents (whether or not an "event of default" thereunder, and as defined therein, has occurred and is continuing) and (ii) the terms of the Indenture, the Administrative Agent, on behalf of itself and the Credit Facility Claim Holders, releases (or indicates that it will release) any of its Liens on any part of the Credit Facility Priority Collateral, the Collateral Agent, on behalf of itself, the Trustee and the Holders, agree to promptly execute and deliver to the Administrative Agent or the Company such termination statements, releases and other documents as the Administrative Agent or the Company may reasonably request to effect such release. If in connection with (a) the exercise of the Collateral Agent's remedies in respect of the Notes Priority Collateral or (b) any sale, lease, exchange, transfer or other disposition of any Notes Priority Collateral that, with respect to this clause (b), is both permitted or not prohibited under (i) the terms of the Indenture Documents (whether or not an Event of Default has occurred and is continuing) and (ii) under the terms of the Credit Agreement, the Collateral Agent, on behalf of itself, the Trustee and the Holders, releases (or indicates that it will release) any of its Liens on any part of the Notes Priority Collateral, the Administrative Agent, on behalf of itself and the Credit Facility Claim Holders, agree to promptly execute and deliver to the Collateral Agent or the Company such termination statements, releases and other documents as the Collateral Agent or the Company may reasonably request to effect such release.

        Bankruptcy Financing and Other Matters.    If the Company or any Guarantor shall be subject to any insolvency or liquidation proceeding and the Administrative Agent shall desire to permit the use of cash collateral or to permit the Company or any Guarantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar bankruptcy law ("DIP Financing") in an aggregate principal amount, which when taken together with the aggregate principal amount of all pre-petition Credit Facility Claims (excluding any Credit Facility Cash Management Obligations and Credit Facility Hedging Obligations but including any Protective Advance Obligations), does not exceed the then permitted Maximum Credit Facility Principal Amount on such date, and, in any event, that is not to be secured by any of the Notes Priority Collateral, then the Collateral Agent, on behalf of itself, the Trustee and the Holders, agree that it will raise no objection to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted in the second immediately succeeding paragraph or relating to the Notes Priority Collateral), and, to the extent the Liens securing the Credit Facility Claims are subordinated or pari passu with such DIP Financing, subordinate its Liens in the Common Collateral (other than the Notes Priority Collateral) to such DIP Financing (and all Obligations relating thereto) on the same basis as the Liens on the Credit Facility Priority Collateral that secures the Indenture Obligations are subordinated to the Liens thereon that secures the Credit Facility Claims under the Intercreditor Agreement, and agrees that notice received two (2) calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice.

        Until the Discharge of Credit Facility Claims, the Collateral Agent, on behalf of itself, the Trustee and the Holders, agree that none of them shall seek relief from the automatic stay or any other stay in any insolvency or liquidation proceeding in respect of the Credit Facility Priority Collateral, without the prior written consent of the Administrative Agent. Until the Indenture Obligations have been paid in full, the Administrative Agent, on behalf of itself and the Credit Facility Claim Holders, agrees that none of them shall seek relief from the automatic stay or any other stay in any insolvency or liquidation proceeding in respect of the Notes Priority Collateral, without the prior written consent of the Collateral Agent.

        The Collateral Agent, on behalf of itself, the Trustee and the Holders, agree that none of them shall contest (or support any other Person contesting): (a) any request by the Administrative Agent or the Credit Facility Claim Holders for adequate protection; or (b) any objection by the Administrative Agent or the Credit Facility Claim Holders to any motion, relief, action or proceeding based on the Administrative Agent or the Credit Facility Claim Holders claiming a lack of adequate protection, in each case, in respect of the Credit Facility Priority Collateral. Notwithstanding the foregoing, in any insolvency or liquidation proceeding, (i) if the Credit Facility Claim Holders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Code or any similar bankruptcy law, then the Collateral Agent, on behalf of itself, the Trustee or any of the Holders, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien, if any, on any assets not constituting Notes Priority Collateral or not of the type constituting Notes Priority Collateral shall be subordinated to the Liens securing the Credit Facility Claims and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens on the Credit Facility Priority Collateral that secures the Indenture Obligations are so subordinated to the Liens thereon that secures the Credit Facility Claims under the Intercreditor Agreement, and (ii) in the event the Collateral Agent, on behalf of itself, the Trustee and the Holders, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral that does not constitute Notes Priority Collateral or is not of the type constituting Notes Priority Collateral, then the Collateral Agent, on behalf of itself, the Trustee or any of the Holders, agrees that the Administrative Agent shall also be granted a senior Lien on such additional collateral as security for the Credit Facility Claims and any such DIP Financing and that any Lien on such additional collateral securing the Indenture Obligations shall be subordinated to the Liens on such collateral securing the Credit Facility Claims and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Credit Facility Claim Holders as adequate protection on the same basis as the other Liens on the Credit Facility Priority Collateral that secures the Indenture Obligations are so subordinated to the Liens thereon that secures such Credit Facility Claims under the Intercreditor Agreement.

        The Administrative Agent, on behalf of itself and the Credit Facility Claim Holders, agree that none of them shall contest (or support any other Person contesting): (a) any request by the Collateral Agent, the Trustee or the Holders for adequate protection; or (b) any objection by the Collateral Agent, the Trustee or the Holders to any motion, relief, action or proceeding based on the Collateral Agent, the Trustee or the Holders claiming a lack of adequate protection, in each case, in respect of the Notes Priority Collateral. Notwithstanding the foregoing, in any insolvency or liquidation proceeding, (i) if the Holders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Code or any similar bankruptcy law, then the Administrative Agent, on behalf of itself or any of the Credit Facility Claim Holders, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien, if any, on any assets not constituting Credit Facility Priority Collateral or not of the type constituting Credit Facility Priority Collateral shall be subordinated to the Liens securing the Indenture Obligations and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens on the Notes Priority Collateral that secures the Credit Facility Claims are so subordinated to the Liens thereon that secures the Indenture Obligations under the Intercreditor Agreement, and (ii) in the event the Administrative Agent, on behalf of itself and the Credit Facility Claim Holders, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral that does not constitute Credit Facility Priority Collateral or is not of the type constituting Credit Facility Priority Collateral, then the Administrative Agent, on behalf of itself or any of the Credit Facility Claim Holders, agrees that the Collateral Agent shall also be granted a senior Lien on such additional collateral as security for the Indenture Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Credit Facility Claims shall be subordinated to the Liens on such collateral securing the Indenture Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Holders as adequate protection on the same basis as the other Liens on the Notes Priority Collateral that secures the Credit Facility Claims are so subordinated to the Liens thereon that secures such Indenture Obligations under the Intercreditor Agreement.

        Asset Dispositions in an Insolvency or Liquidation Proceeding.    None of the Collateral Agent, the Trustee or any Holder shall, in an insolvency or liquidation proceeding or otherwise, oppose any sale or disposition of any assets of the Company or any Guarantor made in accordance with certain limitations set forth in the Intercreditor Agreement solely consisting of any Credit Facility Priority Collateral that is supported by the Credit Facility Claim Holders, and the Collateral Agent, the Trustee and each Holder will be deemed to have consented under Section 363 of Title 11 of the United States Code (and otherwise) to any sale supported by the Credit Facility Claim Holders and to have released their Liens in such assets. Neither the Administrative Agent nor any Credit Facility Claim Holder shall, in an insolvency or liquidation proceeding or otherwise, oppose any sale or disposition of any assets of the Company or any Guarantor solely consisting of any Notes Priority Collateral that is supported by the requisite Holders (as determined in accordance with the Indenture) and the Administrative Agent and each Credit Facility Claim Holder will be deemed to have consented under Section 363 of Title 11 of the United States Code (and otherwise) to any sale supported by the Holders and to have released their Liens in such assets.

        Purchase Option.    Upon the occurrence and during the continuance of (a) the acceleration prior to maturity of all or any portion of the Indebtedness then outstanding under the Credit Agreement, (b) the exercise of any remedy with respect to Liens on the Common Collateral by the Administrative Agent, (c) a default in any scheduled payment of principal, premium, if any, interest or fees under the Indenture or the Credit Agreement that remains uncured or unwaived for a period of 30 days in the aggregate, or (d) the commencement of an insolvency or liquidation proceeding, the Holders may, at their sole expense and effort, upon notice from the Collateral Agent at the direction of such Holders to the Company and the Administrative Agent, irrevocably require the Credit Facility Claim Holders to transfer and assign to the Holders, without warranty or representation or recourse (other than the representation or warranty that such Credit Facility Claims are being transferred without any Lien created by the Credit Facility Claim Holders), all (but not less than all) of the Credit Facility Claims and all rights of the Credit Facility Claim Holders under the Credit Facility Documents with respect to the Credit Facility Claims; provided that (x) the Administrative Agent and the Credit Facility Claim Holders shall retain all rights to be indemnified or to be held harmless by the Company and the Guarantors in accordance with the terms of the Credit Facility Documents, (y) such assignment shall not conflict with any law, rule or regulation or order of any court or other governmental authority having jurisdiction, and (z) the Holders shall have paid to the Administrative Agent, for the account of the Credit Facility Claim Holders, in immediately available funds, an amount equal to 100% of the principal of such Indebtedness (including Credit Facility Hedging Obligations, Protective Advance Obligations and Credit Facility Cash Management Obligations) plus all accrued and unpaid interest thereon plus all accrued and unpaid fees (including, without limitation, reasonable attorney's fees and costs) including any breakage costs and expenses (other than any other fees that become due as a result of the prepayment of the loans and other advances under, or early termination of, the Credit Agreement (such fees are referred to hereinafter as "Termination Fees")) plus all the other Credit Facility Claims then outstanding (which shall include, with respect to the aggregate face amount of the letters of credit outstanding under the Credit Agreement, an amount in cash equal to 105% thereof). In order to effectuate the foregoing, the Administrative Agent shall provide an estimated calculation, upon the written request of the Holders submitted through the Collateral Agent from time to time (but in no event more than twice in any calendar month), the amount in cash that would be necessary to so purchase the Credit Facility Claims. If the purchase option is exercised: (a) the parties shall endeavor to close promptly thereafter but in any event within 10 business days of the notice thereof, (b) such purchase of the Credit Facility Claims shall be exercised pursuant to documentation mutually acceptable to each of the Administrative Agent and the Holders purchasing such claims, and (c) such Credit Facility Claims shall be purchased pro rata among the Holders giving notice to the Collateral Agent of their intent to exercise the purchase option hereunder according to such Holders' portion of the Indenture Obligations outstanding on the date of purchase. Notwithstanding anything to the contrary herein, if, at any time following the consummation of such transfer and assignment and the occurrence of the Discharge of Credit Facility Claims and the Discharge of Indenture Obligations (other than the payment of any fees that become due as a result of the prepayment or termination of the Indenture Obligations), the Holders recover any termination fees prior to the first anniversary of the date of such transfer and assignment is consummated, they shall turn over such fees to the Credit Facility Claim Holders in the form and to the extent received.

        Release of Liens.    The Company and the Guarantors are entitled to releases of assets included in the Collateral from the Liens securing Indenture Obligations under any one or more of the following circumstances, and such Liens on such assets shall automatically, without the need for any further action by any Person, be released, terminated and discharged:

  (1)
  in connection with asset dispositions permitted or not prohibited under the covenant described below under "—Certain Covenants—Limitation on Asset Sales;"

  (2)
  if any Guarantor is released from its Guarantee in accordance with the terms of the Indenture (including by virtue of such Guarantor ceasing to be a Restricted Subsidiary), that Guarantor's assets will also be released from the Liens securing its Guarantee and the other Indenture Obligations; or

  (3)
  if required in accordance with the terms of the Intercreditor Agreement or any Collateral Agreement.

        The Liens on the Collateral that secures the Indenture Obligations also will automatically, without the need for any further action by any Person, be released, terminated and discharged:

  (1)
  upon legal defeasance or covenant defeasance or satisfaction and discharge of the Indenture as described below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge;" or

  (2)
  with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions described below under the caption "—Modification of the Indenture."

        The Collateral Agreements provide that the Collateral Agent will execute, upon request and at the Company's expense, any documents, instruments, agreements or filings reasonably requested by the Company to evidence the release of the Collateral.

Guarantees

        The full and prompt payment of the Company's payment obligations under the Notes and the other Indenture Documents are guaranteed, jointly and severally, by all existing and future, direct and indirect, Domestic Restricted Subsidiaries (other than Discontinued Subsidiaries). Each Guarantor fully and unconditionally guarantees on a senior secured basis (each a "Guarantee" and, collectively, the "Guarantees"), jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company's Obligations under the Notes and the other Indenture Documents, including the payment of principal of, interest on, premium, if any, and Additional Interest, if any, on the Notes. The Guarantee of each Guarantor ranks senior in right of payment to all existing and future subordinated

Indebtedness of such Guarantor and equally in right of payment with all other existing and future senior Indebtedness of such Guarantor. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, that result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The net worth of any Guarantor for such purpose shall include any claim of such Guarantor against the Company for reimbursement and any claim against any other Guarantor for contribution. Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation. See "—Certain Covenants—Mergers, Consolidation and Sale of Assets" and "—Limitation on Asset Sales."

        Notwithstanding the foregoing, a Guarantor will be released from its Guarantee without any action required on the part of the Trustee or any Holder:

  (1)
  if (a) all of the Capital Stock issued by such Guarantor or all or substantially all of the assets of such Guarantor are sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Company or any other Guarantor or (b) such Guarantor ceases to be a Restricted Subsidiary, and we otherwise comply, to the extent applicable, with the covenant described below under the caption "—Certain Covenants—Limitation on Asset Sales;"

  (2)
  if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with the covenant described below under the caption "—Certain Covenants—Limitation on Restricted Payments;"

  (3)
  if the Company exercises its legal defeasance option or its covenant defeasance option as described below under the caption "—Legal Defeasance and Covenant Defeasance;" or

  (4)
  upon satisfaction and discharge of the Indenture or payment in full in cash of the principal of, premium, if any, accrued and unpaid interest and Additional Interest, if any, on the Notes (which includes the Existing Notes and Additional Notes, if any) and all other Obligations that are then due and payable.

        At the Company's request and expense, the Trustee will execute and deliver an instrument evidencing such release. A Guarantor may also be released from its obligations under its Guarantee in connection with a permitted amendment of the Indenture. See "—Modification of the Indenture."

        As of the date of this prospectus, all of our Subsidiaries are Restricted Subsidiaries. However, under certain circumstances described below under "—Certain Covenants—Limitation on Restricted Payments," the Company is permitted to designate certain of its Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries are not subject to the restrictive covenants of the Indenture and do not guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these Unrestricted Subsidiaries or any of our existing and future Foreign Restricted Subsidiaries, such Unrestricted Subsidiary or such Foreign Restricted Subsidiary, as the case may be, will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Company.

Redemption

        Optional Redemption prior to June 1, 2014.    At any time on or prior to June 1, 2014, the Notes may be redeemed or purchased by the Company in whole or in part, at the Company's option, at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption or purchase (the

"Redemption Date") (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the Redemption Date.

        Optional Redemption on or after June 1, 2014.    Except as described above and below, the Notes are not redeemable before June 1, 2014. Thereafter, the Company may redeem the Notes, at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on June 1, of the year set forth below:

Year	Percentage
2014	105.000%
2015	102.500%
2016 and thereafter	100.000%

        In addition, the Company must pay accrued and unpaid interest, if any, on the Notes redeemed.

        Optional Redemption Upon Equity Offerings.    At any time, or from time to time, on or prior to June 1, 2013, the Company may, at its option, use an amount not to exceed the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes (which includes the Existing Notes and Additional Notes, if any) originally issued under the Indenture at a redemption price of 110% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, thereon, if any, to the date of redemption; provided that:

  (1)
  at least 65% of the aggregate principal amount of Notes (which includes the Existing Notes and Additional Notes, if any) originally issued under the Indenture remains outstanding immediately after any such redemption; and

  (2)
  the Company makes such redemption not more than 120 days after the consummation of any such Equity Offering.

        Selection and Notice of Redemption.    In the event that the Company chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee either:

  (1)
  in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or

  (2)
  if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate.

        If a partial redemption is made with the proceeds of an Equity Offering, the Trustee will select the Notes (which will include the Existing Notes and Additional Notes, if any) only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. No Notes of a principal amount of $2,000 or less shall be redeemed in part and Notes of a principal amount in excess of $2,000 may be redeemed in part in multiples of $1,000 only.

        Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to the Trustee and each Holder to be redeemed at its registered address. If Notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in the Global Note (as defined in the Indenture) will be made).

        The Company will pay the redemption price for any Note together with accrued and unpaid interest and Additional Interest thereon through the date of redemption. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company may be required to offer to purchase the Notes as described under the captions "—Repurchase upon Change of Control" and "—Certain Covenants—Limitation on Asset Sales." The Company may at any time and from time to time purchase Notes in the open market or otherwise.

Repurchase upon Change of Control

        Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder's Notes using immediately available funds pursuant to the offer described below (the "Change of Control Offer"), at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase.

        Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first-class mail, an offer to each Holder, with a copy to the Trustee, which offer shall govern the terms of the Change of Control Offer. Such offer shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date").

        Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the paying agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date. If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made). Notes (or portions thereof) purchased pursuant to a Change of Control Offer will be cancelled and cannot be reissued.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing and the terms of the Credit Agreement and/or the Indenture may restrict the ability of the Company to obtain such financing.

        Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management or the Board of Directors of the Company. Consummation of any such Asset Sales in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements that have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger, recapitalization or similar transaction.

        One of the events that constitutes a Change of Control under the Indenture is the disposition of "all or substantially all" of the Company's assets under certain circumstances. This term has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event Holders elect to require the Company to purchase the Notes and the Company elects to contest such election, there can be no assurance as to how a court interpreting New York law would interpret the phrase under such circumstances.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

Certain Covenants

        The Indenture contains, among others, the following covenants:

        Limitation on Restricted Payments.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company and dividends and distributions payable to the Company or another Restricted Subsidiary of the Company) on or in respect of shares of Capital Stock of the Company or its Restricted Subsidiaries to holders of such Capital Stock;

  (2)
  purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or its Restricted Subsidiaries (other than any such Capital Stock held by the Company or any Restricted Subsidiary);

  (3)
  make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or a Guarantee; or

  (4)
  make any Investment (other than Permitted Investments);

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto:

  (i)
  a Default or an Event of Default shall have occurred and be continuing;

  (ii)
  the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described under "—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock;" or

  (iii)
  the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to May 19, 2010 (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property at the time of the making thereof) shall exceed the sum of:

  (A)
  50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income is a loss, minus 100% of such loss) of the Company earned during the period beginning on June 28, 2010 and ending on the last day of the Company's most recent fiscal quarter ending prior to the date the Restricted Payment occurs for which financial statements are available (the "Reference Date") (treating such period as a single accounting period); plus

  (B)
  100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to May 19, 2010 and on or prior to the Reference Date of Qualified Capital Stock of the Company (excluding any net proceeds from an Equity Offering to the extent used to redeem Notes pursuant to the provisions described under "—Redemption—Optional Redemption Upon Equity Offerings"); plus

  (C)
  100% of the aggregate net cash proceeds received from the issuance of Indebtedness or shares of Disqualified Capital Stock of the Company that have been converted into or exchanged for Qualified Capital Stock of the Company subsequent to May 19, 2010 and on or prior to the Reference Date; plus

  (D)
  the amount for the period subsequent to May 19, 2010 and on or prior to the Reference Date equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any of its Restricted Subsidiaries in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any of its Restricted Subsidiaries, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any of its Restricted Subsidiaries in such Person or Unrestricted Subsidiary; plus

  (E)
  100% of the aggregate net cash proceeds received from the exercise by any holder of a convertible note of the Company that has been converted into Qualified Capital Stock of the Company subsequent to May 19, 2010 and on or prior to the Reference Date.

In the case of clause (iii)(B) above, any net cash proceeds from issuances and sales of Qualified Capital Stock of the Company financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, shall be excluded until and to the extent such borrowing is repaid.

        Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

  (1)
  the payment of any dividend or other distribution or redemption within 60 days after the date of declaration of such dividend or call for redemption if such payment would have been permitted on the date of declaration or call for redemption;

  (2)
  the acquisition of any shares of Qualified Capital Stock of the Company, either (i) solely in exchange for other shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company within 60 days after such sale;

  (3)
  the acquisition of any Indebtedness of the Company or the Guarantors that is subordinate or junior in right of payment to the Notes and Guarantees either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a sale for cash (other than to a Subsidiary of the Company) within 60 days after such sale of (a) shares of Qualified Capital Stock of the Company or (b) if no Default or Event of Default would exist after giving effect thereto, Refinancing Indebtedness;

  (4)
  an Investment either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of the net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company within 60 days after such sale;

  (5)
  if no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, the repurchase or other acquisition of shares of Capital Stock of the Company from employees, former employees, directors or former directors of the Company (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions in any calendar year shall not exceed $2.0 million; provided further, however, that such amount in any calendar year may be increased by an amount not to exceed the net cash proceeds of key man life insurance policies received by the Company after May 19, 2010;

  (6)
  repurchases of Capital Stock deemed to occur upon exercise of stock options, warrants or other similar rights if such Capital Stock represents a portion of the exercise price of such options, warrants or other similar rights;

  (7)
  payments or distributions to dissenting stockholders of Capital Stock of the Company pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company or any of its Restricted Subsidiaries;

  (8)
  distribution of rights pursuant to a shareholder rights plan of the Company or redemptions of such rights; provided that such redemptions are in accordance with the terms of such shareholder rights plan;

  (9)
  any purchase, redemption or acquisition for value of Qualified Capital Stock of the Company in connection with the Company's 401(k) plan or Employee Stock Purchase Plan (as such plans are amended or modified from time to time); and

  (10)
  if no Default shall have occurred and be continuing or would exist after giving effect thereto, other Restricted Payments not to exceed $12.5 million outstanding at any one time in the aggregate.

In determining the aggregate amount of Restricted Payments made subsequent to May 19, 2010 in accordance with clause (iii) of the first paragraph of this "Limitation on Restricted Payments" covenant amounts expended pursuant to clauses (1), (2)(ii), (3)(ii)(a), (4)(ii) and (10) shall be included in such calculation.

        Not later than the date of making any Restricted Payment pursuant to the provisions of the first paragraph described under this covenant and no less frequently than quarterly in the case of all other Restricted Payments, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

        Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock.    (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur," which term shall be deemed to include the entry into a committed revolving credit facility or agreement to increase in the amount of the revolving commitments thereunder, in each case, in an aggregate principal amount equal to the aggregate amount of all revolving commitments thereunder at the time of such entry or increase, as the case may be, and for the avoidance of doubt not the extension or issuance of individual loans or letters of credit thereunder) any Indebtedness (other than Permitted Indebtedness), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company may incur Indebtedness or issue Disqualified Stock and any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness, in each case, if on the date of the incurrence of such Indebtedness or the issuance of such Disqualified Stock, as the case may be, the Consolidated Fixed Charge Coverage Ratio of the Company will be, after giving effect to the incurrence thereof, greater than 2.00 to 1.00. In connection with the Herley Acquisition, the Company incurred Indebtedness, and the Guarantors incurred Indebtedness in the form of Existing Notes and the related guarantees thereof in an aggregate principal amount of $285.0 million, in each case as permitted pursuant to that certain Supplemental Indenture, dated as of February 7, 2011, among the Company, the Guarantors party thereto, the Trustee and the Collateral Agent.

        (b)   The Company will not, and will not permit any of its Domestic Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or such Domestic Restricted Subsidiary unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Obligations of the Company or such Domestic Restricted Subsidiary under (a) in the case of the Company, the Notes and the other Indenture Documents or (b) in the case of such Domestic Restricted Subsidiary, its Guarantee and the other Indenture Documents, in each case, to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company or such Domestic Restricted Subsidiary.

        Limitation on Asset Sales.    The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed;

  (2)
  at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Cash Equivalents and is received at the time of such disposition; provided that (a) the amount of any liabilities (as shown on the most recent applicable balance sheet) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this provision so long as the documents governing such liabilities or the assumption thereof provide that there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities and (b) the Fair Market Value of any marketable securities received by the Company or any such Restricted Subsidiary in exchange for any such assets that are converted into cash or Cash Equivalents within 60 days after the consummation of such Asset Sale shall be deemed to be cash for purposes of this provision; and

  (3)
  the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either:

  (a)
  to the extent the property that is subject to such Asset Sale constitutes Credit Facility Priority Collateral, (i) to repay or prepay Indebtedness and other Obligations under the Credit Agreement and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto or (ii) to acquire inventory, documents, contracts, or accounts, chattel paper, instruments or contract rights in respect of any service or sales contracts;

  (b)
  to make (or enter into a definitive and binding agreement committing to do so within 180 days after the date that is 360 days following the date of receipt of such Net Cash Proceeds) an investment in property, plant, equipment or other non-current assets that replace the properties and assets that were the subject of such Asset Sale or that will be used or useful in a Permitted Business or the acquisition of all of the Capital Stock of a Person engaged in a Permitted Business; or

  (c)
  a combination of repayment and investment permitted by the foregoing clauses (3)(a) and (3)(b);

provided, that if such Asset Sale is of all or substantially all of the Capital Stock of one or more of the Subsidiaries of the Company and if the Net Cash Proceeds of such Capital Stock are not reinvested in the acquisition of all of the Capital Stock of a Person engaged in a Permitted Business as described in clause (3)(b) above, then the portion of the Net Cash Proceeds attributable to Credit Facility Priority Collateral of such Subsidiaries immediately prior to such sale shall be applied as required by clause (3)(a) above, and the portion of the Net Cash Proceeds attributable to Notes Priority Collateral of such Subsidiaries immediately prior to such sale shall be applied as required by clause (3)(b) above, notwithstanding the fact that such Capital Stock constitutes Notes Priority Collateral.

        Pending the final application of Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or invest such Net Cash Proceeds in Cash Equivalents. On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b) or (3)(c) of the preceding paragraph (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such

Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders, the maximum principal amount of Notes that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase; provided, however, that if (x) at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder on the date of such conversion or disposition, as the case may be, and the Net Cash Proceeds thereof shall be applied in accordance with clause (3) of the immediately preceding paragraph and this paragraph and (y) any Net Cash Proceeds are not applied by the date provided in any definitive and binding agreement described under clause (3)(b) of the immediately preceding paragraph (as such date may be extended in accordance with the terms of such definitive agreement, but in any event, to a date no later than 180 days following such 361st date), such date (as extended, if applicable) shall immediately be deemed to be a "Net Proceeds Trigger Date" and the aggregate amount of such Net Cash Proceeds not applied in accordance with clause (3)(a), (3)(b) or (3)(c), as applicable, by such date shall immediately be deemed to be the "Net Proceeds Offer Amount," and such aggregate amount shall be subject to a Net Proceeds Offer and such Net Cash Proceeds shall be applied in accordance with this paragraph.

        The Company may defer any Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales in which case the accumulation of such amount shall constitute a Net Proceeds Offer Trigger Date (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to the immediately preceding paragraph). Upon the completion of each Net Proceeds Offer, the Net Proceeds Offer Amount will be reset at zero, and for the avoidance of doubt, if the aggregate principal amount of Notes properly tendered in connection with such Net Proceeds Offer was less than the Net Proceeds Offer Amount, any Net Cash Proceeds relating to, and remaining following the completion of, such Net Proceeds Offer shall no longer constitute Net Cash Proceeds for purposes of this covenant.

        In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "—Merger, Consolidation and Sale of Assets," which transaction does not constitute a Change of Control, the successor entity shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it constituted an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

        Each notice of a Net Proceeds Offer shall be mailed first class, postage prepaid, to the record Holders as shown on the register of Holders within 20 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered) or on as nearly a pro rata basis as is practicable (subject to DTC procedures). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sales" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sales" provisions of the Indenture by virtue of such compliance.

        Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

  (1)
  pay dividends or make any other distributions on or in respect of its Capital Stock;

  (2)
  make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

  (3)
  transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of:

  (a)
  applicable law, rule or regulation;

  (b)
  the Notes, the Indenture, the Guarantees or the Collateral Agreements;

  (c)
  customary non-assignment provisions of any lease of any Restricted Subsidiary of the Company to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

  (d)
  any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

  (e)
  the Credit Agreement (and all replacements or substitutions thereof on terms with respect to such encumbrances or restrictions no more adverse to the Holders);

  (f)
  agreements existing on May 19, 2010 to the extent and in the manner such agreements are in effect on such date;

  (g)
  restrictions on the transfer of assets subject to any Lien permitted under the Indenture;

  (h)
  restrictions imposed by any agreement to sell assets or Capital Stock permitted under the Indenture to any Person pending the closing of such sale;

  (i)
  provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

  (j)
  restrictions contained in the terms of the Purchase Money Indebtedness or Capitalized Lease Obligations not incurred in violation of the Indenture; provided, that such restrictions relate only to the assets financed with such Indebtedness;

  (k)
  restrictions in other Indebtedness incurred in compliance with the covenant described under "—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock;" provided that such restrictions, taken as a whole, are, in the good faith judgment of the Company's Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clauses (b), (e) and (f) above;

    (l)
    restrictions on cash or other deposits imposed by customers under contracts or other arrangements entered into or agreed to in the ordinary course of business;

    (m)
    restrictions on the ability of any Foreign Restricted Subsidiary to make dividends or other distributions resulting from the operation of covenants contained in documentation governing Indebtedness of such Subsidiary permitted under the Indenture; or

    (n)
    an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (d), (e), (f), (j) or (k) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (d), (e), (f) , (j) or (k).

        Limitation on Issuances and Sales of Capital Stock of Subsidiaries.    The Company will not permit or cause any of its Restricted Subsidiaries to issue or sell any Capital Stock (other than to the Company or to a Wholly Owned Subsidiary of the Company or permit any Person (other than the Company or a Wholly Owned Subsidiary of the Company) to own or hold any Capital Stock of any Restricted Subsidiary of the Company or any Lien or security interest therein (other than as required by applicable law); provided, however, that this provision shall not prohibit (1) any issuance or sale if, immediately after giving effect thereto, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "—Limitation on Restricted Payments" covenant if made on the date of such issuance or sale or (2) the sale of all of the Capital Stock of a Restricted Subsidiary in compliance with the provisions of the "—Limitation on Asset Sales" covenant.

        Limitation on Liens.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on May 19, 2010 or acquired thereafter, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom.

        Limitation on Sale and Leaseback Transactions.    The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company and any Restricted Subsidiary may enter into a sale and leaseback transaction if:

  (1)
  the Company or such Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the covenant described above under the caption "—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "—Limitation on Liens;" and

  (2)
  the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "—Limitation on Asset Sales."

        Merger, Consolidation and Sale of Assets.    The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets

(determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

  (1)
  either:

  (a)
  the Company shall be the surviving or continuing corporation; or

  (b)
  the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

  (x)
  shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

  (y)
  shall expressly assume, (i) by supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, interest and Additional Interest, if any, on all of the Notes and the performance of every covenant of the Notes and the Indenture on the part of the Company to be performed or observed thereunder, (ii) by an assumption and joinder, executed and delivered to the Trustee, the performance of every covenant of the Registration Rights Agreement, and (iii) by amendment, supplement or other instrument, executed and delivered to the Trustee, all obligations of the Company under the Collateral Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

  (2)
  immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall (a) be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" covenant or (b) have a Consolidated Fixed Charge Coverage Ratio that is no worse than the Company's Consolidated Fixed Charge Coverage Ratio immediately prior to such transaction and any related financing transaction;

  (3)
  immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

  (4)
  the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not surviving or the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such. Upon such substitution, the Company and any Guarantors that remain Subsidiaries of the Company shall be released from their obligations under the Indenture and the Guarantees.

        Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of this covenant and the "—Limitation on Asset Sales" covenant) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person, other than the Company or any other Guarantor unless:

  (1)
  the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

  (2)
  such entity assumes (a) by supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Guarantor under the Guarantee and the performance of every covenant of the Guarantee and the Indenture, (b) by an assumption and joinder, executed and delivered to the Trustee, the performance of every covenant of the Registration Rights Agreement, and (c) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral Agent) executed and delivered to the Trustee and the Collateral Agent, all obligations of the Guarantor under the Collateral Agreements and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity; and

  (3)
  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

        Any merger or consolidation of (i) a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor or (ii) a Guarantor or the Company with an Affiliate organized solely for the purpose of reincorporating such Guarantor or the Company in another jurisdiction in the United States or any state thereof or the District of Columbia need only comply with:

  (A)
  clause (4) of the first paragraph of this covenant; and

  (B)
  (x) in the case of a merger or consolidation involving the Company as described in clause (ii), clause 1(b)(y) of the first paragraph of this covenant and (y) in the case of a merger or consolidation involving the Guarantor as described in clause (ii), clause (2) of the immediately preceding paragraph.

        Limitations on Transactions with Affiliates.    (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than

  (x)
  Affiliate Transactions permitted under paragraph (b) below, and

  (y)
  Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

        All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $5.0 million shall be approved by a majority of the members of the Board of Directors of the Company (including a majority of the disinterested members thereof), as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions and the Company shall deliver an Officers' Certificate to the Trustee certifying that such transactions are in compliance with clause (a)(y) of the preceding paragraph. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate Fair Market Value of more than $10.0 million, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of the financial terms of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from an Independent Financial Advisor and file the same with the Trustee.

  (b)
  The restrictions set forth in paragraph (a) of this covenant shall not apply to:

  (1)
  reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management;

  (2)
  transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided that such transactions are not otherwise prohibited by the Indenture;

  (3)
  any agreement as in effect as of May 19, 2010 or any transaction contemplated thereby and any amendment thereto or any replacement agreement thereto so long as any such amendment or replacement agreement is not materially more disadvantageous to the Holders in any material respect than the original agreement as in effect on such date;

  (4)
  Restricted Payments permitted by the Indenture and Permitted Investments described in clause (10) of the definition thereof;

  (5)
  any merger or other transaction with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or creating a holding company of the Company; and

  (6)
  any employment, stock option, stock repurchase, employee benefit compensation, business expense reimbursement, severance, termination or other employment-related agreements, arrangements or plans entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business.

        Additional Subsidiary Guarantees.    If (a) the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary after May 19, 2010 (other than a Discontinued Subsidiary) or (b) if any Domestic Restricted Subsidiary that was a Discontinued

Subsidiary is no longer a Discontinued Subsidiary, then the Company shall cause such Domestic Restricted Subsidiary to:

  (1)
  execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee on a senior secured basis all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture;

  (2)
  take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Holders a perfected security interest in the assets of such new Domestic Restricted Subsidiary of the type that would constitute Collateral (which for the avoidance of doubt shall not include any Excluded Assets), subject to the Permitted Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law;

  (3)
  take such further action and execute and deliver such other documents specified in the Indenture or otherwise reasonably requested by the Trustee or the Collateral Agent to effectuate the foregoing; and

  (4)
  deliver to the Trustee an Opinion of Counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligations of such Domestic Restricted Subsidiary and such other opinions regarding the perfection of such Liens in the assets of such Domestic Restricted Subsidiary as provided for in the Indenture.

        Thereafter, such Domestic Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

        Real Estate Mortgages and Filings.    With respect to any fee interest in any real property (individually and collectively, the "Premises") (a) owned by the Company or any of its Domestic Restricted Subsidiaries on May 19, 2010 or (b) acquired by the Company or any such Domestic Restricted Subsidiary after May 19, 2010 with a purchase price of greater than $1.0 million, on May 19, 2010 in the case of clause (a) and within 90 days of the acquisition thereof in the case of clause (b):

  (1)
  the Company shall deliver to the Collateral Agent, as mortgagee, fully executed counterparts of Mortgages, each dated as of May 19, 2010 or the date of acquisition of such property, as the case may be, duly executed by the Company or the applicable Domestic Restricted Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

  (2)
  the Company shall deliver to the Collateral Agent mortgagee's title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the Holders in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by the related Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens, and shall be accompanied by evidence of the payment in full of all premiums thereon; and

  (3)
  the Company shall deliver to the Collateral Agent, with respect to each of the covered Premises, the most recent survey of such Premises, together with either (i) an updated survey certification in favor of the Trustee and the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit from the Company and the Guarantors stating that there has been no change, other than, in each case, changes that do not materially adversely affect the use by the Company or Guarantor, as applicable, of such Premises for the Company or such Guarantor's business as so conducted, or intended to be conducted, at such Premises.

        Conduct of Business.    The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any businesses other than Permitted Businesses.

        Reports to Holders.    The Indenture provides that, whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Trustee and to the Holders:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in "Management's Discussion and Analysis of Financial Condition and Results of Operations", the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports,

in each case, within the time periods required for filing such forms and reports as specified in the SEC's rules and regulations.

        Notwithstanding the foregoing, the Company may satisfy such requirements prior to the effectiveness of the registration statement contemplated by the Registration Rights Agreement by filing with the SEC such registration statement within the time period required for such filing as specified in the Registration Rights Agreement, to the extent that any such registration statement contains substantially the same information as would be required to be filed by the Company if it were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and by providing the Trustee and Holders with such Registration Statement (and any amendments thereto) promptly following the filing thereof.

        In addition, following the consummation of the Exchange Offer, whether or not required by the SEC's rules and regulations, the Company will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing). In addition, the Company has agreed that, prior to the consummation of the Exchange Offer, for so long as any Notes remain outstanding, it will furnish to the Holders upon their request, the information required to be delivered pursuant to Rule 144(A)(d)(4) under the Securities Act.

        Payments for Consent.    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Notes or any of the Collateral Agreements unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Events of Default

        The following events are defined in the Indenture as "Events of Default":

  (1)
  the failure to pay interest or Additional Interest, if any, on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

  (2)
  the failure to pay the principal of or premium, if any, on any Notes, when such principal or premium becomes due and payable, at maturity, upon optional redemption, upon required offer to purchase (including a default in payment resulting from the failure to make a required offer to purchase), upon acceleration or otherwise;

  (3)
  a default in the observance or performance of any other covenant or agreement contained in the Indenture (other than the payment of the principal of, or premium, if any, or interest or Additional Interest, if any, on any Note) or any Collateral Agreement which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the "—Certain Covenants—Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

  (4)
  the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days from the date of acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $10.0 million or more at any time;

  (5)
  one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries (other than any judgment as to which a reputable and solvent third party insurer has not disclaimed coverage) and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

  (6)
  certain events of bankruptcy affecting the Company, any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

  (7)
  a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company, any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Code, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company, such Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, (B) appoint a Custodian of the Company, such Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for substantially all of its property or (C) order the winding up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of sixty (60) days;

  (8)
  the Company or any of the Guarantors, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Collateral Agreement;

  (9)
  any Guarantee of a Significant Subsidiary or any group of Domestic Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary or any group of Domestic Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary is declared by a court of competent jurisdiction to be null and void and unenforceable or any Guarantee of a Significant Subsidiary or any group of Domestic Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary is found by a court of competent jurisdiction to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture); or

  (10)
  (i) any security interest created by any Collateral Agreement ceases to be in full force and effect (except as permitted by the terms of the Indenture or the Collateral Agreements) or (ii) the breach or repudiation by the Company or any of its Restricted Subsidiaries of any of their obligations under any Collateral Agreement (other than by reason of a release of such obligation or Lien related thereto in accordance with the terms of the Indenture or the Collateral Agreement); provided that, in the case of clauses (i) and (ii), such cessation, breach or repudiation, individually or in the aggregate, results in Collateral having a Fair Market Value in excess of $5.0 million not being subject to a valid, perfected security interest in favor of the Collateral Agent (to the extent required under the Collateral Agreements). For the avoidance of doubt, this clause (10) does not limit or otherwise alter in any manner the remedies available to Holders in clauses (1) through (9) above.

        If an Event of Default (other than an Event of Default specified in clause (6) above with respect to the Company) shall occur and be continuing and has not been waived, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes (which includes the Existing Notes and Additional Notes, if any) may declare the principal of and premium, if any, accrued interest and Additional Interest, if any, on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable.

        If an Event of Default specified in clause (6) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

        The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraphs, the Holders of a majority in principal amount of the Notes (which includes the Existing Notes and Additional Notes, if any) may rescind and cancel such declaration and its consequences:

  (1)
  if the rescission would not conflict with any judgment or decree;

  (2)
  if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, interest or Additional Interest, if any, that has become due solely because of the acceleration;

  (3)
  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, and Additional Interest, if any, which has become due otherwise than by such declaration of acceleration, has been paid or deposited with the Trustee for payment therefor without any restriction on or condition to the application by the Trustee towards such payment;

  (4)
  if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and its advances; and

  (5)
  in the event of the cure or waiver of an Event of Default described in clause (6) of the description above of Events of Default, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

        No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        The Holders of a majority in principal amount of the Notes (which includes the Existing Notes and Additional Notes, if any) may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, interest or Additional Interest, if any, on any Notes.

        Holders may not enforce the Indenture or the Notes except as provided in the Indenture and under the Trust Indenture Act. The Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee an indemnity or security satisfactory to the Trustee. Subject to the provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

        No past, present or future director, officer, employee, incorporator, or stockholder of the Company or a Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, or in respect of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

        Under the Indenture, the Company is required to provide an Officers' Certificate to the Trustee promptly upon any Officer obtaining knowledge of any Default or Event of Default (provided that such Officers' Certificate shall be provided at least annually whether or not such Officers know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Legal Defeasance and Covenant Defeasance

        The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for:

  (1)
  the rights of Holders to receive payments in respect of the principal of, premium, if any, interest and Additional Interest, if any, on the Notes when such payments are due;

  (2)
  the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

  (3)
  the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts and at such times as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest, if any, on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

  (2)
  in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that:

  (a)
  the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

  (b)
  since May 19, 2010, there has been a change in the applicable federal income tax law,

  in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default shall have occurred and be continuing on the date of such deposit pursuant to clause (1) of this paragraph (except such Default or Event of Default resulting from the failure to comply with "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" as a result of the borrowing of funds required to effect such deposit) or insofar as Defaults or Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of such deposit;

  (5)
  such Legal Defeasance or Covenant Defeasance shall not result in a breach of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

  (6)
  the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

  (7)
  the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

  (8)
  the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary qualifications and exclusions) to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940.

Satisfaction and Discharge

        The Indenture (and all Liens on Collateral in connection with the issuance of the Notes) will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

  (1)
  either:

  (a)
  all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

  (b)
  all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest, if any, on the Notes to the date of such stated maturity or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

  (2)
  the Company has paid all other sums payable under the Indenture and the Collateral Agreements by the Company; and

  (3)
  the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

        From time to time, the Company, the Guarantors, the Trustee and, if such amendment, modification or supplement relates to any Collateral Agreement, the Collateral Agent, without the consent of the Holders, may amend, modify or supplement the Indenture, the Notes, the Guarantees and the Collateral Agreements:

  (1)
  to cure any ambiguity, defect or inconsistency contained therein;

  (2)
  to provide for uncertificated Notes in addition to or in place of certificated Notes;

  (3)
  to provide for the assumption of the Company's or a Guarantor's obligations to Holders in accordance with the covenant described under "—Certain Covenants—Merger, Consolidation and Sale of Assets;"

  (4)
  to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under the Indenture, the Notes, the Guarantees or the Collateral Agreements;

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

  (6)
  to allow any Subsidiary or any other Person to guarantee the Notes;

  (7)
  to release a Guarantor as permitted by the Indenture and the relevant Guarantee; or

  (8)
  if necessary, in connection with any addition or release of Collateral permitted under the terms of the Indenture or Collateral Agreements,

so long as such amendment, modification or supplement does not adversely affect the rights of any of the Holders in any material respect. Other amendments of, modifications to and supplements to the Indenture, the Notes, the Guarantees, the Registration Rights Agreement and the Collateral Agreements may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that,

  (a)
  without the consent of each Holder affected thereby, no amendment may:

  (1)
  reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of the Indenture or the Notes;

  (2)
  reduce the rate of or change or have the effect of changing the time for payment of interest (including defaulted interest but excluding Additional Interest) on any Notes;

  (3)
  reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

  (4)
  make any Notes payable in money other than that stated in the Notes;

  (5)
  make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, and interest, if any, on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

  (6)
  amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated, or modify any of the provisions or definitions with respect thereto;

  (7)
  subordinate the Notes in right of payment to any other Indebtedness of the Company or any Guarantor; or

  (8)
  release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture; or

  (b)
  without the consent of the Holders of at least 66 2/3% in principal amount of the then outstanding Notes (including the Existing Notes and Additional Notes, if any) issued under the Indenture, release all or substantially all of the Collateral otherwise than in accordance with the terms of the Indenture and the Collateral Agreements.

        Notwithstanding the foregoing, the Trustee and the Collateral Agent will not be required to enter into any amendment that affects the Trustee's or Collateral Agent's rights and obligations under the Indenture and Collateral Agreements.

Governing Law

        The Indenture provides that it, the Notes and the Guarantees are governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

        The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        The Indenture and the provisions of the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

        "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or in the case of any Indebtedness assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation and which Indebtedness is without recourse to the Company or any of its Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person became a Restricted Subsidiary of the Company or the time of such acquisition, merger or consolidation.

        "Additional Notes" means all 10% Senior Secured Notes due 2017 that are not Exchange Notes issued after April 15, 2011 (other than pursuant to Sections 2.06. 2.07, 2.10 and 3.06 of the Indenture) from time to time in accordance with the Indenture, including, without limitation, the provisions of Section 2.02 of the Indenture.

        "Additional Interest" has the meaning set forth in the Registration Rights Agreement.

        "Administrative Agent" has the meaning set forth in the definition of the term "Credit Agreement."

        "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Applicable Premium" means, with respect to a Note at any Redemption Date, the greater of (i) 1.00% of the principal amount of such Note and (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Note on June 1, 2014 (such redemption price being that described in the first paragraph of "—Redemption—Optional Redemption on or after June 1, 2014") plus (2) all required remaining scheduled interest payments due on such Notes through June 1, 2014, computed using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the principal amount of such Note on such Redemption Date. Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate.

        "Asset Acquisition" means:

  (1)
  an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or

  (2)
  the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

        "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer (other than a Lien in accordance with the Indenture) for value by (x) the Company or any of its Restricted Subsidiaries to any Person other than the Company or a Guarantor or (y) a Foreign Restricted Subsidiary to any Person other than the Company or a Wholly Owned Subsidiary of the Company of:

  (1)
  any Capital Stock of any Restricted Subsidiary of the Company; or

  (2)
  any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business;

provided, however, that Asset Sales shall not include:

  (a)
  a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million;

  (b)
  the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "—Certain Covenants—Merger, Consolidation and Sale of Assets;"

  (c)
  any Restricted Payment permitted under "—Certain Covenants—Limitation on Restricted Payments" or a Permitted Investment;

  (d)
  the sale of Cash Equivalents;

  (e)
  the sale or other disposition of used, worn out, obsolete or surplus equipment or damaged equipment the repair of which in the good faith determination of the Company is non-economical; and

  (f)
  to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, as amended (or comparable or successor provision), any exchange of like property for use in any Permitted Business.

        "Attributable Debt" in respect of a sale and leaseback transaction occurring on or after the date of the Indenture means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended); provided, however, if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Capitalized Lease Obligation.

        "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §§101 et seq.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have meanings correlative to the foregoing.

        "Board of Directors" means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

        "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Capital Stock" means:

  (1)
  with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

  (2)
  with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person; and

  (3)
  any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above.

        "Capitalized Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Cash Equivalents" means:

  (1)
  marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

  (2)
  marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's");

  (3)
  commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

  (4)
  certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined net capital and surplus of not less than $250.0 million;

  (5)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

  (6)
  investments in money market funds which invest exclusively in assets satisfying the requirements of clauses (1) through (5) above.

        "Cash Management Obligations" means, with respect to any Person, all obligations (including fees, expenses and overdrafts and related liabilities) of such Person to any other Person that arise from credit cards, stored value cards, credit card processing services, debit cards, purchase cards (including so called "procurement cards" or "P-cards"), treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds, or any similar transactions.

        "Change of Control" means the occurrence of one or more of the following events:

  (1)
  any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group");

  (2)
  the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation, winding up or dissolution of the Company;

  (3)
  any Person or Group is or becomes the Beneficial Owner, directly or indirectly, in the aggregate of more than 35% of the total voting power of the Voting Stock of the Company; or

  (4)
  individuals who on May 19, 2010 constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved pursuant to a vote of a majority of the directors then still in office who were either directors on May 19, 2010 or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

        "Collateral" means all of the assets of the Company or any Guarantor, whether now owned or hereafter existing and whether real, personal or mixed, which secures the Indenture Obligations.

        "Collateral Agent" means the collateral agent and any successor under the Indenture.

        "Collateral Agreements" means, collectively, the Intercreditor Agreement, the Security Agreement and each Mortgage, in each case, as the same may be in force from time to time.

        "Commodity Agreement" means any hedging agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in commodity prices.

        "Common Collateral" means all of the assets of the Company or any Guarantor, whether now owned or hereafter existing and whether real, personal or mixed, with respect to which a Lien is granted or held as security for both the Credit Facility Claims and the Indenture Obligations.

        "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on May 19, 2010 or issued thereafter, and includes, without limitation, all series and classes of such common stock.

        "Consolidated EBITDA" means, with respect to any Person, for any period, the excess of:

  (x)
  the sum (without duplication) of:

  (1)
  Consolidated Net Income; and

  (2)
  to the extent Consolidated Net Income has been reduced thereby:

  (a)
  all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

  (b)
  Consolidated Interest Expense, and interest attributable to write-offs of deferred financing costs;

  (c)
  Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period; and

  (d)
  all consolidated non-recurring losses for such period; over

  (y)
  to the extent Consolidated Net Income has been increased thereby, all consolidated non-recurring gains for such period,

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four consecutive full fiscal quarters (the "Four Quarter Period") most recently ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period.

        In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

  (1)
  the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period;

  (2)
  regardless of whether any revolving credit facility was actually fully drawn during such period, the Consolidated Fixed Charges relating to such revolving credit facility shall be calculated as if loans had been outstanding thereunder in an aggregate principal amount equal to the revolving commitments thereunder, as increased (if applicable), for such entire period

    (regardless of any limitation imposed thereunder in the making of any such loans, including as a result of any "borrowing base" limitation); and

  (3)
  any Asset Sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and also including any Consolidated EBITDA associated with such Asset Acquisition) occurred on the first day of the Four Quarter Period; provided that the Consolidated EBITDA of any Person acquired shall be included only to the extent includible pursuant to the definition of "Consolidated Net Income." If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

        Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

  (1)
  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at the average rate per annum on such Indebtedness during the period of four fiscal quarters (or if less, such period of time that it was outstanding and) ending on or most recently ended prior to the Transaction Date; provided that interest on any Indebtedness actually incurred on the Transaction Date or not outstanding on the last date of such four fiscal quarter period, shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

  (2)
  notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

        "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

  (1)
  Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs); plus

  (2)
  the product of (x) the amount of all dividend payments on any Disqualified Capital Stock of such Person and any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including, without duplication, (a) all amortization or accretion of original issue discount; (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period; and (c) net cash costs under all Interest Swap Obligations (including amortization of fees).

        "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom:

  (1)
  after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto;

  (2)
  after-tax items classified as extraordinary gains or losses;

  (3)
  the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

  (4)
  the net income of any Person, other than the referent Person or a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Subsidiary of the referent Person by such Person;

  (5)
  any restoration to income of any material contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following May 19, 2010;

  (6)
  income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

  (7)
  all gains and losses realized on or because of the purchase or other acquisition by such Person or any of its Restricted Subsidiaries of any securities of such Person or any of its Restricted Subsidiaries;

  (8)
  the cumulative effect of a change in accounting principles;

  (9)
  interest expense attributable to dividends on Qualified Capital Stock pursuant to Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity;"

  (10)
  non-cash charges resulting from the impairment of intangible assets; and

  (11)
  in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

        "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash items and expenses of such Person and its Restricted Subsidiaries to the extent they reduce Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

        "Credit Agreement" means the Credit and Security Agreement, dated as of May 19, 2010, as amended and restated as of July 27, 2011, by and among the Company, the lenders party thereto (together with their successors and assigns, the "Lenders") and KeyBank National Association, as administrative agent (in such capacity, together with its successors and assigns, the "Administrative Agent"), setting forth the terms and conditions of the senior credit facility, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended, restated, supplemented or otherwise modified from time to time, including pursuant to one or more agreements evidencing revolving credit facilities, commercial paper facilities, term loan facilities, receivables financings and/or notes or bond financings, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time that extend the maturity of, refinance, replace or otherwise restructure (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted to be incurred pursuant to (a) clause (2) of the definition of the term "Permitted Indebtedness" and/or (b) (i) the Consolidated Fixed Charge Coverage Ratio test under "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and/or (ii) clause (15) of the definition of the term "Permitted Indebtedness" that, in the case of each of such clauses (i) and (ii), is secured by a Permitted Lien described in clause (22) of the definition thereof that is subject to the Intercreditor Agreement) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

        "Credit Facility Cash Management Obligations" means any Cash Management Obligations secured by any collateral under the Credit Facility Collateral Documents pursuant to a Permitted Lien described in clause (23) of the definition thereof.

        "Credit Facility Claims" means (a) Indebtedness under the Credit Agreement (including Protective Advance Obligations); (b) the Credit Facility Cash Management Obligations and the Credit Facility Hedging Obligations, and (c) all other Obligations of the Company and the Guarantors under the documents relating to Indebtedness described in clauses (a) and (b) above; provided, that notwithstanding the foregoing, the aggregate principal amount of all such Indebtedness (excluding Credit Facility Hedging Obligations and Credit Facility Cash Management Obligations but including the principal amount of all Protective Advance Obligations) that exceeds the Maximum Credit Facility Principal Amount on the date such Indebtedness is incurred or, with respect to any such Indebtedness incurred under a revolving facility, on the date the commitment under such revolving facility is initially put in place (and any interest thereon) shall not constitute Credit Facility Claims (all such excess principal and interest thereon are referred to herein as "Excess Credit Facility Claims").

        "Credit Facility Claim Holder" means each holder of a Credit Facility Claim under the Credit Facility Documents.

        "Credit Facility Collateral Documents" has the meaning ascribed thereto in the Intercreditor Agreement.

        "Credit Facility Documents" means the Credit Agreement, any other agreement, document or instrument pursuant to which a Lien is granted securing any Credit Facility Claims or under which rights or remedies with respect to such Liens are governed, and each of the other agreements, documents and instruments (including each agreement, document or instrument providing for or evidencing a Credit Facility Hedging Obligation or Credit Facility Cash Management Obligation) providing for or evidencing any Obligation under the Credit Agreement or any other Credit Facility Claim, and any other related document or instrument executed or delivered pursuant to any Credit Facility Document at any time or otherwise evidencing any Credit Facility Claims.

        "Credit Facility Hedging Obligations" means, collectively, any Interest Swap Obligations that are permitted to be incurred under clause (4) of the definition of the term "Permitted Indebtedness," Indebtedness under Currency Agreements that are permitted to be incurred under clause (5) of the definition of the term "Permitted Indebtedness" and Indebtedness under Commodity Agreements that are permitted to be incurred under clause (14) of the definition of the term "Permitted Indebtedness," in each case, that are secured by any Credit Facility Priority Collateral under the Credit Facility Collateral Documents pursuant to Liens subject to the Intercreditor Agreement.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

        "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

        "Discharge of Credit Facility Claims" means the payment in full in cash of (a) the principal of and interest (including interest accruing on or after the commencement of an insolvency or liquidation proceeding, whether or not such interest would be allowed in such proceeding) and premium, if any, on all Indebtedness (including, without limitation, Credit Facility Hedging Obligations and Credit Facility Cash Management Obligations) outstanding under the Credit Agreement and related documents or, with respect to letters of credit outstanding thereunder, delivery of cash collateral (in an amount of no less than 105% of the undrawn, or drawn and unreimbursed, amount thereof) or backstop letters of credit in respect thereof in compliance with the Credit Facility and related documents, in each case after or concurrently with termination of all commitments to extend credit thereunder, and (b) any other Credit Facility Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid.

        "Discharge of Indenture Obligations" means the earliest to occur of: (A) the payment in full in cash of (a) the principal of and interest (including interest accruing on or after the commencement of an insolvency or liquidation proceeding, whether or not such interest would be allowed in such proceeding) and premium, if any, on all Indebtedness outstanding under the Indenture Documents, and (b) any other Indenture Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; (B) the Company's exercise of its legal defeasance option or covenant defeasance option as described in and in accordance with Section 8.01 ("Legal Defeasance and Covenant Defeasance") of the Indenture; and (C) the satisfaction and discharge of the Indenture in accordance with Section 8.02 ("Satisfaction and Discharge") thereto.

        "Discontinued Subsidiaries" means Restricted Subsidiaries of the Company that have been classified as "discontinued operations" in Note 6 to the Company's unaudited condensed consolidated statements of cash flows for the quarter ended March 28, 2010.

        "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event that would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except in each case, upon the occurrence of a Change of Control) on or prior to the first anniversary of the final maturity date of the Notes for cash or is convertible into or exchangeable for debt securities of the Company or its Subsidiaries at any time prior to such anniversary.

        "Domestic Restricted Subsidiary" means, with respect to any Person, a Domestic Subsidiary of such Person that is a Restricted Subsidiary of such Person.

        "Domestic Subsidiary" means, with respect to any Person, a Subsidiary of such Person that is not a Foreign Subsidiary of such Person.

        "Equity Offering" means an underwritten public offering of Common Stock of the Company or any holding company of the Company pursuant to a registration statement filed with the SEC (other than on Form S-8) or any private placement of Common Stock of the Company or any holding company of the Company to any Person other than issuances upon exercise of options by employees of any holding company, the Company or any of the Restricted Subsidiaries.

        "Excess Indenture Obligations" means any principal amounts outstanding on the Notes (which includes the Existing Notes and Additional Notes, if any) in excess of the Maximum Note Principal Amount and interest thereon.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

        "Exchange Offer" means an exchange offer that may be made by the Company, pursuant to the Registration Rights Agreement, to exchange for any and all the Existing Notes or Additional Notes, as applicable, a like aggregate principal amount of Notes having substantially identical terms to the Existing Notes or any Additional Notes, registered under the Securities Act.

        "Existing Guarantee" means a guarantee made under the indenture in respect of the Existing Notes.

        "Existing Notes" means the 10% Senior Secured Notes due 2017 that were previously issued by the Company under the Indenture on May 19, 2010, in the aggregate principal amount of $225.0 million and the 10% Senior Secured Notes due 2017 that were previously issued by the Company under the Indenture on April 15, 2011, in the aggregate principal amount of $285.0 million.

        "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee; provided, that with respect to any price less than $5.0 million only the good faith determination by the Company's senior management shall be required.

        "Foreign Restricted Subsidiary" means any Restricted Subsidiary that is organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

        "Foreign Subsidiary" means, with respect to any Person, any Subsidiary of such Person that is organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

        "GAAP" means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of May 19, 2010.

        "Guarantor" means (1) each of the Company's Domestic Restricted Subsidiaries existing on May 19, 2010, and (2) each of the Company's Domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such Domestic Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

        "Herley" means Herley Industries, Inc.

        "Herley Acquisition" means the acquisition by the Company through one or more of its Subsidiaries of all of the issued and outstanding capital stock of Herley.

        "Holder" means the Person in whose name a Note is registered on the registrar's books.

        "Indebtedness" means with respect to any Person, without duplication:

  (1)
  all Obligations of such Person for borrowed money;

  (2)
  all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  all Capitalized Lease Obligations of such Person;

  (4)
  all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn outs consistent with the Company's past practice);

  (5)
  all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, whether or not then due;

  (6)
  guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

  (7)
  all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of any such Obligation being deemed to be the lesser of the Fair Market Value of the property or asset securing such Obligation or the amount of such Obligation;

  (8)
  all Interest Swap Obligations and all Obligations under Currency Agreements of such Person; and

  (9)
  all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

        For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

        "Indenture Documents" means the Notes, the Indenture, the Guarantees and the Collateral Agreements.

        "Indenture Obligations" means all Obligations in respect of the Notes or arising under the Indenture Documents. Indenture Obligations shall include all interest accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant Indenture Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

        "Independent Financial Advisor" means a nationally-recognized accounting, appraisal or investment banking firm: (1) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) that, in the judgment of the

Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

        "Intercreditor Agreement" means the Intercreditor Agreement among the Administrative Agent, the Collateral Agent, the Company and the Guarantors, dated as of May 19, 2010, as the same may be amended, supplemented or modified from time to time.

        "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

        "Investment" in any Person means any direct or indirect advance, loan (other than advances or extensions of trade credit to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

        For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and the covenant described under "—Certain Covenants—Limitation on Restricted Payments:"

  (1)
  "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

  (2)
  any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

        "Lenders" has the meaning set forth in the definition of the term "Credit Agreement."

        "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

        "Maximum Credit Facility Principal Amount" means the sum of (i) the maximum aggregate principal amount of Indebtedness that is permitted to be incurred by the Company and its Subsidiaries pursuant to clause (2) of the definition of the term "Permitted Indebtedness"; plus (ii) the maximum aggregate principal amount of Indebtedness that is permitted to be incurred by the Company and its Subsidiaries pursuant to clause (15) of the definition of the term "Permitted Indebtedness"; plus (iii) the maximum aggregate principal amount of Indebtedness that is permitted to be incurred by the Company and its Subsidiaries pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth under "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock;" provided that, in the case of each of clauses (ii) and (iii), such Indebtedness is permitted to be secured by a Lien permitted pursuant to clause (22) of the definition of the term "Permitted Lien".

        "Maximum Note Principal Amount" means the sum of (i) the maximum aggregate principal amount of Indebtedness that is permitted to be incurred by the Company and the Guarantors pursuant to clause (1) of the definition of the term "Permitted Indebtedness"; plus (ii) the maximum aggregate principal amount of Indebtedness that is permitted to be incurred by the Company and the Guarantors pursuant to clause (15) of the definition of the term "Permitted Indebtedness"; plus (iii) the maximum aggregate principal amount of Indebtedness that is permitted to be incurred by the Company and the Guarantors pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth under "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock;" provided that, in the case of each of clauses (ii) and (iii), such Indebtedness is permitted to be secured by a Lien permitted pursuant to clause (22) of the definition of the term "Permitted Lien".

        "Mortgages" means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents securing Liens on the Premises as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

  (1)
  reasonable out-of-pocket costs, commissions, expenses and fees incurred by the Company or such Restricted Subsidiary, as the case may be, in connection with such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

  (2)
  all taxes and other costs and expenses actually paid or estimated in good faith by the Company or such Restricted Subsidiary, as the case may be, to be payable in cash in connection with such Asset Sale;

  (3)
  repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale and is required to be repaid in connection with such Asset Sale; and

  (4)
  appropriate amounts to be provided by the Company or such Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

provided, however, that if, after the payment of all taxes with respect to such Asset Sale, the amount of estimated taxes, if any, pursuant to clause (2) above exceeded the tax amount actually paid in cash in respect of such Asset Sale, the aggregate amount of such excess shall, at such time, constitute Net Cash Proceeds.

        "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Company.

        "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal financial officer of the Company, and delivered to the Trustee.

        "Opinion of Counsel" means a written opinion of counsel who shall be reasonably acceptable to the Trustee.

        "Permitted Business" means any business that is the same as or similar, reasonably related, complementary or incidental to the business in which the Company and its Restricted Subsidiaries are engaged on May 19, 2010.

        "Permitted Indebtedness" means, without duplication, each of the following:

  (1)
  Indebtedness under the Existing Notes previously issued by the Company on May 19, 2010 pursuant to the Indenture or in the Exchange Offer (as defined therein) in an aggregate outstanding principal amount not to exceed $225.0 million and the related Guarantees;

  (2)
  Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the excess of (a) $25.0 million over (b) the aggregate amount of all Net Cash Proceeds of Asset Sales applied to permanently repay the principal amount of any such Indebtedness pursuant to clause (3)(a) of "—Certain Covenants—Limitation on Asset Sales;"

  (3)
  other Indebtedness of the Company and its Restricted Subsidiaries outstanding on May 19, 2010;

  (4)
  Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Indebtedness that is permitted by the Indenture to be outstanding to the extent that the notional amount of any such Interest Swap Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap Obligation relates;

  (5)
  Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness of the Company or any Restricted Subsidiary of the Company, such Currency Agreements do not increase the Indebtedness of the Company or such Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

  (6)
  intercompany Indebtedness of the Company or any Restricted Subsidiary for so long as such Indebtedness is held by the Company or any Restricted Subsidiary; provided that (a) if owing by the Company or any Guarantor, such Indebtedness shall be unsecured and contractually subordinated in all respects (other than with respect to the maturity thereof) to the Obligations of the Company under the Notes and the other Indenture Documents or such Guarantor under its Guarantee and the other Indenture Documents, as the case may be, and (b) if as of any date any Person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than Permitted Liens of the type described in clause (17), (18) or (20) of the definition thereof), such date shall be deemed the incurrence of Indebtedness not permitted under this clause (6) by the issuer of such Indebtedness;

  (7)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of such incurrence;

  (8)
  Indebtedness of the Company or any of its Restricted Subsidiaries in respect of or represented by letters of credit issued for the account of the Company or such Restricted Subsidiary, as the case may be, that are issued in support of, or to provide security for, (a) trade obligations or (b) any other liabilities (including workers' compensation claims and payment obligations in connection with self-insurance or similar requirements but excluding any liabilities in respect of borrowed money or any other Indebtedness), in each case, in the ordinary course of business;

  (9)
  obligations of the Company or any of its Restricted Subsidiaries in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any such Restricted Subsidiary in the ordinary course of business;

  (10)
  Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness (including Capitalized Lease Obligations or Purchase Money Indebtedness arising in connection with a sale and leaseback transaction) of the Company and its Restricted Subsidiaries incurred in the ordinary course of business (including Refinancings thereof that do not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing)) not to exceed $10.0 million at any time outstanding;

  (11)
  Refinancing Indebtedness;

  (12)
  Indebtedness represented by guarantees by the Company or a Restricted Subsidiary of Indebtedness incurred by the Company or a Restricted Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms of the Indenture;

  (13)
  Indebtedness arising from agreements of the Company or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Subsidiary in connection with such disposition;

  (14)
  Indebtedness under Commodity Agreements; provided that such Commodity Agreements are entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses, not for speculative purposes and otherwise in compliance with the Indenture; and

  (15)
  additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $15.0 million at any time outstanding.

        For purposes of determining compliance with the "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" covenant, (a) the outstanding principal amount of any item of Indebtedness shall be counted only once and (b) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (15) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Company will be permitted, in its sole discretion, to classify (or later reclassify) such item of Indebtedness in any manner that complies with such covenant; provided, that Permitted Indebtedness under the Credit Agreement outstanding on May 19, 2010 will initially be deemed to have been incurred on such date under clause (2) above. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" covenant.

        "Permitted Investments" means:

  (1)
  Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment both a Wholly Owned Subsidiary and a Guarantor or that will merge or consolidate with or into the Company or a Guarantor, or that transfers or conveys all or substantially all of its assets to the Company or a Guarantor;

  (2)
  Investments in the Company by any Restricted Subsidiary of the Company;

  (3)
  Investments in any Foreign Restricted Subsidiary by any other Foreign Restricted Subsidiary;

  (4)
  Investments in cash and Cash Equivalents;

  (5)
  Commodity Agreements, Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses, not for speculative purposes and otherwise in compliance with the Indenture;

  (6)
  Investments in the Notes (including the Existing Notes and Additional Notes, if any);

  (7)
  Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers in exchange for claims against such trade creditors or customers;

  (8)
  Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "—Certain Covenants—Limitation on Asset Sales" covenant;

  (9)
  Investments in existence on May 19, 2010;

  (10)
  loans and advances, including advances for travel and moving expenses, to employees, officers and directors of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding;

  (11)
  advances and extensions of trade credit to suppliers and customers in the ordinary course of business that are recorded as accounts receivable; and

  (12)
  additional Investments in an aggregate amount not to exceed $15.0 million at any time outstanding.

        "Permitted Liens" means the following types of Liens:

  (1)
  Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

  (2)
  statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

  (3)
  Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

  (4)
  any judgment Lien not giving rise to an Event of Default;

  (5)
  easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

  (6)
  any interest or title of a lessor under any Capitalized Lease Obligation permitted pursuant to clause (10) of the definition of "Permitted Indebtedness;" provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

  (7)
  Liens securing Purchase Money Indebtedness permitted pursuant to clause (10) of the definition of "Permitted Indebtedness;" provided, however, that (a) the Indebtedness shall not exceed the cost of the property or assets acquired, together, in the case of real property, with the cost of the construction thereof and improvements thereto, and shall not be secured by a Lien on any property or assets of the Company or any Restricted Subsidiary of the Company other than such property or assets so acquired or constructed and improvements thereto and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

  (8)
  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (9)
  Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

  (10)
  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

  (11)
  Liens securing Interest Swap Obligations, which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

  (12)
  Liens securing Indebtedness under Currency Agreements and Commodity Agreements that are permitted under the Indenture;

  (13)
  Liens securing Acquired Indebtedness incurred in accordance with the "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" covenant; provided that:

  (a)
  such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

  (b)
  such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

  (14)
  Liens arising from precautionary UCC filings regarding operating leases or consigned products or consigned merchandise to the extent such Liens only relate to the assets, property, products or merchandise that are the subject of such lease or consignment, as the case may be;

  (15)
  any interest or title of a lessor or sublessor under any operating lease;

  (16)
  Liens existing as of May 19, 2010 and securing Permitted Indebtedness described in clause (3) of the definition thereof to the extent and in the manner such Liens are in effect on such date;

  (17)
  Liens securing the Notes (including the Existing Notes and any Additional Notes) and all other monetary obligations under the Indenture, the Guarantees and the other Indenture Documents;

  (18)
  Liens to secure Permitted Indebtedness described in clause (2) of the definition thereof; provided, that such Liens are subject to the Intercreditor Agreement;

  (19)
  Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Permitted Lien and which has been incurred in accordance with the "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" provisions of the Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

  (20)
  Liens securing Indebtedness of Foreign Restricted Subsidiaries to the extent such Indebtedness is permitted under the covenant described above under "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock;" provided, that no asset of the Company or any Guarantor shall be subject to any such Lien;

  (21)
  Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Obligations in an aggregate principal amount that does not exceed $5.0 million at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary;

  (22)
  Liens securing Indebtedness incurred pursuant to (a) the Consolidated Fixed Charge Coverage Ratio test under "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" or (b) clause (15) of the definition of the term "Permitted Indebtedness;" provided, that the aggregate principal amount of all such Indebtedness outstanding at the time of the most recent incurrence of any such Indebtedness shall not exceed the greater of (i) $10.0 million and (ii) the product of (x) 125% and (y) Pro Forma Consolidated EBITDA of the Company during the four consecutive full fiscal quarters most recently ending on or prior to the date of such incurrence for which its financial statements are available;

  (23)
  Liens securing Credit Facility Cash Management Obligations; provided, that such Liens are subject to the Intercreditor Agreement; and

  (24)
  Liens in favor of the Company or any of its Restricted Subsidiaries.

        "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

        "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

        "Pro Forma Consolidated EBITDA" means, with respect to any Person, the Consolidated EBITDA of such Person during the four consecutive full fiscal quarters (the "Four Quarter Period") most recently ending on or prior to the date of the transaction or event giving rise to the need to calculate Pro Forma Consolidated EBITDA for which financial statements are available (the "Transaction Date") of such Person for the Four Quarter Period; provided, however, that such Consolidated EBITDA shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

  (1)
  the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

  (2)
  any Asset Sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and also including any Consolidated EBITDA associated with such Asset Acquisition) occurred on the first day of the Four Quarter Period; provided that the Consolidated EBITDA of any Person acquired shall be included only to the extent includible pursuant to the definition of "Consolidated Net Income." If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

        "Protective Advance Obligations" means all obligations of the Company and Guarantors with respect to the repayment of protective advances and expenses incurred by the Administrative Agent and the Lenders to maintain, protect or preserve the Common Collateral or the rights of the Administrative Agent and the Lenders under the Credit Agreement and related documents and to enhance the likelihood of, or to maximize the amount of, repayment of the Credit Facility Claims or Indenture Obligations.

        "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred (including pursuant to a sale and leaseback transaction) for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment, provided that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost.

        "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

        "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" covenant (other than pursuant to Permitted Indebtedness) or clauses (1), (3) or (11) of the definition of Permitted Indebtedness, in each case that does not:

  (1)
  have an aggregate principal amount (or, if such Indebtedness is issued with original issue discount, an aggregate offering price) greater than the sum of (x) the aggregate principal amount of the Indebtedness being Refinanced (or, if such Indebtedness being Refinanced is issued with original issue discount, the aggregate accreted value) as of the date of such proposed Refinancing plus (y) the amount of fees, expenses, premium, defeasance costs and accrued but unpaid interest relating to the Refinancing of such Indebtedness being Refinanced;

  (2)
  create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

  (3)
  affect the security, if any, for such Refinancing Indebtedness (except to the extent that less security is granted to holders of such Refinancing Indebtedness);

  (4)
  if such Indebtedness being Refinanced is subordinate or junior by its terms to the Notes, then such Refinancing Indebtedness shall be subordinate by its terms to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced; and

  (5)
  shall not include (a) Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor that refinances Indebtedness of the Company or a Restricted Subsidiary that is a Guarantor, or (b) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

        "Registration Rights Agreement" means with respect to the Existing Notes bearing CUSIP Nos. 5007BAA6, U50103AA5, and 50077BAB4, the Registration Rights Agreement, dated as of May 19, 2010, between the Company, the Guarantors and the Initial Purchasers, as the same may be amended or modified from time to time in accordance with the terms thereof, with respect to the Additional Notes bearing CUSIP Nos. 50077BAD0, U50103AB3, and 50077BAE8, the Registration Rights Agreement, dated as of March 25, 2011, among the Company, the guarantors party thereto,

Jefferies & Company, Inc., KeyBanc Capital Markets Inc. and Oppenheimer & Co. Inc. and with respect to the Existing Notes bearing CUSIP Nos. 50077B AF5, U50103 AC1 and 50077B AG3, the Registration Rights Agreement, dated as of July 27, 2011, among the Company, the guarantors party thereto, Jefferies & Company, Inc., KeyBank Capital Markets Inc. and B. Riley & Co., LLC.

        "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

        "SEC" means the Securities and Exchange Commission or any successor agency thereto.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Security Agreement" means the Security Agreement, dated as of May 19, 2010, made by the Company and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

        "Significant Subsidiary" with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

        "Subsidiary" with respect to any Person, means:

  (1)
  any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

  (2)
  any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

        "Treasury Rate" means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) (or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity) that has become publicly available at least two business days prior to such Redemption Date (or, if such Statistical Release (or any successor release) is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to June 1, 2014; provided, however, that if the period from such Redemption Date to June 1, 2014 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Redemption Date to June 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

        "Trustee" means the trustee and any successor under the Indenture.

        "Unrestricted Subsidiary" of any Person means:

  (1)
  any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

  (2)
  any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated, provided that:

  (1)
  the Company certifies to the Trustee that such designation complies with the "—Certain Covenants—Limitation on Restricted Payments" covenant; and

  (2)
  each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

  (1)
  immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" covenant; and

  (2)
  immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

        Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness into (2) the sum of the total of the products obtained by multiplying:

  (a)
  the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

  (b)
  the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

        "Wholly Owned Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding Capital Stock (other than in the case of a Foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

Book-Entry, Delivery and Form

        The Exchange Notes will be delivered in the form of one or more "Global Notes." The Global Notes will be deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee, who will be the Global Notes holder. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Investors may hold their beneficial interests in the Global Notes directly through DTC if they are participating organizations or "participants" in such system or indirectly through organizations that are participants in such system.

Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of certificated notes.

Depository Procedures

        The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised us that DTC is a limited purpose trust company that was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        We expect that pursuant to procedures established by DTC (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

        So long as DTC, or its nominee, is the registered owner or holder, DTC or such nominee, as the case may be, will be considered the sole owner or holder represented by such Global Notes for all purposes under the Indenture under which such Global Notes are issued. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture under which such Global Notes are issued. Payments of the principal of, premium (if any), and interest (including Additional Interest) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of us, the Trustee, or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest (including Additional Interest) on the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of certificated notes for any reason, including to sell Notes to persons in states which require physical delivery of such Notes, or to pledge such securities, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture under which such Global Notes are issued.

        DTC has advised us that it will take any action permitted to be taken by a holder only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the Indenture under which such Notes are issued, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its participants.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

        Subject to certain conditions, any person having a beneficial interest in a Global Note may, upon request to the Trustee, exchange such beneficial interest for notes in the form of certificated securities. Upon any such issuance, the Trustee is required to register such certificated securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such certificated notes would be subject to legend requirements. In addition, if:

  (1)
  we notify the Trustee in writing that DTC is no longer willing or able to act as a depositary and we are unable to locate a qualified successor within 90 days, or

  (2)
  we, at our option, notify the Trustee in writing that we elect to cause the issuance of notes in the form of certificated securities under the Indenture,

then, upon surrender by the Global Notes holder of its Global Notes, notes in such form will be issued to each person that the Global Notes holder and DTC identify as being the beneficial owner of the related notes.

        Neither we nor the Trustee will be liable for any delay by the Global Notes holder or DTC in identifying the beneficial owners of notes and we and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Notes holder or DTC for all purposes.

Same-Day Settlement and Payment

        The Indenture requires that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Additional Interest, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Notes holder. With respect to certificated securities, we will make all payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address.

Methods of Receiving Payments on the Notes

        If a holder has given wire transfer instructions to us, we will make all principal, premium and interest payments on those Notes in accordance with those instructions. All other payments on these Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless we elect to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

        The Trustee will initially act as paying agent and registrar for the Notes. We may change the paying agent or registrar without prior notice to the holders of the Notes, and we or any of our subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes and fees required by law or permitted by the Indenture. We are not required to transfer or exchange any Note selected for redemption. Also, we are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes is to be redeemed.

        The registered holder of a Note will be treated as the owner of it for all purposes.

DESCRIPTION OF CERTAIN INDEBTEDNESS

$510 Million—10% Senior Secured Note Offerings

        On May 19, 2010, we issued $225.0 million in aggregate principal amount of 10% Senior Secured Notes due 2017 in an unregistered offering pursuant to Rule 144A and Regulation S under the Securities Act (the "2010 Notes"). Additionally, on March 25, 2011, Acquisition Co. Lanza Parent, a Delaware corporation and our indirect wholly owned subsidiary (the "Stage I Issuer"), issued $285.0 million aggregate principal amount of its 10% Senior Secured Notes due 2017 in an unregistered offering pursuant to Rule 144A and Regulation S under the Securities Act (the "Stage I Notes") pursuant to an indenture, dated as of March 25, 2011, among the Stage I Issuer, the guarantor party thereto and Wilmington Trust, as trustee and collateral agent (the "Stage I Indenture"). On April 4, 2011, the Stage I Issuer merged with and into the Company, and we (i) assumed all the assets and liabilities of the Stage I Issuer including, pursuant to a supplemental indenture to the Stage I Indenture, all the obligations of the Stage I Issuer under the Stage I Indenture, the Stage I Notes and the Collateral Agreements (as defined in the Stage I Indenture) and (ii) became the issuer of the Stage I Notes under the Stage I Indenture and pledgor under such Collateral Agreements. On April 15, 2011, the Company redeemed all of the outstanding Stage I Notes by issuing to the holders of Stage I Notes in exchange therefor $285.0 million aggregate principal amount of its 10% Senior Secured Notes due 2017 issued pursuant to the Indenture (the "2011 Notes").

        On August 11, 2010, we completed an exchange offer for the 2010 Notes pursuant to a registration rights agreement entered into in connection with the issuance of the 2010 Notes. On August 1, 2011, we completed an exchange offer for the 2011 Notes pursuant to a registration rights agreement entered into in connection with the issuance of the Stage I Notes (and governing the 2011 Notes). In the exchange offer for the 2010 Notes and the exchange offer for the 2011 Notes, respectively, we offered to exchange the 2010 Notes and 2011 Notes, as applicable, for a like aggregate amount of 10% Senior Secured Notes due June 1, 2017 registered under the Securities Act (referred to elsewhere in this prospectus as the "Existing Kratos Notes"). The Existing Kratos Notes have substantially similar terms as the 2010 Notes and the 2011 Notes, except that the Existing Kratos Notes do not have transfer restrictions or registration rights. The Existing Kratos Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by us and each of our domestic subsidiaries, as the guarantors thereof. We pay interest on the Existing Kratos Notes semi-annually, in arrears, on June 1 and December 1 of each year, which began on December 1, 2010 for the 2010 Notes and June 1, 2011 for the 2011 Notes.

        The Existing Kratos Notes are secured by a lien on substantially all of our assets and the assets of the guarantors thereunder, subject to certain exceptions and permitted liens. The holders of the Existing Kratos Notes have a first priority lien on substantially all of our assets and the guarantors, except accounts receivable, inventories, deposit accounts, securities accounts, cash, securities and general intangibles (other than intellectual property) where the holders of the Existing Kratos Notes have a second priority lien to the $65.0 million credit facility described below.

        The Existing Kratos Notes include customary covenants and events of default as well as a consolidated fixed charge ratio of 2.00 to 1.00 for the incurrence of additional indebtedness. Negative covenants include, among other things, limitations on additional debt, liens, negative pledges, investments, dividends, stock repurchases, asset sales and affiliate transactions. Events of default include, among other events, non-performance of covenants, breach of representations, cross-default to other material debt, bankruptcy, insolvency, material judgments and changes in control. As of June 26, 2011, we were in compliance with the covenants contained in the Existing Kratos Notes.

        On or after June 1, 2014, we may redeem some or all of the Existing Kratos Notes at 105% of the aggregate principal amount of such notes through June 1, 2015, 102.5% of the aggregate principal amount of such notes through June 1, 2016 and 100% of the aggregate principal amount of such notes thereafter, plus accrued and unpaid interest to the date of redemption. Prior to June 1, 2013, we may redeem up to 35% of the aggregate principal amount of the Existing Kratos Notes at 110% of the aggregate principal amount of the Existing Kratos Notes, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of certain equity offerings. In addition, we may, at our option, redeem some or all of the Existing Kratos Notes at any time prior to June 1, 2014, by paying a "make whole" premium, plus accrued and unpaid interest, if any, to the date of redemption.

$65.0 Million Credit Facility

        On July 27, 2011, concurrent with the completion of the offering of the Original Notes, we entered into a credit and security agreement with East West Bank and Bank of the West, as the lenders, and KeyBank National Association, as lead arranger, sole book runner and administrative agent (the "Credit Agreement"). The Credit Agreement amends and restates in its entirety the credit and security agreement, dated as of May 19, 2010, between the Company, KeyBank and the lenders named therein (as amended). The Credit Agreement establishes a five year senior secured revolving credit facility in the amount of $65.0 million (referred to elsewhere in this registration statement as the "Revolver"). The Revolver is secured by a lien on substantially all of our assets and the assets of the guarantors thereunder, subject to certain exceptions and permitted liens. The Revolver has a first priority lien on accounts receivable, inventory, deposit accounts, securities accounts, cash, securities and general intangibles (other than intellectual property). On all other assets, the Revolver has a second priority lien junior to the lien securing the Kratos Notes.

        The Revolver may be increased to $100.0 million. Any increase in the Revolver is subject to the consent of the KeyBank, identification of one or more additional lenders willing to advance the increased amount of the Revolver, and compliance with covenants in the Kratos Notes. The amounts of borrowings that may be made under the Revolver are based on a borrowing base and are comprised of specified percentages of eligible receivables, eligible unbilled receivables and eligible inventory. If the amount of borrowings outstanding under the Revolver exceeds the borrowing base then in effect, we are required to repay such borrowings in an amount sufficient to eliminate such excess. The Revolver includes $30.0 million of availability for letters of credit and $5.0 million of availability for swing loans.

        We may borrow funds under the Revolver at a rate based either on LIBOR or a base rate established by KeyBank. Base rate borrowings bear interest at an applicable margin of 1.00% to 1.75%

over the base rate (which will be the greater of the prime rate or 0.5% over the federal funds rate, with a floor of 1.0% over one month LIBOR). LIBOR rate borrowings will bear interest at an applicable margin of 3.00% to 3.75% over the LIBOR rate. The applicable margin for base rate borrowings and LIBOR borrowings will depend on the average monthly revolving credit availability. The Revolver also has a commitment fee of 0.50% to 0.75%, depending on the average monthly revolving credit availability.

        As of June 26, 2011, there were no outstanding borrowings on the Revolver and $8.6 million was outstanding on letters of credit resulting in net availability of $26.4 million. As of June 26, 2011, we were in compliance with the covenants contained in the Amended Revolver.

Acquired Debt of Herley

        We assumed a $10.0 million ten-year term loan with a bank in Israel that Herley entered into on September 16, 2008 to acquire its Eyal subsidiary. The balance as of June 26, 2011 was $7.3 million and the loan is payable in quarterly installments of $0.3 million plus interest at LIBOR plus a margin of 1.5%. The loan agreement contains various financial covenants including a minimum net equity covenant as defined in the loan agreement. We were in compliance with such financial covenants as of June 26, 2011.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        To ensure compliance with Treasury Department Circular 230, you are hereby notified that: (a) any discussion of U.S. federal tax issues contained or referred to herein is not intended or written to be used, and cannot be used, by holders for the purpose of avoiding penalties that may be imposed on them under the Internal Revenue Code of 1986, as amended (the "Code"); (b) such discussion is written in connection with the promotion or marketing of the transactions or matters addressed herein; and (c) holders should seek advice based on their particular circumstances from an independent tax advisor.

        The following is a summary of certain material U.S. federal income tax considerations relating to the exchange of Original Notes for Exchange Notes in the exchange offer. This summary is based on the Code, existing and proposed Treasury Regulations, revenue rulings, administrative interpretations and judicial decisions now in effect, all of which are subject to change possibly with retroactive effect. This summary does not purport to address all U.S. federal income tax considerations that may be relevant to holders in light of their particular circumstances or to holders subject to special tax rules, such as banks, insurance companies or other financial institutions, dealers in securities or foreign currencies, tax-exempt investors, holders subject to the U.S. federal alternative minimum tax, or persons holding the notes as part of a hedging transaction, straddle, conversion transaction, or other integrated transaction.

        We have not sought and we do not expect to seek any ruling from the Internal Revenue Service (the "IRS") or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary. As such, there can be no assurance that the IRS will agree with such statements and conclusions. Thus, all persons that exchange Original Notes for Exchange Notes in the exchange offer are urged to consult their own tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

        The exchange of the Original Notes for the Exchange Notes in the exchange offer will not constitute a taxable event or exchange for U.S. federal income tax purposes, and thus will have no U.S. federal income tax consequences to holders of Original Notes. The Exchange Notes received pursuant to the exchange offer will be treated as a continuation of the Original Notes. Consequently, there will be no change in a holder's adjusted tax basis in the Exchange Notes, and the holder's holding period in the Exchange Notes will be the same as that applicable to the Original Notes. In addition, the U.S. federal income tax consequences of holding and disposing of the Exchange Notes will be the same as those applicable to the Original Notes.

        The preceding discussion of certain U.S. federal income tax considerations is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local and foreign tax consequences of exchanging Original Notes for, holding and disposing of Exchange Notes, including the consequences of any proposed change in applicable laws.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives Exchange Notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. We have agreed that, during the period broker-dealers are required to deliver this prospectus, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making or other trading activities.

        We will not receive any proceeds from any sale of Exchange Notes by broker- dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker- dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be considered underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        During the 180-day period following the completion of this exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the Original Notes), other than dealers' and brokers' discounts, commissions and counsel fees and will indemnify the holders of the Original Notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Certain legal matters in connection with the issuance of the Exchange Notes will be passed on for us by Paul Hastings LLP, San Diego, California and Sheppard, Mullin, Richter & Hampton LLP, New York, New York.

EXPERTS

        The audited consolidated financial statements of Kratos as of December 27, 2009 and December 26, 2010 and for each of the three years in the period ended December 26, 2010, incorporated by reference in this prospectus and elsewhere in the registration statement of Kratos of which this prospectus forms a part, have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving such reports.

        The consolidated financial statements of Integral Systems, Inc. as of and for the year ended September 24, 2010, and management's assessment of the effectiveness of internal control over financial reporting as of September 24, 2010, included in this registration statement, have been audited by KPMG LLP ("KPMG"), independent registered accounting firm, as stated in their report appearing herein. KPMG's report dated December 8, 2010, on the effectiveness of internal control over financial reporting as of September 24, 2010, expresses its opinion that Integral Systems did not maintain effective internal control over financial reporting as of September 24, 2010 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness related to a lack of sufficient qualified accounting resources has been identified and included in management's assessment.

        Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements of Integral Systems, Inc. and subsidiaries as of September 25, 2009 and for the years ended September 25, 2009 and September 30, 2008, which are included in the Form 8-K/A of

Kratos Defense & Security Solutions, Inc. filed with the Securities and Exchange Commission on October 11, 2011, which is incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

        The consolidated financial statements of Herley Industries, Inc. and its subsidiaries as of and for the fifty-two weeks ended August 1, 2010, included in our Current Report on Form 8-K/A filed with the SEC on April 11, 2011, incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Grant Thornton LLP, independent registered public accounting firm, as set forth in their report therein, which as to the year ended August 1, 2010 are based in part on the report of Brightman Almagor Zohar & Co., a member firm of Deloitte Touche Tohmatsu, independent registered public accounting firm. Such consolidated financial statements have been incorporated by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

        The consolidated financial statements of Herley and its subsidiaries as of and for the fifty-two weeks ended August 2, 2009 and the fifty-three weeks ended August 3, 2008, included in our Current Report on Form 8-K/A filed with the SEC on April 11, 2011, incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report therein, which as to the fifty-two weeks ended August 2, 2009 are based in part on the report of Brightman Almagor Zohar & Co., a member firm of Deloitte Touche Tohmatsu, independent registered public accounting firm. Such consolidated financial statements have been incorporated by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

        The consolidated financial statements of Henry Bros. Electronics, Inc. and its subsidiaries as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009, included in our Current Report on Form 8-K/A filed by us on February 4, 2011, which is incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Amper, Politziner and Mattia, LLP, independent registered public accounting firm, as set forth in their report therein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The audited consolidated financial statements of Gichner Holdings, Inc. as of and for the years ended December 31, 2009 and 2008, the audited consolidated financial statements of Gichner Holdings, Inc. as of and for the period ended December 31, 2007, the audited combined financial statements of Gichner Systems Group, LLC and Related Entities as of and for the period ended August 22, 2007, and the unaudited financial statements of Gichner Holdings, Inc. as of and for the three months ended March 31, 2010 and 2009, included in Item 9.01(a) of the Registrant's Current Report on Form 8-K, filed with the Commission on May 25, 2010, which is incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Plante & Moran PLLC, independent registered public accounting firm, as set forth in their report therein. Such consolidated financial statements are incorporated by reference in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

OTHER INFORMATION

        On July 27, 2011, we completed the previously announced merger of IRIS Merger Sub Inc., a Maryland corporation and a wholly owned subsidiary of the Company, with and into Integral Systems, whereby Integral Systems became a wholly owned subsidiary of the Company. The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of May 15, 2011, by and among the Company, Merger Sub, IRIS Acquisition Sub LLC, a single member Maryland limited liability company and a direct wholly owned subsidiary of the Company, and Integral Systems.

        Item 10 of Form S-4 requires that we include in this prospectus, to the extent not incorporated by reference herein from certain other reports we have filed with the SEC, information required by Rule 3-05 and Article 11 of Regulation S-X. The audited historical financial information for Integral Systems as of September 24, 2010 and September 25, 2009 and for the fiscal years ended September 24, 2010, September 25, 2009, and September 30, 2008, including the auditor's reports related thereto, is incorporated by reference herein. See "Where You Can Find More Information." The unaudited historical financial information for Integral Systems as of July 1, 2011 and September 24, 2010 and for each of the three and nine month periods ended July 1, 2011 and June 25, 2010, is attached hereto as Exhibit 99.5 and is incorporated by reference herein. Additionally, our unaudited pro forma combined (i) balance sheet as of June 26, 2011 and (ii) statement of operations for the fiscal year ended December 26, 2010 and the six month period ended June 26, 2011, are attached hereto as Exhibit 99.6 and are incorporated by reference herein.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an internet website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Kratos Defense & Security Solutions, Inc. You may also access our reports and proxy statements free of charge at our website, http://www.kratosdefense.com.

        This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC's Public Reference Room or through its internet website.

Incorporation by Reference

        The rules of the SEC allow us to incorporate by reference in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We hereby incorporate by reference the following information or documents into this prospectus:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 26, 2010, filed with the SEC on March 2, 2011;

  •
  our Quarterly Reports on Form 10-Q for the quarter ended March 27, 2011, filed with the SEC on May 6, 2011, and the quarter ended June 26, 2011, filed with the SEC on August 4, 2011;

  •
  our Current Reports on Form 8-K filed with the SEC on January 5, 2011, February 4, 2011, February 7, 2011, February 8, 2011, February 10, 2011, March 1, 2011, March 15, 2011, March 22, 2011, March 23, 2011, March 29, 2011, April 5, 2011, April 7, 2011, April 11, 2011,

    April 20, 2011, May 5, 2011, May 16, 2011, May 18, 2011, June 1, 2011, June 8, 2011, July 14, 2011, July 18, 2011, July 29, 2011, August 4, 2011, and October 11, 2011;

  •
  the audited historical financial information for Herley Industries, Inc. for the fifty-two weeks ended August 1, 2010 and August 2, 2009, and the fifty-three weeks ended August 3, 2008, including the auditor's reports related thereto, attached as Annex B of the Prospectus Supplement to our Registration Statement on Form S-3 (File No. 333-161340), filed with the SEC on February 8, 2011;

  •
  the unaudited historical financial information for Herley Industries, Inc. as of and for the twenty-six weeks ended January 30, 2011 and January 31, 2010, attached as Exhibit 99.1 to our Registration Statement on Form S-3 (File No. 333-173099), filed with the SEC on March 25, 2011; and

  •
  the audited consolidated financial statements of Gichner Holdings, Inc. as of and for the years ended December 31, 2009 and 2008, the audited consolidated financial statements of Gichner Holdings, Inc. as of and for the periods of August 22, 2007 through December 31, 2007 and January 1, 2007 through August 22, 2007, and the unaudited financial statements of Gichner Holdings, Inc. as of and for the three months ended March 31, 2010 and 2009, filed as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on May 25, 2010.

        Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

        We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

        Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Kratos Defense & Security Solutions, Inc., Attention: Investor Relations, 4820 Eastgate Mall, San Diego, California, 92121, telephone (858) 812-7300.

$115,000,000

Offer to exchange all outstanding
$115,000,000 principal amount of
10% Senior Secured Notes due 2017

for

$115,000,000 principal amount of
10% Senior Secured Notes due 2017
registered under the Securities Act of 1933

PROSPECTUS

                        , 2011

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below and the certificates and articles of incorporation and the certificates of formation, all as amended, the bylaws, operating agreements and agreements of limited partnership, all as amended, and any other contractual agreements referred to below in reference to Kratos Defense & Security Solutions, Inc. and all additional registrants.

Kratos Defense & Security Solutions, Inc.

        Under Section 145 of the Delaware General Corporation Law (the "DGCL"), a corporation has the power to indemnify its directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Our certificate of incorporation provides that, pursuant to the DGCL, our directors shall not be liable for monetary damages to the fullest extent authorized under applicable law, including for breach of the directors' fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, pursuant to Section 102(b)(7) of the DGCL, each director will continue to be subject to liability for breach of the director's duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. This provision in the certificate of incorporation also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

        Our bylaws provide that we will indemnify, to the fullest extent authorized by the DGCL, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of our company, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith.

        We have entered into indemnification agreements with certain of our directors and officers. Pursuant to these indemnification agreements, we are obligated to indemnify each director and officer who is a party to the indemnification agreement to the fullest extent permitted by the DGCL against any and all expenses, liability and loss, as each is defined in the indemnification agreement, reasonably incurred or suffered by such person in connection with any threatened, pending or completed action, suit, investigation or proceeding that arises out of any event or occurrence related to the fact that such person is or was a director or officer or is or was serving at our request as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including any of our subsidiaries. We also have directors' and officers' liability insurance to protect our directors and officers from liability.

Additional Registrants

Alabama Registrants: Madison Research Corporation and Summit Research Corporation are incorporated under the laws of Alabama.

        Sections 10-2B-8.51 and 10-2B-8.56 of the Alabama Business Corporation Act provide that a corporation may indemnify an individual who is made a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding if the individual conducted himself or herself in good faith and the individual reasonably believed: (i) in the case of conduct in his or her official capacity with the corporation, that the conduct was in the corporation's best interests; and (ii) in all other cases, that the conduct was at least not opposed to the corporation's best interests; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify a director or officer: (i) in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation; or (ii) in connection with any other proceeding charging improper personal benefit to the director or officer, whether or not involving action in his or her official capacity, in which the director or officer was adjudged liable on the basis that personal benefit was improperly received by him or her. Sections 10-2B-8.52 and 10-2B-8.56 provide that indemnification is mandatory for an officer or director who was successful, on the merits or otherwise, in the defense of any proceeding, or of any claim, issue or matter in such proceeding, against reasonable expenses incurred in connection therewith. The indemnification provisions of the Alabama Business Corporation Act are not exclusive and are deemed to be in addition to any provisions which may be contained in a corporation's articles of incorporation, bylaws, a resolution of its shareholders or board of directors, or in a contract or otherwise.

        Section 10-2B-202(b)(3) of the Alabama Business Corporation Act permits a corporation to include in its articles of incorporation a provision eliminating or limiting the liability of a director to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for: (A) the amount of a financial benefit received by a director to which he or she is not entitled; (B) an intentional infliction of harm on the corporation or the shareholders; (C) unlawful distributions; (D) an intentional violation of criminal law; or (E) a breach of the director's duty of loyalty to the corporation or its shareholders.

        The articles of incorporation of Summit Research Corporation and the bylaws of Madison Research Corporation provide that each of the registrants shall indemnify directors and officers to the full extent authorized by Alabama law. The organizational documents of the registrants also make clear that the indemnification provided therein shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. The bylaws of Madison Research Corporation further establish that (i) expenses incurred in defending any proceeding may be paid by the registrant in advance of the final disposition of such proceeding, as authorized by the board of directors, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation, and (ii) the board of directors may authorize the registrant to purchase and maintain insurance on behalf of any person who is or was a director or officer of the registrant against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

        Neither the articles of incorporation of Madison Research Corporation nor those of Summit Research Corporation eliminate or limit the liability of the directors of each of the registrants for money damages.

Arizona Registrant: Henry Bros. Electronics, L.L.C. is a limited liability company organized under the laws of Arizona.

        Section 29-610 of the Arizona Limited Liability Company Act permits a domestic limited liability company to indemnify a member, manager, employee, officer or agent or any other person.

        Section 29-651 of the Arizona Limited Liability Company Act provides that a member, manager, employee, officer or agent of a limited liability company is not liable, solely by reason of being a member, manager, employee, officer or agent, for the debts, obligations and liabilities of the limited liability company whether arising in contract or tort, under a judgment, decree or order of a court, or otherwise.

        The limited liability company agreement of Henry Bros. Electronics, L.L.C. provides that any member shall not be liable for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such member. The limited liability company agreement further provides that no officer shall be liable for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such officer other than fraudulent acts or omissions or those resulting from willful misconduct by such officer. Additionally, the limited liability company agreement provides that, to the fullest extent permitted by applicable law, any member or officer shall be entitled to indemnification for any loss, damage or claim incurred by the member or officer by reason of any act or omission performed or omitted by the member or officer, except that no officer shall be entitled to be indemnified with respect to his/her fraudulent acts or omissions or those resulting from willful misconduct; provided that, any indemnity shall be provided out of and to the extent of the assets of Henry Bros. Electronics, L.L.C. only and no member shall have personal liability on account thereof.

California Registrants: Henry Bros. Electronics, Inc. (CA), Kratos Integral Systems International, Inc., Kratos Technology & Training Solutions, Inc., National Safe of California, Polexis, Inc., Shadow I, Inc., Shadow II, Inc., and SAT Corporation are incorporated under the laws of California.

        Section 317 of the California Corporations Code authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if: (i) in the case of a criminal proceeding, such person had no reasonable cause to believe the conduct of the person was unlawful, and (ii) in the case of any action other than one brought by or in the right of the corporation to procure a judgment in its favor, such person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, and (iii) in the case of an action by or in the right of the corporation to procure a judgment in its favor, such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders. No indemnification shall be made in the case of an action by or in the right of the corporation to procure a judgment in its favor, however, with respect to (i) any claim, issue, or matter as to which such person has been adjudged to be liable to the corporation in the performance of such person's duty to the corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine on application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine, (ii) amounts paid in settling or otherwise disposing of a pending action without court approval, or (iii) expenses incurred in defending a pending action that is settled or otherwise disposed of without court approval. The California Corporations Code further provides that a corporation must indemnify a director, officer, employee or agent of the corporation if he or she has been successful on the merits in defense of any proceeding, or in defense of any claim, issue or matter therein, against expenses actually and reasonably incurred by him in connection therewith. The indemnification authorized by the California Corporations Code shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation.

        Section 204(a)(10) of the California Corporations Code permits a corporation to provide in its articles of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of such director's duties, except that such a provision may not eliminate or limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit or has a material financial interest, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vii) for authorizing unlawful distributions.

        The articles of incorporation of Henry Bros. Electronics, Inc. (CA) are silent with respect to exculpation of directors from liability for monetary damages and indemnification by the registrant of its directors and officers. The bylaws of Henry Bros. Electronics, Inc. (CA) provide that the registrant shall indemnify and hold harmless directors and officers from and against any and all claims and liabilities to which such person shall become subject by reason of his being or having been a director or officer, or by reason of any action alleged to have been taken or omitted as such director or officer. The bylaws further provide that the registrant shall reimburse directors and officers for all legal and other expenses reasonably incurred by such directors and officers; provided, however, that no such person shall be indemnified against, or be reimbursed for any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct.

        The articles of incorporation of each of Polexis, Inc., Shadow I, Inc., Shadow II, Inc., Kratos Integral Systems International, Inc., and Kratos Technology & Training Solutions, Inc. provide that each registrant is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code, which includes directors and officers) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, to the fullest extent permitted by Section 317 of the California Corporations Code, subject to the applicable limits on indemnifications set forth in Sections 204 and 317 of the California Corporations Code. The articles of incorporation of each registrant also provide that the liability of the directors of each corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

        The bylaws of each of Polexis, Inc., Shadow I, Inc., Shadow II, Inc., Kratos Integral Systems International, Inc. and Kratos Technology & Training Solutions, Inc. provide that each registrant is authorized to provide insurance for agents as set forth in Section 317 of the California Corporations Code.

        The bylaws of each of Polexis, Inc. and Kratos Technology & Training Solutions, Inc. further provide that expenses incurred in defending any proceeding may be advanced by each registrant before the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amounts if it shall be determined ultimately that the director or officer is not entitled to be indemnified by the corporation.

        The bylaws of Kratos Technology & Training Solutions, Inc. also establish that the indemnification therein provided shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators, and that the registrant shall indemnify any such person seeking indemnity in connection with any proceeding (or part thereof)

initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors.

        The articles of incorporation and the bylaws of National Safe of California are silent with respect to exculpation of directors from liability for monetary damages and indemnification by the registrant of its directors and officers.

        The amended and restated articles of incorporation of SAT Corporation provide that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under California law. The amended and restated articles of incorporation are silent with respect to indemnification by the registrant of its directors and officers.

        The bylaws of SAT Corporation provide that the registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the registrant) by reason of the fact that such person is or was a director, officer, employee or agent, or, while such person is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under applicable state or federal law. The indemnification provisions of the bylaws of SAT Corporation are not exclusive of any other rights to which those indemnified may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

Colorado Registrants: Henry Bros. Electronics, Inc. (CO) and Real Time Logic, Inc. are incorporated under the laws of Colorado.

        Sections 7-109-102 and 7-109-107 of the Colorado Business Corporation Act provide that a corporation may indemnify a person made a party to a proceeding because the person is or was a director or officer against liability incurred in the proceeding if the person's conduct was in good faith and the person reasonably believed: (i) in the case of conduct in an official capacity with the corporation, that the conduct was in the corporation's best interests and (ii) in all other cases, that the conduct was at least not opposed to the corporation's best interests; and (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful. A corporation may not indemnify a director or officer: (i) in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation; or (ii) in connection with any other proceeding charging improper personal benefit to the director or officer, whether or not involving action in an official capacity, in which the director or officer was adjudged liable on the basis that personal benefit was improperly received by him or her. Sections 7-109-103 and 7-109-107 provide that, unless the registrant's articles of incorporation provide otherwise, indemnification is mandatory for a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding, against reasonable expenses incurred in connection therewith. The indemnification provisions of the Colorado Business Corporation Act are not exclusive and are deemed to be in addition to any provisions which may be contained in a corporation's articles of incorporation, bylaws, a resolution of its shareholders or board of directors, or in a contract or otherwise.

        The articles of incorporation of Henry Bros. Electronics, Inc. (CO) provide that the registrant shall indemnify any director, officer, employee or agent, or any former director, officer, employee or agent, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such action, suit or proceeding, if the person (i) acted in good faith and (ii) in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; and (iii) with respect to any criminal action or proceeding, the person had no reasonable cause to believe the person's conduct was unlawful. The articles of incorporation of Henry Bros. Electronics, Inc. (CO) further provide that the registrant shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or business entity against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation.

        The bylaws of Henry Bros. Electronics, Inc. (CO) provide that the registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the registrant) by reason of the fact that such person is or was a director, officer, employee or agent, or, while such person is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under applicable state or federal law. The indemnification provisions of the bylaws of Henry Bros. Electronics, Inc. (CO) are not exclusive of any other rights to which those indemnified may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

        The articles of incorporation of Real Time Logic, Inc. provide that the registrant shall indemnify to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that such person is or was a director or officer, or while serving as a director or officer, such person is or was serving at the request of the registrant as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The articles of incorporation further provide that the registrant shall also indemnify any person who is serving or has served the registrant as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

        The bylaws of Real Time Logic, Inc. provide that the registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the registrant) by reason of the fact that such person is or was a director, officer, employee or agent, or, while such person is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under applicable state or federal law. The indemnification provisions of the bylaws of Real Time Logic, Inc. are not exclusive of any other rights to which those indemnified may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

Delaware Registrants:

        (a)   AI Metrix, Inc., Charleston Marine Containers, Inc., Digital Fusion, Inc., General Microwave Israel Corporation, Gichner Holdings, Inc., Gichner Systems Group, Inc., Gichner Systems International, Inc., Henry Bros. Electronics, Inc. (DE), Herley Industries, Inc., Herley-CTI, Inc., Herley-RSS, Inc., JMA Associates, Inc., Kratos Defense Engineering Solutions, Inc., Kratos Mid-Atlantic, Inc., Kratos Public Safety & Security Solutions, Inc., MSI Acquisition Corp., WFI NMC Corp. and Newpoint Technologies, Inc. are incorporated under the laws of Delaware.

        Section 145 of the DGCL provides that a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at our request as a director, officer, employee or agent of another entity) against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at our request as a director, officer, employee or agent of another entity) against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and/or purchase indemnity insurance on behalf of its directors and officers. Section 145 also provides that indemnification is mandatory for an officer or director who was successful, on the merits or otherwise, in the defense of any proceeding, or of any claim, issue or matter in such proceeding, against reasonable expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. The DGCL additionally provides that these rights to indemnification and reimbursement or advancement of expenses shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person. Further, the indemnification and advancement of expenses provided by, or granted pursuant to, the provisions of the DGCL shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        Section 102(b)(7) of the DGCL provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision shall not eliminate or limit the liability of a director for any breach of the director's duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.

        The certificate of incorporation of each of AI Metrix, Inc., Charleston Marine Containers, Inc., Digital Fusion, Inc., General Microwave Israel Corporation, Gichner Holdings, Inc., Gichner Systems Group, Inc., Gichner Systems International, Inc., Henry Bros. Electronics, Inc. (DE), Herley-CTI, Inc., Herley-RSS, Inc., JMA Associates, Inc., Kratos Public Safety & Security Solutions, Inc., Kratos Defense Engineering Solutions, Inc., MSI Acquisition Corp. and WFI NMC Corp. exculpates the directors of each of these registrants from liability to the fullest extent permitted by the DGCL. The certificate of incorporation of each of Kratos Mid-Atlantic, Inc. and Newpoint Technologies, Inc. is silent with respect to exculpation of directors from liability for monetary damages.

        The organizational documents of all Delaware-incorporated registrants, except for Digital Fusion, Inc., Herley Industries, Inc. and Kratos Mid-Atlantic, Inc., obligate each of the registrants to indemnify their directors and officers to the fullest extent permitted under the DGCL. The bylaws of Digital Fusion, Inc. differ in that they provide that no indemnification shall be made in respect of any claim, issue or matter—whether or not it is by or in the right of the corporation—as to which the indemnitee shall have been adjudged to be liable to the corporation unless, and only to the extent that, a court determines that such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. The certificate of incorporation of Kratos Mid-Atlantic, Inc. is silent with respect to the indemnification by the corporation of its directors and officers.

        The bylaws of each of AI Metrix, Inc., Digital Fusion, Inc., Gichner Holdings, Inc., Gichner Systems Group, Inc., JMA Associates, Inc., and Kratos Defense Engineering Solutions, Inc. obligate each of the registrants to pay in advance of the final disposition of any proceeding the expenses, including attorneys' fees, incurred by a director or officer in defending or otherwise being involved in such proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The bylaws of each of Kratos Public Safety & Security Solutions, Inc. and WFI NMC Corp. provide instead that each of the companies may pay in advance of the final disposition of any proceeding the expenses incurred by a director or officer in defending such proceeding, contingent upon the authorization of the board of directors and receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation. The bylaws of Charleston Marine Containers, Inc. provide that, if a person who may be entitled to indemnification requests that such person's expenses actually and reasonably incurred in connection with any proceeding, arbitration or investigation be paid by the registrant in advance of its final disposition, such request shall not be unreasonably refused, and a response to such request shall not be unreasonably delayed.

        The bylaws of each of AI Metrix, Inc., Gichner Holdings, Inc., Gichner Systems Group, Inc., JMA Associates, Inc., Kratos Public Safety & Security Solutions, Inc., Kratos Defense Engineering Solutions, Inc., and WFI NMC Corp. further provide that each of the registrants may maintain insurance to protect itself and any director or officer of the registrant against any expenses, liabilities or losses, whether or not the corporation would have the power to indemnify such person against such expenses, liabilities or losses under the DGCL. The bylaws of Digital Fusion, Inc., on the other hand, mandate that the registrant purchase and maintain insurance on behalf of any person who is or was or has agreed to serve as a director or officer of the registrant against any liability asserted against and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the registrant would have the power to indemnify him or her against such liability, so long as such insurance is available on acceptable terms as decided by the board of directors.

        The bylaws of each of Gichner Holdings, Inc., Gichner Systems Group, Inc., JMA Associates, Inc., and Kratos Defense Engineering Solutions, Inc. provide that each of the registrants shall indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such director or officer only if such proceeding (or part thereof) was authorized by the board of directors of the corporation, or, as for Kratos Defense Engineering Solutions, Inc., only if such proceeding was brought to establish or enforce a right to indemnification under any agreement, statute or law.

        The bylaws of each of General Microwave Israel Corporation, Henry Bros. Electronics, Inc. (DE), Herley Industries, Inc., Herley-CTI, Inc., Herley-RSS, Inc., MSI Acquisition Corp. and Newpoint Technologies, Inc. provide that each of the registrants shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the registrant) by reason of the fact that such person is or was a director, officer, employee or agent, or, while such person is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under applicable state or federal law. The indemnification provisions of the bylaws of each of General Microwave Israel Corporation, Henry Bros. Electronics, Inc. (DE), Herley Industries, Inc., Herley-CTI, Inc., Herley-RSS, Inc., MSI Acquisition Corp. and Newpoint Technologies, Inc. are not exclusive of any other rights to which those indemnified may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

        (b)   Dallastown Realty I, LLC, Dallastown Realty II, LLC, SCT Acquisition, LLC, and SCT Real Estate, LLC are limited liability companies organized under the laws of Delaware.

        Section 18-108 of the Delaware Limited Liability Company Act permits a limited liability company to indemnify any member or manager of the company from and against any and all claims and demands whatsoever.

        Section 18-1101 of the Delaware Limited Liability Company Act permits a limited liability company to provide in its limited liability company agreement that a member, manager or other person shall not be liable for breach of contract and breach of duties to the limited liability company or to another member or manager or to another person that is a party to or is otherwise bound by the limited liability company agreement, except that a limited liability company agreement may not limit or eliminate liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

        The operating agreements of Dallastown Realty I, LLC, and Dallastown Realty II, LLC provide that each of the registrants shall indemnify and protect each member and manager against any and all claims, liabilities, costs and expenses (including but not limited to reasonable legal fees and costs) arising directly or indirectly from any suit, action, investigation or other proceeding (whether formal or informal) that is brought or threatened against a member or manager and is based on the acts or omissions of such member or manager on behalf of the registrant, unless such acts or omissions violate the operating agreement, constituted willful misconduct or resulted from a willful violation of criminal law. The registrant shall have no obligation to indemnify a member or manager to the extent, if any, that the member or manager is entitled to be indemnified by another source, such as, without limitation, an insurance company. If a member or manager incurs or pays an indemnified cost, the company shall reimburse the member or manager for the full amount of such indemnified cost.

        The amended and restated limited liability company operating agreement of SCT Acquisition, LLC provides that the registrant shall indemnify, save harmless, and pay all judgments and claims against any member, officer, employee, advisor or agent relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such member, officer, employee, advisor or agent in connection with the business of the corporation, including attorneys' fees incurred by such member, officer, employee, advisor or agent in connection with the defense of any action based on any such act or omission. The operating agreement provides further that the registrant shall indemnify, save harmless, and pay all expenses, costs or liabilities of any member, officer, employee, advisor or agent who for the benefit of the corporation makes any deposit, acquires any option, or makes any other similar payment or assumes any obligation in connection with any property proposed to be acquired by the corporation and who suffers any financial loss as the result of such action.

        The amended and restated limited liability company agreement of SCT Real Estate, LLC provides that the registrant shall indemnify any member or officer for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such member or officer, other than fraudulent acts or omissions or those resulting from willful misconduct by such officer; provided that, any indemnity shall be provided out of and to the extent of company assets only and no member shall have personal liability on account thereof.

Florida Registrant: DEI Services Corporation, Digital Fusion Solutions, Inc., and Micro Systems, Inc. are incorporated under the laws of Florida.

        Section 607.0850 of the Florida Business Corporation Act provides that a corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless judicially approved. Section 607.0850 of the Florida Business Corporation Act also provides that to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding, claim, issue or matter referred to above, he must be indemnified against expenses actually and reasonably incurred.

        Section 607.0831 of the Florida Business Corporation Act provides that a director shall not be personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act regarding corporate management or policy by such director, unless the director breached or failed to perform his or her duties as a director and the director's breach of, or failure to perform, those duties constitutes: (i) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (iii) a circumstance under which the director is liable for unlawful distributions; (iv) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

        The articles of incorporation of DEI Services Corporation provide that the registrant shall indemnify any present or former officer or director, or person exercising any duties of an officer or director, and shall advance expenses on behalf of any such officer, director or other person, in each case, to the fullest extent permitted by Florida law.

        The bylaws of DEI Services Corporation are silent with respect to exculpation of directors from liability for monetary damages and indemnification by the registrant of its directors and officers.

        The articles of incorporation and the bylaws of Digital Fusion Solutions, Inc. provide that the registrant shall indemnify any officer or director, or any former officer or director, to the full extent permitted by Florida law, including the advancement of related expenses, if such director or officer complies with the standard of conduct required by Florida law, as is described above. The bylaws provide further that the foregoing right of indemnification shall not be exclusive of other rights to which the director or officer, his heirs or personal representatives may be entitled and that the registrant may purchase insurance for the purpose of indemnifying directors and officers.

        The articles of incorporation of Micro Systems, Inc. are silent with respect to exculpation of directors from liability for monetary damages and indemnification by the registrant of its directors and officers.

        The bylaws of Micro Systems, Inc. provide that the registrant shall indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the registrant) by reason of the fact that he is or was a director or officer of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification provisions provided by the bylaws of Micro Systems, Inc. are not deemed exclusive of any other rights to which a director or officer may be entitled under the articles of incorporation, bylaws, any resolution of stockholders or directors, any agreement or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Georgia Registrant: Kratos Southeast, Inc. is incorporated under the laws of Georgia.

        Sections 14-2-851 and 14-2-857 of the Georgia Business Corporation Code provide that a corporation may indemnify an individual who is made a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding if: (1) the individual conducted himself or herself in good faith; and (2) the individual reasonably believed: (A) in the case of conduct in his or her official capacity with the corporation, that the conduct was in the corporation's best interests; and (B) in all other cases, that the conduct was at least not opposed to the corporation's best interests; and (C) in the case of any criminal proceeding, the individual had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify a director or officer: (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard described above; or (2) in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Sections 14-2-854 and 14-2-857 provide that indemnification is mandatory for an officer or director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

        Section 14-2-202(b)(4) of the Georgia Business Corporation Code permits a corporation to provide in its articles of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director, except for (a) any appropriation, in violation of his or her duties, of any business opportunity of the corporation; (b) acts or omissions which involve intentional misconduct or a knowing violation of law; (c) liability for unlawful distributions; or (iv) any transaction from which the director received an improper personal benefit. Section 14-2-842 of the Georgia Business Corporation Code provides that an officer shall not be liable to the corporation or to its shareholders for any action taken as an officer or any failure to take any action if such officer performed the duties of the office (i) in a manner he or she believes in good faith to be in the best interests of the corporation and (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances.

        The articles of incorporation and the bylaws of Kratos Southeast, Inc. exculpate the directors from liability for monetary damages to the fullest extent permitted by Georgia law.

        The articles of incorporation also provide that the registrant shall, to the fullest extent permitted by the provisions of the Georgia Business Corporation Code, indemnify any and all persons whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in, or covered by, Georgia law, and any such indemnification shall not be deemed exclusive of rights to which those indemnified may be entitled under any bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

        The bylaws provide also that expenses incurred in any claim, action, suit or proceeding may only be paid or reimbursed by the registrant in advance of the final disposition of such claim, action, suit or proceeding if authorized by the board of directors or shareholders upon receipt from the director or officer of (i) a written affirmation of his good faith belief either that he has met the relevant standard of conduct set forth in the Georgia Business Corporation Code or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation, and (ii) a written undertaking by such person to repay such advances if it ultimately shall be determined that such director or officer is not entitled to be indemnified. Additionally, the registrant may also purchase and maintain insurance, at its expense, on behalf of an individual who is or was a director or officer of the registrant against liability asserted against or incurred by him in any such capacity or arising from his status as a director or officer, whether or not the registrant would have the power to indemnify him against the same liability under its bylaws.

Indiana Registrants:

        (a)   Haverstick Consulting, Inc. and HGS Holdings, Inc. are incorporated under the laws of Indiana.

        Sections 23-1-37-8 and 23-1-37-13 of the Indiana Business Corporation Law authorizes a corporation to indemnify an individual made a party to a proceeding because the individual is or was a director or officer against liability and reasonable expense incurred in the proceeding if the individual's conduct was in good faith and the individual reasonably believed: (A) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and (B) in all other cases, that the individual's conduct was at least not opposed to its best interests. In the case of any criminal proceeding a corporation may indemnify a director or officer if he or she either: (A) had reasonable cause to believe the individual's conduct was lawful; or (B) had no reasonable cause to believe the individual's conduct was unlawful. Unless limited by its articles of incorporation, a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. The indemnification explicitly provided for by the Indiana Business Corporation Law does not exclude any other rights to indemnification and advance for expenses that a person may have under a corporation's articles of incorporation or bylaws, a resolution of the board of directors or of the shareholders, or any other authorization by a majority vote of all the voting shares of the corporation.

        Section 23-1-35-1(e) of the Indiana Business Corporation Law provides that a director shall not be liable for any action taken as a director or any failure to take any action, regardless of the nature of the alleged breach of duty, unless (i) the director has breached or failed to perform the duties of the director's office (1) in good faith, (2) with the care an ordinarily prudent person in a like position would exercise under similar circumstances and (3) in a manner the director reasonably believes to be in the best interests of the corporation and (ii) the breach or failure to perform constitutes willful misconduct or recklessness.

        The articles of incorporation of each of Haverstick Consulting, Inc. and HGS Holdings, Inc. provide that the directors shall be immune from personal liability for any action taken as a director, or any failure to take any action, to the fullest extent permitted by the provisions of and the general principles of the Indiana Business Corporation Law.

        The bylaws of each of Haverstick Consulting, Inc. and HGS Holdings, Inc. also authorize the indemnification provisions described above to the fullest extent permitted under Indiana law.

        (b)   Rocket Support Services LLC is a limited liability company organized under the laws of Indiana.

        Section 23-18-2-2 of the Indiana Business Flexibility Act provides that, unless the limited liability company's articles of organization provide otherwise, every limited liability company has power to indemnify and hold harmless any member, manager, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness and subject to any standards and restrictions set forth in a written operating agreement. Section 23-18-4-4 of the Indiana Business Flexibility Act provides that a written operating agreement may provide for indemnification of a member or manager for monetary damages for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

        Section 23-18-4-2(a) of the Indiana Business Flexibility Act provides that, unless otherwise provided in a written operating agreement, a member or manager cannot be liable for damages to the limited liability company or to the members of the limited liability company for any action taken or failure to act on behalf of the limited liability company, unless the act or omission constitutes willful misconduct or recklessness.

        The operating agreement of Rocket Support Services LLC provides that the registrant is obligated to indemnify the manager and any officer of the company against any liability or expense incurred with respect to claims asserted against the manager or such officer by reason of being the manager or officer of the registrant or arising out of or in connection with any action taken or failure to act for or on behalf of the registrant to the fullest extent permitted by law.

Maryland Registrants:

        (a)   Reality Based IT Services, Ltd., Integral Systems, Inc. and Lumistar, Inc. are incorporated under the laws of Maryland.

        Section 2-418 of the Maryland General Corporation Law permits indemnification of any officer or director made a party to any proceeding by reason of service as an officer or director unless it is established that: (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may be against judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by the director or officer in connection with the proceeding; but, if the proceeding is one by or in the right of the corporation, indemnification is not permitted with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. If the proceeding is one charging improper personal benefit to the director or officer, whether or not involving action in the director's or officer's official capacity, indemnification of the director or officer is not permitted if the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. Unless limited by its charter, under section 2-418 of the Maryland General Corporation Law, a corporation is required to indemnify a director for reasonable expenses incurred if such individual has been successful, on the merits or otherwise, in defense of any proceeding arising out of such individual's official capacity. Indemnification under the provisions of Maryland law is not deemed exclusive of any other rights, by indemnification or otherwise, to which a director or officer may be entitled under the charter, bylaws, any resolution of stockholders or directors, any agreement or otherwise.

        Section 2-405.1 of the Maryland General Corporation Law and Section 5-417 of the Maryland Courts and Judicial Proceedings Article provide that a director shall have no liability by reason of being or having been a director of a corporation if such director performs his or her duties (i) in good faith, (ii) in a manner he or she reasonably believes to be in the best interests of the corporation and (iii) with the care that an ordinarily prudent person in a like position would use under similar circumstances.

        The articles of incorporation and the bylaws of Reality Based IT Services, Ltd. are silent with respect to exculpation of directors from liability for monetary damages and indemnification by the registrant of its directors and officers.

        The articles of restatement of Integral Systems, Inc. provide that the registrant shall indemnify any director, officer, employee or agent, or any former director, officer, employee or agent, to the extent permitted by Maryland law, who has been made, or is threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that the person is or was a director, officer, employee or agent, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to an employee benefit plan of the registrant, or serves or served at the request of the registrant as a director or officer, or as a fiduciary of an employee benefit plan of another corporation, partnership, joint venture, trust or other enterprise, or as an employee or agent, except in relation to matters as to which such person is adjudged in such action, suit or proceeding or otherwise determined to be liable for negligence or misconduct in the performance of duty.

        The articles of incorporation of Lumistar, Inc. provide that the registrant shall indemnify (i) its directors and officers, whether serving the registrant or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (ii) other employees and agents to such extent as shall be authorized by the board of directors or the registrant's bylaws and be permitted by law. The indemnification provisions of the articles of incorporation of Lumistar, Inc. are not exclusive of any other rights to which those seeking indemnification may be entitled. The articles of incorporation further provide that to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer shall be personally liable to the registrant or it stockholders for money damages.

        The bylaws of Integral Systems, Inc. and Lumistar, Inc. provide that the registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the registrant) by reason of the fact that such person is or was a director, officer, employee or agent, or, while such person is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under applicable state or federal law. The indemnification provisions of the bylaws of Integral Systems, Inc. and Lumistar, Inc. are not exclusive of any other rights to which those indemnified may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

        (b)   IRIS Acquisition Sub LLC is a limited liability company organized under the laws of Maryland.

        Under Section 4A-203 of the Maryland Limited Liability Company Act, a limited liability company has the power to indemnify and hold harmless any member, agent or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement.

        The operating agreement of IRIS Acquisition Sub LLC provides that the registrant shall not be liable, responsible, or accountable, in damages or otherwise, to the registrant for any act performed by the registrant within the scope of the authority conferred on it by the operating agreement, except for fraud, gross negligence, or an intentional breach of the operating agreement. The operating agreement further provides that the registrant shall indemnify any member for any act performed by such member within the scope of the authority conferred on the general manager by the operating agreement, except for fraud, gross negligence, or an intentional breach of the operating agreement. Additionally, the operating agreement provides that the registrant shall indemnify and hold harmless and advance expenses to, to the fullest extent to which such persons are entitled to be indemnified and held harmless under the Maryland General Corporation Law, each present and former officer, director or employee of Integral Systems, Inc. (the "Predecessor"), and its subsidiaries, against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such person is or was an officer, director, employee, fiduciary or agent of the Predecessor or any of its subsidiaries or is or was serving at the request of the Predecessor or any of its subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity to the fullest extent permitted under applicable law. Any indemnity shall be provided out of and to the extent of the assets of the registrant only.

Nevada Registrant: LVDM, Inc.

        Section 78.7502 of the Nevada Revised Statutes ("Section 78.7502") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person: (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes ("Section 78.138); or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

        Section 78.7502 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person: (i) is not liable pursuant to Section 78.138; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

        Further, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        Additionally, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.

        Section 78.751 of the Nevada Revised Statutes ("Section 78.751") provides that the articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation. The provisions of Section 78.751 do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

        The indemnification authorized by Section 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to Section 78.7502 is not exclusive of any other rights to which those indemnified may be entitled, subject to certain exceptions, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        The articles of incorporation of LVDM, Inc. are silent with respect to exculpation of directors from liability for monetary damages and indemnification by the registrant of its directors and officers.

        The bylaws of LVDM, Inc. provide that the registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the registrant) by reason of the fact that such person is or was a director, officer, employee or agent, or, while such person is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under applicable state or federal law. The indemnification provisions of the bylaws of LVDM, Inc. are not exclusive of any other rights to which those indemnified may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

New Jersey Registrants: Airorlite Communications, Inc. and Henry Bros. Electronics, Inc. (NJ) are incorporated under the laws of New Jersey.

        Section 14A:3-5 of the New Jersey Business Corporation Act authorizes a corporation to indemnify a corporate agent against expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent, if such corporate agent (i) acted in good faith and (ii) in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (iii) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe such corporate agent's conduct was unlawful.

        The articles of incorporation of Henry Bros. Electronics, Inc. (NJ) provides that the registrant shall indemnify any and all corporate agents (as defined in Sections 14A:3-5 of the New Jersey Business Corporation Act) to the fullest extent permitted by Section 14A:3-5 of the New Jersey Business Corporation Act and that the indemnification provided for in such articles shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such corporate agent. The bylaws of Henry Bros. Electronics, Inc. (NJ) are silent with respect to exculpation of directors from liability for monetary damages and indemnification by the registrant of its directors and officers.

        The bylaws of Airorlite Communications, Inc. provide that the registrant shall indemnify to the fullest extent permitted by law, any person in an action (including actions by or in right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of an action or proceeding, civil or criminal, and expenses incurred by such person in defending or settling such action or proceeding.

New York Registrants: Diversified Security Solutions, Inc. and General Microwave Corporation are incorporated under the laws of New York.

        Sections 721 and 722 of the New York Business Corporation Law provide that a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, by reason of the fact that he was a director or officer of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith and for a purpose which he reasonably believed to be in the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. The indemnification provisions of the New York Business Corporation Law are not exclusive and are deemed to be in addition to any provisions which may be contained in a corporation's certificate of incorporation, bylaws, a resolution of its shareholders or board of directors, or in an agreement providing for such indemnification; provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

        The certificate of incorporation and the bylaws of Diversified Security Solutions, Inc. are silent with respect to exculpation of directors from liability for monetary damages and indemnification by the registrant of its directors and officers.

        The certificate of incorporation of General Microwave Corporation provides that the registrant may indemnify each person who at any time is or shall have been a director or officer of the corporation and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any such threatened, pending or completed action, suit or proceeding to the full extent authorized by New York law.

        The bylaws of General Microwave Corporation provide that the registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the registrant) by reason of the fact that such person is or was a director, officer, employee or agent, or, while such person is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under applicable state or federal law. The indemnification provisions of the bylaws of General Microwave Corporation are not exclusive of any other rights to which those indemnified may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

Ohio Registrant: Haverstick Government Solutions, Inc. is incorporated under the laws of Ohio.

        Section 1701.13(E)(1) of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, against expenses and liability reasonably incurred by the director or officer in connection with such proceeding if the director or officer acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that this conduct was unlawful. In connection with any threatened, pending, or completed proceeding, by or in the right of the corporation to procure a judgment in its favor, no indemnification shall be made (subject to certain exceptions) if: (a) such person shall have been adjudged to be liable for negligence or misconduct in the performance of the person's duty to the corporation unless and only to the extent that the court in which the proceeding was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper; or (b) the only liability asserted against a director in a proceeding is for the director voting for or assenting to the following: the payment of a dividend or distribution, the making of a distribution of assets to shareholders, or the purchase or redemption of the corporation's own shares in violation of Ohio law or the corporation's articles of incorporation; a distribution of assets to shareholders during the winding up of the affairs of the corporation, or on dissolution or otherwise, without the payment of all known obligations of the corporation or without making adequate provision for their payment; or the making of a loan, other than in the usual course of business, to an officer, director or shareholder of the corporation other than in the case of at the time of the making of the loan, a majority of the disinterested directors of the corporation voted for the loan and taking into account the terms and provisions of the loan and other relevant factors, determined that the making of the loan could reasonably be expected to benefit the corporation. The Ohio Revised Code further provides that, to the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding, or in defense of any claim, issue, or matter therein, the corporation must indemnify him against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

        Section 1701.59(D) of the Ohio Revised Code provides that, unless otherwise provided in the articles of incorporation or bylaws, a director shall be liable in damages for any action that the director takes or fails to take as a director only if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation.

        The bylaws of Haverstick Government Solutions, Inc. provide that the registrant shall indemnify each person who is made or threatened to be made a party to any proceeding, whether brought by or in the right of the registrant, by reason of the fact that such person is or was a director or officer, against all costs and expenses actually and reasonably incurred by such person concerning, or in connection with, the defense of any claim asserted or suit or proceeding brought against such person by reason of that person's conduct, actions or inaction in such capacity, at the time of incurring such costs or expenses, except costs and expenses incurred in relation to matters as to which such person shall have been willfully derelict in the performance of such person's duty, as determined by the final adjudication of such proceeding or, in a matter not falling within above, as determined by a majority of disinterested members of the board of directors or a majority of a committee of disinterested shareholders of the registrant. The registrant may also make advances against costs, expenses and fees, as and upon the terms, determined by the board of directors. The bylaws also provide that, to the extent any of these indemnification provisions prove to be ineffective for any reason in furnishing the indemnification provided, each of the persons named above shall be indemnified by the registrant to the full extent authorized by Ohio law.

Registrants in Texas:

        (a)   Kratos Texas, Inc. is incorporated under the laws of Texas.

        Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with or in defending any action, suit or proceeding in which he was, is, or is threatened to be made a named defendant by reason of his position as director or officer; provided that: (1) he conducted himself in good faith; and (2) he reasonably believed that, in the case of conduct in his official capacity as a director or officer of the corporation, such conduct was in the corporation's best interests, and, in all other cases, that such conduct was at least not opposed to the corporation's best interests; and (3) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may indemnify a director or officer in respect of a proceeding in which he is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in his official capacity, or in which he is found liable to the corporation, but the indemnification is limited to reasonable expenses actually incurred by him in connection with the proceeding and shall not be made in respect of any proceeding in which he shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

        Section 7.001 of the Texas Business Organizations Code provides that the articles of incorporation of a corporation may provide that directors are not liable, or are liable only to the extent provided by the articles of incorporation, to the corporation for monetary damages for an act or omission by the person in the person's capacity as a director, except to the extent the director is found liable for (i) a breach of the person's duty of loyalty, if any, to the corporation or the stockholders, (ii) an act or omission not in good faith that either constitutes a breach of duty of the director to the corporation or involves intentional misconduct or a knowing violation of law, (iii) a transaction from which the person received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the person's duties, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

        The articles of incorporation of Kratos Texas, Inc. exculpate the directors of the registrant from liability for monetary damages to the fullest extent permitted by Texas law.

        The articles of incorporation of Kratos Texas, Inc. also provide that the registrant (a) must indemnify directors to the extent permitted under Texas law, and (b) agrees to advance the reasonable expenses of a director after the registrant receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is prohibited. These indemnification rights are not exclusive of any other rights to which any director of the registrant may be entitled under any agreement, pursuant to a vote of the board of directors, any committee thereof or the shareholders, as a matter of law or otherwise, either as to action in his official capacity or as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such person.

        The bylaws of Kratos Texas, Inc. further provide that the corporation shall indemnify to the maximum extent permitted by Texas law any director or officer who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that he is or was a director or officer of the registrant against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding if: (i) in the case of a criminal proceeding, such person had no reasonable cause to believe the conduct of the person was unlawful, and (ii) in the case of any action other than one brought by or in the right of the registrant to procure a judgment in its favor, such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, (iii) in the case of an action by or in the right of the registrant to procure a judgment in its favor, such person acted in good faith, in a manner such person believed to be in or not opposed to the best interests of this corporation and its shareholders. No indemnification shall be made in the case of an action by or in the right of the registrant to procure a judgment in its favor, however, with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        The bylaws of Kratos Texas, Inc. also establish that expenses incurred by an officer as well as a director in defending a proceeding may be paid by the registrant in advance of the final disposition of such proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in these bylaws, and that these indemnification rights shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. The registrant is also entitled to purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the registrant would have the power to indemnify him against such liability under its bylaws.

        (b)   Kratos Southwest, L.P., is a limited partnership organized under the laws of Texas.

        Section 11.02 of the Texas Revised Limited Partnership Act provides that a limited partnership may indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a general partner of a limited partnership, and it is determined that the person (i) acted in good faith, and (ii) reasonably believed, in cases regarding the person's conduct in the official capacity of general partner, that such conduct was in the best interests of the partnership, and in all other cases, that the person's conduct was at least not opposed to the partnership's best interests, and (iii) in the case of a criminal proceeding, the person had no reasonable cause to believe that the conduct was unlawful. Pursuant to Section 11.17 of the Texas Revised Limited Partnership Act, a limited partnership may further indemnify and advance expenses to a limited partner, employee, agent, or person serving at the request of the limited partnership as a representative of another enterprise, if so provided by the partnership agreement. The Texas Revised Limited Partnership Act is silent as to exculpation of partners.

        The agreement of limited partnership of Kratos Southwest, L.P. provides that the general partner shall be indemnified and held harmless by the partnership, to the full extent permitted under the laws of the State of Texas, to the extent that the partnership assets are sufficient therefor, from and against any and all claims, demands, liabilities, costs, damages, and cause of action arising out of the general partners' management of the partnership affairs, except where the claim at issue is based upon gross negligence, bad faith, breach of any material provision of the partnership agreement, or willful misconduct of the general partner. The indemnification rights herein contained shall be cumulative of, and in addition to, any and all rights, remedies, and recourse to which the general partner shall be entitled. This indemnification shall include the payment of reasonable attorney's fees and other expenses incurred in settling or defending any claims, threatened action, or finally adjudicated legal proceedings. The liability of the limited partners shall be limited to the amount which they have contributed and agreed to contribute to the partnership, and the total amount of all capital contributions returned to such limited partner together with interest thereon necessary to discharge partnership liabilities to all creditors who extend credit or whose claims arose before such return.

Virginia Registrants: Defense Systems, Inc., DTI Associates, Inc., Henry Bros. Electronics, Inc. (VA), Stapor Research, Inc., Avtec Systems, Inc. and CVG, Incorporated are incorporated under the laws of Virginia.

        Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if the director conducted himself in good faith and believed: (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (b) in all other cases, that his conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director under this section (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding, if it is determined that the director has met the standard of conduct described above, or (ii) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation shall indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Any corporation also has the power to make any further indemnity beyond the provisions contained in the Virginia Stock Corporation Act, including indemnity with respect to a proceeding by or in the right of the corporation, and to make additional provision for advances and reimbursement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw, except an indemnity against (i) his willful misconduct, or (ii) a knowing violation of the criminal law.

        Section 13.1-690(C) of the Virginia Stock Corporation Act provides that a director shall not be liable for any action taken as a director or any failure to take any action if such director performed the duties of the office in accordance with his or her good faith business judgment of the best interests of the corporation.

        The articles of incorporation of Defense Systems, Inc. provide that directors and officers shall only be liable for actions taken as a director or officer to the extent provided by the law of the Commonwealth of Virginia. Further, the registrant shall indemnify, to the fullest extent permitted and required by the Virginia Stock Corporation Act, its directors and officers who are made a party to any proceeding by reason of their office for acts or omissions performed in their official capacity.

        The articles of incorporation of DTI Associates, Inc. provide that the registrant shall indemnify an individual against liability who has at any time served or serves as a director or officer of the registrant and is made a party to a proceeding because he is or was a director or officer of the registrant, if he conducted himself in good faith and believed his conduct to be in the best interests of the registrant or at least not opposed to its best interests, or had no reasonable cause to believe his conduct was unlawful. The registrant shall not indemnify an individual against liability in connection with any proceeding in which he is adjudged liable to the corporation or in which it is charged that personal benefit was improperly received by him, whether or not the action was performed in his official capacity.

        The articles of incorporation of each of Henry Bros. Electronics, Inc. (VA) and Stapor Research, Inc. are silent with respect to exculpation of directors from liability for monetary damages and indemnification by the registrant of its directors and officers.

        The bylaws of Henry Bros. Electronics, Inc. (VA) provide that the registrant shall indemnify any and all persons who may serve or have served at any time as directors or officers, and their respective heirs, administrators, successors and assigns, against any and all expenses (including attorneys' fees), and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they are made a party or which may be asserted against them by reason of being or having been directors or officers. The bylaws of Henry Bros. Electronics, Inc. (VA) further provide that the registrant shall have the power to make any other or further indemnity to such officer or director, or former officer or director, that may be authorized by the articles of incorporation or the bylaws of the registrant, or any resolution of its stockholders, except for indemnity against such person's gross negligence or willful misconduct.

        The bylaws of Stapor Research, Inc. provide that the registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the registrant) by reason of the fact that such person is or was a director, officer, employee or agent, or, while such person is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under applicable state or federal law. The indemnification provisions of the bylaws of Stapor Research, Inc. are not exclusive of any other rights to which those indemnified may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

        The amended and restated articles of incorporation of Avtec Systems, Inc. are silent with respect to exculpation of directors from liability for monetary damages and indemnification by the registrant of its directors and officers.

        The amended and restated articles of incorporation of CVG, Incorporated provide that the registrant shall indemnify (i) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the registrant or brought by or on behalf of shareholders of the registrant, by reason of the fact that such person is or was a director or officer, or (ii) any director or officer who is or was serving at the request of the registrant as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by such person in connection with such proceeding unless such person engaged in intentional misconduct or a knowing violation of the criminal law. A person is considered to be serving an employee benefit plan at the registrant's request if such person's duties to the registrant also impose duties on, or otherwise involve services by, such person to the plan or to participants in or beneficiaries of the plan.

        The bylaws of Avtec Systems, Inc. and CVG, Incorporated provide that the registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the registrant) by reason of the fact that such person is or was a director, officer, employee or agent, or, while such person is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under applicable state or federal law. The indemnification provisions of the bylaws of Avtec Systems, Inc. and CVG, Incorporated are not exclusive of any other rights to which those indemnified may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

Item 21.    Exhibits and Financial Statement Schedules.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed— Furnished Herewith
3.1	Amended and Restated Certificate of Incorporation of Kratos Defense & Security Solutions, Inc.	10-Q	09/30/01	4.1
3.2	Certificate of Ownership and Merger of Kratos Defense & Security Solutions, Inc. into Wireless Facilities, Inc.	8-K	09/12/07	3.1
3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Kratos Defense & Security Solutions, Inc.	10-Q	09/27/09	3.1
3.4	Certificate of Designations, Preferences and Rights of Series A Preferred Stock of Kratos Defense & Security Solutions, Inc.	10-Q	09/30/01	4.2

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed— Furnished Herewith
3.5	Certificate of Designations, Preferences and Rights of Series B Preferred Stock of Kratos Defense & Security Solutions, Inc. (included as Exhibit A to the Preferred Stock Purchase Agreement, dated as of May 16, 2002, by and among Kratos Defense & Security Solutions, Inc., Meritech Capital Partners II L.P., Meritech Capital Affiliates II L.P., MCB Entrepreneur Partners II L.P., Oak Investment Partners X, Limited Partnership, Oak X Affiliates Fund, Limited Partnership, Oak Investment Partners IX, L.P., Oak Affiliates Fund, L.P., Oak IX Affiliates Fund—A, L.P., and the KLS Trust dated July 14, 1999).	8-K/A	06/05/02	4.1
3.6	Certificate of Designation of Series C Preferred Stock of Kratos Defense & Security Solutions, Inc.	8-K	12/17/04	3.1
3.7	Second Amended and Restated Bylaws of Kratos Defense & Security Solutions, Inc.	8-K	03/15/11	3.1
3.8	Second Amended and Restated Certificate of Incorporation of AI Metrix, Inc., as amended	S-4	06/28/10	3.8
3.9	Bylaws of AI Metrix, Inc.	S-4	06/28/10	3.9
3.10	Certificate of Incorporation of Airorlite Communications, Inc., as amended (f/k/a ACI Acquisition Inc.)	S-4	06/07/11	3.10
3.11	Bylaws of Airorlite Communications, Inc. (f/k/a ACI Acquisition Inc.)	S-4	06/07/11	3.11
3.12	Certificate of Incorporation of Charleston Marine Containers Inc.	S-4	06/28/10	3.10
3.13	Bylaws of Charleston Marine Containers Inc.	S-4	06/28/10	3.11
3.14	Certificate of Formation of Dallastown Realty I, LLC	S-4	06/28/10	3.12
3.15	Restated Operating Agreement of Dallastown Realty I, LLC	S-4	06/28/10	3.13
3.16	Certificate of Formation of Dallastown Realty II, LLC	S-4	06/28/10	3.14
3.17	Restated Operating Agreement of Dallastown Realty II, LLC	S-4	06/28/10	3.15
3.18	Amended and Restated Articles of Incorporation of Defense Systems, Incorporated	S-4	06/28/10	3.16
3.19	Bylaws of Defense Systems, Incorporated	S-4	06/28/10	3.17
3.20	Articles of Incorporation of DEI Services Corporation, as amended	S-4	06/07/11	3.20

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed— Furnished Herewith
3.21	Bylaws of DEI Services Corporation	S-4	06/07/11	3.21
3.22	Amended and Restated Certificate of Incorporation of Digital Fusion, Inc.	S-4	06/28/10	3.18
3.23	Amended and Restated Bylaws of Digital Fusion, Inc.	S-4	06/28/10	3.19
3.24	Amended and Restated Articles of Incorporation of Digital Fusion Solutions, Inc., as amended	S-4	06/28/10	3.20
3.25	Bylaws of Digital Fusion Solutions, Inc.	S-4	06/28/10	3.21
3.26	Certificate of Incorporation of Diversified Security Solutions, Inc., as amended (f/k/a Henry Bros. Electronics, Inc.)	S-4	06/07/11	3.26
3.27	Bylaws of Diversified Security Solutions, Inc. (f/k/a Henry Bros. Electronics, Inc.)	S-4	06/07/11	3.27
3.28	Articles of Incorporation of DTI Associates, Inc., as amended (f/k/a Defense Technology Incorporated)	S-4	06/28/10	3.22
3.29	Bylaws of DTI Associates, Inc. (f/k/a Defense Technology Incorporated)	S-4	06/28/10	3.23
3.30	Certificate of Incorporation of General Microwave Corporation, as amended	S-4	06/07/11	3.30
3.31	Certificate of Incorporation of General Microwave Israel Corporation	S-4	06/07/11	3.31
3.32	Certificate of Incorporation of Gichner Holdings, Inc., as amended	S-4	06/28/10	3.24
3.33	Bylaws of Gichner Holdings, Inc.	S-4	06/28/10	3.25
3.34	Certificate of Incorporation of Gichner Systems Group, Inc., as amended (f/k/a Gichner Acquisition, Inc.)	S-4	06/28/10	3.26
3.35	Bylaws of Gichner Systems Group, Inc. (f/k/a Gichner Acquisition, Inc.)	S-4	06/28/10	3.27
3.36	Amended and Restated Certificate of Incorporation of Gichner Systems International, Inc., as amended (f/k/a Gichner Systems Group, Inc.)	S-4	06/28/10	3.28
3.37	Bylaws of Gichner Systems International, Inc. (f/k/a Gichner Systems Group, Inc.)	S-4	06/28/10	3.29
3.38	Fourth Amended and Restated Articles of Incorporation of Haverstick Consulting, Inc., as amended	S-4	06/28/10	3.30
3.39	Amended and Restated Code of By-laws of Haverstick Consulting, Inc.	S-4	06/28/10	3.31

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed— Furnished Herewith
3.40	Articles of Incorporation of Haverstick Government Solutions, Inc., as amended (f/k/a AFK Acquisition, Co.)	S-4	06/28/10	3.32
3.41	Regulations of Haverstick Government Solutions, Inc. (f/k/a AFK Acquisition, Co.)	S-4	06/28/10	3.33
3.42	Articles of Incorporation of Henry Bros. Electronics, Inc., as amended (CA) (f/k/a Photo Scan Systems, Inc. and Photo-Scan Systems, Inc.)	S-4	06/07/11	3.42
3.43	Bylaws of Henry Bros. Electronics, Inc., as amended (CA) (f/k/a Photo Scan Systems, Inc. and Photo-Scan Systems, Inc.)	S-4	06/07/11	3.43
3.44	Articles of Incorporation of Henry Bros. Electronics, Inc., as amended (CO) (f/k/a Securus, Inc. and Photo-Scan of Colo., Inc.)	S-4	06/07/11	3.44
3.45	Certificate of Incorporation of Henry Bros. Electronics, Inc., as amended (DE) (f/k/a Diversified Security Solutions, Inc. and IntegCom Corp.)	S-4	06/07/11	3.45
3.46	Bylaws of Henry Bros. Electronics, Inc. (DE) (f/k/a Diversified Security Solutions, Inc. and IntegCom Corp.)	S-4	06/07/11	3.46
3.47	Certificate of Incorporation of Henry Bros. Electronics, Inc., as amended (NJ) (f/k/a HBE Acquisition Corp.)	S-4	06/07/11	3.47
3.48	Bylaws of Henry Bros. Electronics, Inc. (NJ) (f/k/a HBE Acquisition Corp.)	S-4	06/07/11	3.48
3.49	Articles of Incorporation of Henry Bros. Electronics, Inc., as amended (VA) (f/k/a CIS Security Systems Corporation and Williams Systems)	S-4	06/07/11	3.49
3.50	Bylaws of Henry Bros. Electronics, Inc. (VA) (f/k/a CIS Security Systems Corporation and Williams Systems)	S-4	06/07/11	3.50
3.51	Articles of Organization of Henry Bros. Electronics, L.L.C., as amended (f/k/a Corporate Security Integration, LLC)	S-4	06/07/11	3.51
3.52	Limited Liability Company Agreement of Henry Bros. Electronics, L.L.C. (f/k/a Corporate Security Integration, LLC)	S-4	06/07/11	3.52
3.53	Amended and Restated Certificate of Incorporation of Herley Industries, Inc.	S-4	06/07/11	3.53

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed— Furnished Herewith
3.54	Certificate of Incorporation of Herley-CTI, Inc., as amended (f/k/a Syrix Corp.)	S-4	06/07/11	3.54
3.55	Certificate of Incorporation of Herley-RSS, Inc.	S-4	06/07/11	3.55
3.56	Articles of Incorporation of HGS Holdings, Inc.	S-4	06/28/10	3.34
3.57	Bylaws of HGS Holdings, Inc.	S-4	06/28/10	3.35
3.58	First Amended and Restated Certificate of Incorporation of JMA Associates, Inc., as amended	S-4	06/28/10	3.36
3.59	Bylaws of JMA Associates, Inc.	S-4	06/28/10	3.37
3.60	Amended and Restated Certificate of Incorporation of Kratos Defense Engineering Solutions, Inc., as amended (f/k/a Kratos Government Solutions, Inc., WFI Government Services, Inc. and High Technology Solutions, Inc.)	S-4	06/07/11	3.60
3.61	Bylaws of Kratos Defense Engineering Solutions, Inc. (f/k/a Kratos Government Solutions, Inc., WFI Government Services, Inc. and High Technology Solutions, Inc.)	S-4	06/28/10	3.41
3.62	Certificate of Incorporation of Kratos Mid-Atlantic, Inc., as amended (f/k/a Delmarva Systems Corp. and WFI Delaware, Inc.)	S-4	06/28/10	3.42
3.63	Bylaws of Kratos Mid-Atlantic, Inc. (f/k/a Delmarva Systems Corp. and WFI Delaware, Inc.)	S-4	06/28/10	3.43
3.64	Certificate of Incorporation of Kratos Public Safety & Security Solutions, Inc., as amended (f/k/a Kratos Commercial Solutions, Inc., SecurePlanet, Inc. and WFI Network Management Services Corp.)	S-4	06/07/11	3.64
3.65	Amended and Restated Bylaws of Kratos Public Safety & Security Solutions, Inc. (f/k/a Kratos Commercial Solutions, Inc., SecurePlanet, Inc. and WFI Network Management Services Corp.)	S-4	06/28/10	3.39
3.66	Amended and Restated Articles of Incorporation of Kratos Southeast, Inc., as amended	S-4	06/28/10	3.44
3.67	Amended and Restated Bylaws of Kratos Southeast, Inc.	S-4	06/28/10	3.45
3.68	Certificate of Limited Partnership of Kratos Southwest L.P., as amended (f/k/a Enco Systems Partnership, Ltd., WFI Texas Limited Partnership, Ltd. and WFI Southwest LP)	S-4	06/28/10	3.46

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed— Furnished Herewith
3.69	Agreement of Limited Partnership of Kratos Southwest L.P. (f/k/a Enco Systems Partnership, Ltd., WFI Texas Limited Partnership, Ltd. and WFI Southwest LP)	S-4	06/28/10	3.47
3.70	Amended and Restated Articles of Incorporation of Kratos Technology & Training Solutions, Inc., as amended (f/k/a SYS)	S-4	06/07/11	3.70
3.71	Bylaws of Kratos Technology & Training Solutions, Inc. (f/k/a/ SYS)	S-4	06/28/10	3.67
3.72	Articles of Incorporation of Kratos Texas, Inc., as amended (f/k/a ENCO Systems, Inc., WFI Texas, Inc., Wireless Facilities II Texas, Inc. and Kratos Southwest, Inc.)	S-4	06/28/10	3.48
3.73	Bylaws of Kratos Texas, Inc. (f/k/a ENCO Systems, Inc., WFI Texas, Inc., Wireless Facilities II Texas, Inc. and Kratos Southwest, Inc.)	S-4	06/28/10	3.49
3.74	Articles of Incorporation of Madison Research Corporation, as amended	S-4	06/28/10	3.50
3.75	Bylaws of Madison Research Corporation	S-4	06/28/10	3.51
3.76	Restated Articles of Incorporation of Micro Systems, Inc., as amended	S-4	06/07/11	3.76
3.77	Certificate of Incorporation of MSI Acquisition Corp.	S-4	06/07/11	3.77
3.78	Articles of Incorporation of National Safe of California, as amended (f/k/a Protection Equipment Corporation)	S-4	06/07/11	3.78
3.79	Bylaws of National Safe of California (f/k/a Protection Equipment Corporation)	S-4	06/07/11	3.79
3.80	Second Amended and Restated Articles of Incorporation of Polexis, Inc., as amended	S-4	06/28/10	3.52
3.81	Bylaws of Polexis, Inc., as amended	S-4	06/28/10	3.53
3.82	Articles of Incorporation of Reality Based IT Services, Ltd., as amended	S-4	06/28/10	3.54
3.83	Amended and Restated Bylaws of Reality Based IT Services, Ltd.	S-4	06/28/10	3.55
3.84	Articles of Organization of Rocket Support Services, LLC	S-4	06/28/10	3.56
3.85	Amended and Restated Operating Agreement of Rocket Support Services, LLC	S-4	06/28/10	3.57
3.86	Certificate of Formation of SCT Acquisition, LLC	S-4	06/07/11	3.86

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed— Furnished Herewith
3.87	Amended and Restated Limited Liability Company Operating Agreement of SCT Acquisition, LLC	S-4	06/07/11	3.87
3.88	Certificate of Formation of SCT Real Estate, LLC	S-4	06/07/11	3.88
3.89	Amended and Restated Limited Liability Company Agreement of SCT Real Estate, LLC	S-4	06/07/11	3.89
3.90	Articles of Incorporation of Shadow I, Inc.	S-4	06/28/10	3.58
3.91	Bylaws of Shadow I, Inc.	S-4	06/28/10	3.59
3.92	Articles of Incorporation of Shadow II, Inc.	S-4	06/28/10	3.60
3.93	Bylaws of Shadow II, Inc.	S-4	06/28/10	3.61
3.94	Articles of Incorporation of Kratos Integral Systems International, Inc. (f/k/a Shadow III, Inc.)				*
3.95	Bylaws of Kratos Integral Systems International, Inc. (f/k/a Shadow III, Inc.)	S-4	06/28/10	3.63
3.96	Articles of Incorporation of Stapor Research, Inc.	S-4	06/07/11	3.96
3.97	Articles of Incorporation of Summit Research Corporation, as amended	S-4	06/28/10	3.64
3.98	Amended and Restated Bylaws of Summit Research Corporation	S-4	06/28/10	3.65
3.99	Certificate of Incorporation of WFI NMC Corp.	S-4	06/28/10	3.68
3.100	Bylaws of WFI NMC Corp.	S-4	06/28/10	3.69
3.101	Articles of Restatement of Integral Systems, Inc., as amended				*
3.102	Amended and Restated Articles of Incorporation of Avtec Systems, Inc.				*
3.103	Amended and Restated Articles of Incorporation of CVG, Incorporated				*
3.104	Articles of Incorporation of Lumistar, Inc., as amended				*
3.105	Articles of Incorporation of LVDM, Inc., as amended				*
3.106	Certificate of Incorporation of Newpoint Technologies, Inc., as amended				*
3.107	Articles of Incorporation of Real Time Logic, Inc., as amended				*
3.108	Amended and Restated Articles of Incorporation of SAT Corporation				*
3.109	Articles of Organization of IRIS Acquisition Sub LLC				*

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed— Furnished Herewith
3.110	Operating Agreement of IRIS Acquisition Sub LLC				*
3.111
	Form of Bylaws of Avtec Systems, Inc., CVG, Incorporated, General Microwave Corporation, General Microwave Israel Corporation, Henry Bros. Electronics, Inc. (CO), Herley Industries, Inc., Herley-CTI, Inc., Herley-RSS, Inc., Integral Systems, Inc., Lumistar, Inc., LVDM, Inc., Micro Systems, Inc., MSI Acquisition Corp., Newpoint Technologies, Inc., Real Time Logic, Inc., SAT Corporation, and Stapor Research, Inc.				*
4.1	Specimen Stock Certificate	10-K	12/26/10	4.1
4.2	Form of 10% Senior Secured Note due 2017 (issuable in connection with the October 2011 exchange offer)				*
4.3	Form of 10% Senior Secured Note due 2017 (issued in connection with the August 2011 exchange offer)	S-4	06/07/11	4.2
4.4	Form of 10% Senior Secured Note due 2017 (issued in connection with the 2010 exchange offer)	S-4	06/28/10	4.1
4.5	Indenture, dated as of May 19, 2010, by and among Kratos Defense & Security Solutions, Inc., the Guarantors set forth therein and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as Trustee and Collateral Agent (including the Form of 10% Senior Secured Notes due 2017 filed as an exhibit thereto)	8-K	05/25/10	4.1
4.6	First Supplemental Indenture, dated as of February 7, 2011, by and among Kratos Defense & Security Solutions, Inc., the guarantors listed on Exhibit A thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee, to the Indenture (as amended or supplemented), dated as of May 19, 2010, among Kratos Defense & Security Solutions, Inc., the guarantors party thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee and collateral agent	8-K	02/07/11	10.2

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed— Furnished Herewith
4.7	Supplemental Indenture, dated April 1, 2011, among the guaranteeing subsidiaries named therein and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee, to the Indenture (as amended or supplemented), dated as of May 19, 2010, among Kratos Defense & Security Solutions, Inc., the guarantors party thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee and collateral agent	8-K	04/07/11	4.1
4.8	Third Supplemental Indenture, dated April 15, 2011, by and among Kratos Defense & Security Solutions, Inc., the guarantors listed on Exhibit A thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee and collateral agent, to the Indenture, (as amended or supplemented), dated as of May 19, 2010, among Kratos Defense & Security Solutions, Inc., the guarantors party thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee and collateral agent	8-K	04/20/11	4.1
4.9	Sixth Supplemental Indenture, dated July 27, 2011, by and among Kratos Defense & Security Solutions, Inc., the guarantors listed on Exhibit A thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee and collateral agent, to the Indenture, (as amended or supplemented), dated as of May 19, 2010, among Kratos Defense & Security Solutions, Inc., the guarantors party thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee and collateral agent	8-K	07/29/11	4.1
4.10	Rights Agreement, dated as of December 16, 2004, by and between Kratos Defense & Security Solutions, Inc. and Wells Fargo, N.A.	8-K	12/17/04	4.1
4.11	Registration Rights Agreement, dated March 25, 2011, by and among Kratos Defense & Security Solutions, Inc., Acquisition Co. Lanza Parent, Lanza Acquisition Co., the guarantors named therein, Jefferies & Company, Inc., KeyBanc Capital Markets Inc., and Oppenheimer & Co. Inc.	8-K	03/29/11	4.2

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed— Furnished Herewith
4.12	Registration Rights Agreement, dated July 27, 2011, by and among Kratos Defense & Security Solutions, Inc., the guarantors named therein, Jefferies & Company, Inc., KeyBanc Capital Markets Inc., and B. Riley & Co., LLC	8-K	07/29/11	4.2
5.1	Opinion of Paul Hastings LLP				*
5.2	Opinion of Sheppard, Mullin, Richter & Hampton LLP				*
5.3	Opinion of Jackson Walker L.L.P.				*
5.4	Opinion of Greenberg Traurig, P.A.				*
5.5	Opinion of Greenberg Traurig, LLP				*
5.6	Opinion of Dinsmore & Shohl LLP				*
5.7	Opinion of Bradley Arant Boult Cummings LLP				*
5.8	Opinion of Ice Miller LLP				*
5.9	Opinion of King & Spalding LLP				*
5.10	Opinion of Montgomery, McCracken, Walker & Rhoads, LLP				*
5.11	Opinion of Faegre & Benson				*
10.1	Purchase Agreement, dated March 25, 2011, by and among Kratos Defense & Security Solutions, Inc., Acquisition Co. Lanza Parent, Lanza Acquisition Co., the guarantors named therein, Jefferies & Company, Inc., KeyBanc Capital Markets Inc., and Oppenheimer & Co. Inc.	8-K	03/29/11	10.1
10.2	Security Agreement, dated March 25, 2011, by and among Acquisition Co. Lanza Parent, Lanza Acquisition Co., and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as collateral agent	8-K	03/29/11	10.2
10.3	Security Agreement, dated as of May 19, 2010, by and among Kratos Defense & Security Solutions, Inc., the Guarantors set forth therein, and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as Collateral Agent	8-K	05/25/10	10.2

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed— Furnished Herewith
10.4	Intercreditor Agreement, dated as of May 19, 2010, by and among Kratos Defense & Security Solutions, Inc., the Guarantors set forth therein, Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as Indenture Agent and KeyBank National Association, as Credit Facility Agent	8-K	05/25/10	10.3
10.5	Credit and Security Agreement, dated as of May 19, 2010, as amended and restated as of July 27, 2011, among Kratos Defense & Security Solutions, Inc., as Borrower, the Lenders named therein, and KeyBank National Association, as Lead Arranger, Sole Book Runner and Administrative Agent	8-K	07/29/11	10.1
12.1	Statement of computation of ratio of earnings to fixed charges				*
21.1	List of Subsidiaries				*
23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1)				*
23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.2)				*
23.3	Consent of Independent Registered Public Accounting Firm, Grant Thornton LLP				*
23.4	Consent of Independent Registered Public Accounting Firm, KPMG LLP				*
23.5	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP				*
23.6	Consent of Independent Registered Public Accounting Firm, Grant Thornton LLP				*
23.7	Consent of Registered Public Accounting Firm, Marcum LLP				*
23.8	Consent of Registered Public Accounting Firm, Brightman Almagor Zohar & Co.				*
23.9	Consent of Independent Registered Public Accountants, Amper, Politziner & Mattia LLP				*
23.10	Consent of Independent Registered Public Accounting Firm, Plante & Moran, PLLC				*
24.1	Powers of attorney (included in signature pages of the Registration Statement)				*
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, of Trustee under the Indenture				*

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed— Furnished Herewith
99.1	Form of Letter of Transmittal				*
99.2	Form of Notice of Guaranteed Delivery				*
99.3	Form of Letter to Registered Holders and Depository Trust Company Participants				*
99.4	Form of Letter to Clients				*
99.5	Unaudited historical financial information for Integral Systems, Inc. as of July 1, 2011 and September 24, 2010 and for each of the three and nine month periods ended July 1, 2011 and June 25, 2010.				*
99.6	Unaudited pro forma combined (i) balance sheet as of June 26, 2011 and (ii) statement of operations for the fiscal year ended December 26, 2010 and the six month period ended June 26, 2011.				*

Item 22.    Undertakings.

        Each of the undersigned co-registrants hereby undertakes:

          (1)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (3)   To file, during any period during which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (4)   That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (6)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (7)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (8)   That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (9)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: Each of the undersigned co-registrants undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 24th day of October, 2011.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
By:	/s/ ERIC M. DEMARCO Eric M. DeMarco President and Chief Executive Officer

POWER OF ATTORNEY

        Know all men by these presents, that the undersigned directors and officers of the registrant, which is filing a registration statement on Form S-4 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Eric M. DeMarco and Deanna H. Lund, and each of them, the individual's true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC M. DEMARCO Eric M. DeMarco	President, Chief Executive Officer and Director (Principal Executive Officer)	October 24, 2011
/s/ DEANNA H. LUND Deanna H. Lund	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 24, 2011

Signature	Title	Date

/s/ LAURA L. SIEGAL Laura L. Siegal	Vice President, Corporate Controller, and Treasurer (Principal Accounting Officer)	October 24, 2011
/s/ SCOTT I. ANDERSON Scott I. Anderson	Director	October 24, 2011
/s/ BANDEL L. CARANO Bandel L. Carano	Director	October 24, 2011
/s/ WILLIAM A. HOGLUND William A. Hoglund	Director	October 24, 2011
/s/ SCOT B. JARVIS Scot B. Jarvis	Director	October 24, 2011
/s/ JANE E. JUDD Jane E. Judd	Director	October 24, 2011
/s/ SAMUEL N. LIBERATORE Samuel N. Liberatore	Director	October 24, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 24th day of October, 2011.

AI METRIX, INC.
AIRORLITE COMMUNICATIONS, INC.
CHARLESTON MARINE CONTAINERS, INC.
DEFENSE SYSTEMS, INCORPORATED
DEI SERVICES CORPORATION
DIGITAL FUSION, INC.
DIGITAL FUSION SOLUTIONS, INC.
DIVERSIFIED SECURITY SOLUTIONS, INC.
DTI ASSOCIATES, INC.
GENERAL MICROWAVE CORPORATION
GENERAL MICROWAVE ISRAEL CORPORATION
GICHNER HOLDINGS, INC.
GICHNER SYSTEMS GROUP, INC.
GICHNER SYSTEMS INTERNATIONAL, INC.
HAVERSTICK CONSULTING, INC.
HAVERSTICK GOVERNMENT SOLUTIONS, INC.
HENRY BROS. ELECTRONICS, INC. (CA)
HENRY BROS. ELECTRONICS, INC. (CO)
HENRY BROS. ELECTRONICS, INC. (DE)
HENRY BROS. ELECTRONICS, INC. (NJ)
HENRY BROS. ELECTRONICS, INC. (VA)
HERLEY INDUSTRIES, INC.
HERLEY-CTI, INC.
HERLEY-RSS, INC.
HGS HOLDINGS, INC.
KRATOS INTEGRAL SYSTEMS INTERNATIONAL, INC.
KRATOS MID-ATLANTIC, INC.
KRATOS PUBLIC SAFETY & SECURITY SOLUTIONS, INC.
KRATOS SOUTHEAST, INC.
KRATOS TECHNOLOGY & TRAINING SOLUTIONS, INC.
KRATOS TEXAS, INC.
MADISON RESEARCH CORPORATION
MICRO SYSTEMS, INC.
MSI ACQUISITION CORP.
NATIONAL SAFE OF CALIFORNIA, INC.
POLEXIS, INC.
REALITY BASED IT SERVICES, LTD.
SHADOW I, INC.
SHADOW II, INC.
STAPOR RESEARCH, INC.

SUMMIT RESEARCH CORPORATION WFI NMC CORP.
By:	/s/ ERIC M. DEMARCO Eric M. DeMarco President and Chief Executive Officer

POWER OF ATTORNEY

        Know all men by these presents, that the undersigned directors and officers of the registrant, which is filing a registration statement on Form S-4 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Eric M. DeMarco and Deanna H. Lund, and each of them, the individual's true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC M. DEMARCO Eric M. DeMarco	President, Chief Executive Officer and Director (Principal Executive Officer)	October 24, 2011
/s/ DEANNA H. LUND Deanna H. Lund	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	October 24, 2011
/s/ LAURA L. SIEGAL Laura L. Siegal	Vice President, Corporate Controller, Treasurer and Director (Principal Accounting Officer)	October 24, 2011

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 24th day of October, 2011.

DALLASTOWN REALTY I, LLC
By:	Its Member and Manager
GICHNER HOLDINGS, INC. a Delaware corporation
By:	/s/ ERIC M. DEMARCO Eric M. DeMarco President and Chief Executive Officer

POWER OF ATTORNEY

        Know all men by these presents, that the undersigned officers of the registrant, which is filing a registration statement on Form S-4 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Eric M. DeMarco and Deanna H. Lund, and each of them, the individual's true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC M. DEMARCO Eric M. DeMarco	President and Chief Executive Officer of registrant (Principal Executive Officer) Director of Gichner Holdings, Inc.	October 24, 2011
/s/ DEANNA H. LUND Deanna H. Lund	Executive Vice President and Chief Financial Officer of registrant (Principal Financial Officer) Director of Gichner Holdings, Inc.	October 24, 2011

Signature	Title	Date

/s/ LAURA L. SIEGAL Laura L. Siegal	Vice President, Corporate Controller, and Treasurer of registrant (Principal Accounting Officer) Director of Gichner Holdings, Inc.	October 24, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 24th day of October, 2011.

DALLASTOWN REALTY II, LLC
By:	Its Member and Manager
DALLASTOWN REALTY I, LLC a Delaware limited liability company
By:	Its Member and Manager
GICHNER HOLDINGS, INC. a Delaware corporation
By:	/s/ ERIC M. DEMARCO Eric M. DeMarco President and Chief Executive Officer

POWER OF ATTORNEY

        Know all men by these presents, that the undersigned officers of the registrant, which is filing a registration statement on Form S-4 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Eric M. DeMarco and Deanna H. Lund, and each of them, the individual's true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC M. DEMARCO Eric M. DeMarco	President and Chief Executive Officer of registrant (Principal Executive Officer) Director of Gichner Holdings, Inc.	October 24, 2011

Signature	Title	Date

/s/ DEANNA H. LUND Deanna H. Lund	Executive Vice President and Chief Financial Officer of registrant (Principal Financial Officer) Director of Gichner Holdings, Inc.	October 24, 2011
/s/ LAURA L. SIEGAL Laura L. Siegal	Vice President, Corporate Controller, and Treasurer of registrant (Principal Accounting Officer) Director of Gichner Holdings, Inc.	October 24, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 24th day of October, 2011.

HENRY BROS. ELECTRONICS, L.L.C.
By:	Its Sole Member
HENRY BROS. ELECTRONICS, INC. a California corporation
By:	/s/ ERIC M. DEMARCO Eric M. DeMarco President and Chief Executive Officer

POWER OF ATTORNEY

        Know all men by these presents, that the undersigned officers of the registrant, which is filing a registration statement on Form S-4 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Eric M. DeMarco and Deanna H. Lund, and each of them, the individual's true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC M. DEMARCO Eric M. DeMarco	President and Chief Executive Officer of registrant (Principal Executive Officer) Director of Henry Bros. Electronics, Inc.	October 24, 2011

Signature	Title	Date

/s/ DEANNA H. LUND Deanna H. Lund	Executive Vice President and Chief Financial Officer of registrant (Principal Financial Officer) Director of Henry Bros. Electronics, Inc.	October 24, 2011
/s/ LAURA L. SIEGAL Laura L. Siegal	Vice President, Corporate Controller, and Treasurer of registrant (Principal Accounting Officer) Director of Henry Bros. Electronics, Inc.	October 24, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 24th day of October, 2011.

JMA ASSOCIATES, INC.
By:	/s/ ERIC M. DEMARCO Eric M. DeMarco President and Chief Executive Officer

POWER OF ATTORNEY

        Know all men by these presents, that the undersigned directors and officers of the registrant, which is filing a registration statement on Form S-4 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Eric M. DeMarco and Deanna H. Lund, and each of them, the individual's true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC M. DEMARCO Eric M. DeMarco	President, Chief Executive Officer and Director (Principal Executive Officer)	October 24, 2011
/s/ DEANNA H. LUND Deanna H. Lund	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	October 24, 2011
/s/ LAURA L. SIEGAL Laura L. Siegal	Vice President, Corporate Controller, and Treasurer (Principal Accounting Officer)	October 24, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 24th day of October, 2011.

KRATOS DEFENSE ENGINEERING SOLUTIONS, INC.
By:	/s/ ERIC M. DEMARCO Eric M. DeMarco President and Chief Executive Officer

POWER OF ATTORNEY

        Know all men by these presents, that the undersigned directors and officers of the registrant, which is filing a registration statement on Form S-4 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Eric M. DeMarco and Deanna H. Lund, and each of them, the individual's true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC M. DEMARCO Eric M. DeMarco	President, Chief Executive Officer and Director (Principal Executive Officer)	October 24, 2011
/s/ DEANNA H. LUND Deanna H. Lund	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	October 24, 2011
/s/ LAURA L. SIEGAL Laura L. Siegal	Vice President, Corporate Controller, Treasurer and Director (Principal Accounting Officer)	October 24, 2011

Signature	Title	Date

/s/ WILLIAM HOGLUND William Hoglund	Director	October 24, 2011

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 24th day of October, 2011.

KRATOS SOUTHWEST L.P.
By:	Its General Partner
KRATOS TEXAS, INC. a Texas corporation
By:	/s/ ERIC M. DEMARCO Eric M. DeMarco President and Chief Executive Officer

POWER OF ATTORNEY

        Know all men by these presents, that the undersigned officers of the registrant, which is filing a registration statement on Form S-4 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Eric M. DeMarco and Deanna H. Lund, and each of them, the individual's true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC M. DEMARCO Eric M. DeMarco	President and Chief Executive Officer of registrant (Principal Executive Officer) Director of Kratos Texas, Inc.	October 24, 2011
/s/ DEANNA H. LUND Deanna H. Lund	Executive Vice President and Chief Financial Officer of registrant (Principal Financial Officer) Director of Kratos Texas, Inc.	October 24, 2011

Signature	Title	Date

/s/ LAURA L. SIEGAL Laura L. Siegal	Vice President, Corporate Controller, and Treasurer of registrant (Principal Accounting Officer) Director of Kratos Texas, Inc.	October 24, 2011

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 24th day of October, 2011.

ROCKET SUPPORT SERVICES, LLC
By:	Its Member and Manager
HGS HOLDINGS, INC. a Indiana corporation
By:	/s/ ERIC M. DEMARCO Eric M. DeMarco President and Chief Executive Officer

POWER OF ATTORNEY

        Know all men by these presents, that the undersigned officers of the registrant, which is filing a registration statement on Form S-4 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Eric M. DeMarco and Deanna H. Lund, and each of them, the individual's true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC M. DEMARCO Eric M. DeMarco	President and Chief Executive Officer of registrant (Principal Executive Officer) Director of HGS Holdings, Inc.	October 24, 2011
/s/ DEANNA H. LUND Deanna H. Lund	Executive Vice President and Chief Financial Officer of registrant (Principal Financial Officer) Director of HGS Holdings, Inc.	October 24, 2011

Signature	Title	Date

/s/ LAURA L. SIEGAL Laura L. Siegal	Vice President, Corporate Controller, and Treasurer of registrant (Principal Accounting Officer) Director of HGS Holdings, Inc.	October 24, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 24th day of October, 2011.

SCT ACQUISITION, LLC
By:	Its Sole Member
CHARLESTON MARINE CONTAINERS, INC. a Delaware corporation
By:	/s/ ERIC M. DEMARCO Eric M. DeMarco President and Chief Executive Officer

POWER OF ATTORNEY

        Know all men by these presents, that the undersigned officers of the registrant, which is filing a registration statement on Form S-4 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Eric M. DeMarco and Deanna H. Lund, and each of them, the individual's true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC M. DEMARCO Eric M. DeMarco	President and Chief Executive Officer of registrant (Principal Executive Officer) Director of Charleston Marine Containers, Inc.	October 24, 2011

Signature	Title	Date

/s/ DEANNA H. LUND Deanna H. Lund	Executive Vice President and Chief Financial Officer of registrant (Principal Financial Officer) Director of Charleston Marine Containers, Inc.	October 24, 2011
/s/ LAURA L. SIEGAL Laura L. Siegal	Vice President, Corporate Controller, and Treasurer of registrant (Principal Accounting Officer) Director of Charleston Marine Containers, Inc.	October 24, 2011

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 24th day of October, 2011.

SCT REAL ESTATE, LLC
By:	Its Sole Member
SCT ACQUISITION, LLC a Delaware limited liability company
By:	Its Sole Member
CHARLESTON MARINE CONTAINERS, INC. a Delaware corporation
By:	/s/ ERIC M. DEMARCO Eric M. DeMarco President and Chief Executive Officer

POWER OF ATTORNEY

        Know all men by these presents, that the undersigned officers of the registrant, which is filing a registration statement on Form S-4 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Eric M. DeMarco and Deanna H. Lund, and each of them, the individual's true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC M. DEMARCO Eric M. DeMarco	President and Chief Executive Officer of registrant (Principal Executive Officer) Director of Charleston Marine Containers, Inc.	October 24, 2011

Signature	Title	Date

/s/ DEANNA H. LUND Deanna H. Lund	Executive Vice President and Chief Financial Officer of registrant (Principal Financial Officer) Director of Charleston Marine Containers, Inc.	October 24, 2011
/s/ LAURA L. SIEGAL Laura L. Siegal	Vice President, Corporate Controller, and Treasurer of registrant (Principal Accounting Officer) Director of Charleston Marine Containers, Inc.	October 24, 2011

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 24th day of October, 2011.

INTEGRAL SYSTEMS, INC. AVTEC SYSTEMS, INC. CVG, INCORPORATED LUMISTAR, INC. LVDM, INC. NEWPOINT TECHNOLOGIES, INC. REAL TIME LOGIC, INC. SAT CORPORATION
By:	/s/ ERIC M. DEMARCO Eric M. DeMarco President and Chief Executive Officer

POWER OF ATTORNEY

        Know all men by these presents, that the undersigned directors and officers of the registrant, which is filing a registration statement on Form S-4 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Eric M. DeMarco and Deanna H. Lund, and each of them, the individual's true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC M. DEMARCO Eric M. DeMarco	President, Chief Executive Officer and Director (Principal Executive Officer)	October 24, 2011
/s/ DEANNA H. LUND Deanna H. Lund	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	October 24, 2011

Signature	Title	Date

/s/ LAURA L. SIEGAL Laura L. Siegal	Vice President, Corporate Controller, Treasurer and Director (Principal Accounting Officer)	October 24, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 24th day of October, 2011.

IRIS ACQUISITION SUB LLC
By:	Its Sole Member
KRATOS DEFENSE & SECURITY SOLUTIONS, INC. a Delaware corporation
By:	/s/ ERIC M. DEMARCO Eric M. DeMarco President and Chief Executive Officer

POWER OF ATTORNEY

        Know all men by these presents, that the undersigned officers of the registrant, which is filing a registration statement on Form S-4 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Eric M. DeMarco and Deanna H. Lund, and each of them, the individual's true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC M. DEMARCO Eric M. DeMarco	President and Chief Executive Officer of registrant (Principal Executive Officer) Director of Kratos Defense & Security Solutions, Inc.	October 24, 2011

Signature	Title	Date

/s/ DEANNA H. LUND Deanna H. Lund	Executive Vice President and Chief Financial Officer of registrant (Principal Financial Officer) Director of Kratos Defense & Security Solutions, Inc.	October 24, 2011
/s/ LAURA L. SIEGAL Laura L. Siegal	Vice President, Corporate Controller, and Treasurer of registrant (Principal Accounting Officer) Director of Kratos Defense & Security Solutions, Inc.	October 24, 2011

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed— Furnished Herewith
3.1	Amended and Restated Certificate of Incorporation of Kratos Defense & Security Solutions, Inc.	10-Q	09/30/01	4.1
3.2	Certificate of Ownership and Merger of Kratos Defense & Security Solutions, Inc. into Wireless Facilities, Inc.	8-K	09/12/07	3.1
3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Kratos Defense & Security Solutions, Inc.	10-Q	09/27/09	3.1
3.4	Certificate of Designations, Preferences and Rights of Series A Preferred Stock of Kratos Defense & Security Solutions, Inc.	10-Q	09/30/01	4.2
3.5
	Certificate of Designations, Preferences and Rights of Series B Preferred Stock of Kratos Defense & Security Solutions, Inc. (included as Exhibit A to the Preferred Stock Purchase Agreement, dated as of May 16, 2002, by and among Kratos Defense & Security Solutions, Inc., Meritech Capital Partners II L.P., Meritech Capital Affiliates II L.P., MCB Entrepreneur Partners II L.P., Oak Investment Partners X, Limited Partnership, Oak X Affiliates Fund, Limited Partnership, Oak Investment Partners IX, L.P., Oak Affiliates Fund, L.P., Oak IX Affiliates Fund—A, L.P., and the KLS Trust dated July 14, 1999).	8-K/A	06/05/02	4.1
3.6	Certificate of Designation of Series C Preferred Stock of Kratos Defense & Security Solutions, Inc.	8-K	12/17/04	3.1
3.7	Second Amended and Restated Bylaws of Kratos Defense & Security Solutions, Inc.	8-K	03/15/11	3.1
3.8	Second Amended and Restated Certificate of Incorporation of AI Metrix, Inc., as amended	S-4	06/28/10	3.8
3.9	Bylaws of AI Metrix, Inc.	S-4	06/28/10	3.9
3.10	Certificate of Incorporation of Airorlite Communications, Inc., as amended (f/k/a ACI Acquisition Inc.)	S-4	06/07/11	3.10
3.11	Bylaws of Airorlite Communications, Inc. (f/k/a ACI Acquisition Inc.)	S-4	06/07/11	3.11
3.12	Certificate of Incorporation of Charleston Marine Containers Inc.	S-4	06/28/10	3.10
3.13	Bylaws of Charleston Marine Containers Inc.	S-4	06/28/10	3.11
3.14	Certificate of Formation of Dallastown Realty I, LLC	S-4	06/28/10	3.12

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed— Furnished Herewith
3.15	Restated Operating Agreement of Dallastown Realty I, LLC	S-4	06/28/10	3.13
3.16	Certificate of Formation of Dallastown Realty II, LLC	S-4	06/28/10	3.14
3.17	Restated Operating Agreement of Dallastown Realty II, LLC	S-4	06/28/10	3.15
3.18	Amended and Restated Articles of Incorporation of Defense Systems, Incorporated	S-4	06/28/10	3.16
3.19	Bylaws of Defense Systems, Incorporated	S-4	06/28/10	3.17
3.20	Articles of Incorporation of DEI Services Corporation, as amended	S-4	06/07/11	3.20
3.21	Bylaws of DEI Services Corporation	S-4	06/07/11	3.21
3.22	Amended and Restated Certificate of Incorporation of Digital Fusion, Inc.	S-4	06/28/10	3.18
3.23	Amended and Restated Bylaws of Digital Fusion, Inc.	S-4	06/28/10	3.19
3.24	Amended and Restated Articles of Incorporation of Digital Fusion Solutions, Inc., as amended	S-4	06/28/10	3.20
3.25	Bylaws of Digital Fusion Solutions, Inc.	S-4	06/28/10	3.21
3.26	Certificate of Incorporation of Diversified Security Solutions, Inc., as amended (f/k/a Henry Bros. Electronics, Inc.)	S-4	06/07/11	3.26
3.27	Bylaws of Diversified Security Solutions, Inc. (f/k/a Henry Bros. Electronics, Inc.)	S-4	06/07/11	3.27
3.28	Articles of Incorporation of DTI Associates, Inc., as amended (f/k/a Defense Technology Incorporated)	S-4	06/28/10	3.22
3.29	Bylaws of DTI Associates, Inc. (f/k/a Defense Technology Incorporated)	S-4	06/28/10	3.23
3.30	Certificate of Incorporation of General Microwave Corporation, as amended	S-4	06/07/11	3.30
3.31	Certificate of Incorporation of General Microwave Israel Corporation	S-4	06/07/11	3.31
3.32	Certificate of Incorporation of Gichner Holdings, Inc., as amended	S-4	06/28/10	3.24
3.33	Bylaws of Gichner Holdings, Inc.	S-4	06/28/10	3.25
3.34	Certificate of Incorporation of Gichner Systems Group, Inc., as amended (f/k/a Gichner Acquisition, Inc.)	S-4	06/28/10	3.26
3.35	Bylaws of Gichner Systems Group, Inc. (f/k/a Gichner Acquisition, Inc.)	S-4	06/28/10	3.27

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed— Furnished Herewith
3.36	Amended and Restated Certificate of Incorporation of Gichner Systems International, Inc., as amended (f/k/a Gichner Systems Group, Inc.)	S-4	06/28/10	3.28
3.37	Bylaws of Gichner Systems International, Inc. (f/k/a Gichner Systems Group, Inc.)	S-4	06/28/10	3.29
3.38	Fourth Amended and Restated Articles of Incorporation of Haverstick Consulting, Inc., as amended	S-4	06/28/10	3.30
3.39	Amended and Restated Code of By-laws of Haverstick Consulting, Inc.	S-4	06/28/10	3.31
3.40	Articles of Incorporation of Haverstick Government Solutions, Inc., as amended (f/k/a AFK Acquisition, Co.)	S-4	06/28/10	3.32
3.41	Regulations of Haverstick Government Solutions, Inc. (f/k/a AFK Acquisition, Co.)	S-4	06/28/10	3.33
3.42	Articles of Incorporation of Henry Bros. Electronics, Inc., as amended (CA) (f/k/a Photo Scan Systems, Inc. and Photo-Scan Systems, Inc.)	S-4	06/07/11	3.42
3.43	Bylaws of Henry Bros. Electronics, Inc., as amended (CA) (f/k/a Photo Scan Systems, Inc. and Photo-Scan Systems, Inc.)	S-4	06/07/11	3.43
3.44	Articles of Incorporation of Henry Bros. Electronics, Inc., as amended (CO) (f/k/a Securus, Inc. and Photo-Scan of Colo., Inc.)	S-4	06/07/11	3.44
3.45	Certificate of Incorporation of Henry Bros. Electronics, Inc., as amended (DE) (f/k/a Diversified Security Solutions, Inc. and IntegCom Corp.)	S-4	06/07/11	3.45
3.46	Bylaws of Henry Bros. Electronics, Inc. (DE) (f/k/a Diversified Security Solutions, Inc. and IntegCom Corp.)	S-4	06/07/11	3.46
3.47	Certificate of Incorporation of Henry Bros. Electronics, Inc., as amended (NJ) (f/k/a HBE Acquisition Corp.)	S-4	06/07/11	3.47
3.48	Bylaws of Henry Bros. Electronics, Inc. (NJ) (f/k/a HBE Acquisition Corp.)	S-4	06/07/11	3.48
3.49	Articles of Incorporation of Henry Bros. Electronics, Inc., as amended (VA) (f/k/a CIS Security Systems Corporation and Williams Systems)	S-4	06/07/11	3.49
3.50	Bylaws of Henry Bros. Electronics, Inc. (VA) (f/k/a CIS Security Systems Corporation and Williams Systems)	S-4	06/07/11	3.50

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed— Furnished Herewith
3.51	Articles of Organization of Henry Bros. Electronics, L.L.C., as amended (f/k/a Corporate Security Integration, LLC)	S-4	06/07/11	3.51
3.52	Limited Liability Company Agreement of Henry Bros. Electronics, L.L.C. (f/k/a Corporate Security Integration, LLC)	S-4	06/07/11	3.52
3.53	Amended and Restated Certificate of Incorporation of Herley Industries, Inc.	S-4	06/07/11	3.53
3.54	Certificate of Incorporation of Herley-CTI, Inc., as amended (f/k/a Syrix Corp.)	S-4	06/07/11	3.54
3.55	Certificate of Incorporation of Herley-RSS, Inc.	S-4	06/07/11	3.55
3.56	Articles of Incorporation of HGS Holdings, Inc.	S-4	06/28/10	3.34
3.57	Bylaws of HGS Holdings, Inc.	S-4	06/28/10	3.35
3.58	First Amended and Restated Certificate of Incorporation of JMA Associates, Inc., as amended	S-4	06/28/10	3.36
3.59	Bylaws of JMA Associates, Inc.	S-4	06/28/10	3.37
3.60	Amended and Restated Certificate of Incorporation of Kratos Defense Engineering Solutions, Inc., as amended (f/k/a Kratos Government Solutions, Inc., WFI Government Services, Inc. and High Technology Solutions, Inc.)	S-4	06/07/11	3.60
3.61	Bylaws of Kratos Defense Engineering Solutions, Inc. (f/k/a Kratos Government Solutions, Inc., WFI Government Services, Inc. and High Technology Solutions, Inc.)	S-4	06/28/10	3.41
3.62	Certificate of Incorporation of Kratos Mid-Atlantic, Inc., as amended (f/k/a Delmarva Systems Corp. and WFI Delaware, Inc.)	S-4	06/28/10	3.42
3.63	Bylaws of Kratos Mid-Atlantic, Inc. (f/k/a Delmarva Systems Corp. and WFI Delaware, Inc.)	S-4	06/28/10	3.43
3.64	Certificate of Incorporation of Kratos Public Safety & Security Solutions, Inc., as amended (f/k/a Kratos Commercial Solutions, Inc., SecurePlanet, Inc. and WFI Network Management Services Corp.)	S-4	06/07/11	3.64
3.65	Amended and Restated Bylaws of Kratos Public Safety & Security Solutions, Inc. (f/k/a Kratos Commercial Solutions, Inc., SecurePlanet, Inc. and WFI Network Management Services Corp.)	S-4	06/28/10	3.39
3.66	Amended and Restated Articles of Incorporation of Kratos Southeast, Inc., as amended	S-4	06/28/10	3.44
3.67	Amended and Restated Bylaws of Kratos Southeast, Inc.	S-4	06/28/10	3.45

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed— Furnished Herewith
3.68	Certificate of Limited Partnership of Kratos Southwest L.P., as amended (f/k/a Enco Systems Partnership, Ltd., WFI Texas Limited Partnership, Ltd. and WFI Southwest LP)	S-4	06/28/10	3.46
3.69	Agreement of Limited Partnership of Kratos Southwest L.P. (f/k/a Enco Systems Partnership, Ltd., WFI Texas Limited Partnership, Ltd. and WFI Southwest LP)	S-4	06/28/10	3.47
3.70	Amended and Restated Articles of Incorporation of Kratos Technology & Training Solutions, Inc., as amended (f/k/a SYS)	S-4	06/07/11	3.70
3.71	Bylaws of Kratos Technology & Training Solutions, Inc. (f/k/a/ SYS)	S-4	06/28/10	3.67
3.72	Articles of Incorporation of Kratos Texas, Inc., as amended (f/k/a ENCO Systems, Inc., WFI Texas, Inc., Wireless Facilities II Texas, Inc. and Kratos Southwest, Inc.)	S-4	06/28/10	3.48
3.73	Bylaws of Kratos Texas, Inc. (f/k/a ENCO Systems, Inc., WFI Texas, Inc., Wireless Facilities II Texas, Inc. and Kratos Southwest, Inc.)	S-4	06/28/10	3.49
3.74	Articles of Incorporation of Madison Research Corporation, as amended	S-4	06/28/10	3.50
3.75	Bylaws of Madison Research Corporation	S-4	06/28/10	3.51
3.76	Restated Articles of Incorporation of Micro Systems, Inc., as amended	S-4	06/07/11	3.76
3.77	Certificate of Incorporation of MSI Acquisition Corp.	S-4	06/07/11	3.77
3.78	Articles of Incorporation of National Safe of California, as amended (f/k/a Protection Equipment Corporation)	S-4	06/07/11	3.78
3.79	Bylaws of National Safe of California (f/k/a Protection Equipment Corporation)	S-4	06/07/11	3.79
3.80	Second Amended and Restated Articles of Incorporation of Polexis, Inc., as amended	S-4	06/28/10	3.52
3.81	Bylaws of Polexis, Inc., as amended	S-4	06/28/10	3.53
3.82	Articles of Incorporation of Reality Based IT Services, Ltd., as amended	S-4	06/28/10	3.54
3.83	Amended and Restated Bylaws of Reality Based IT Services, Ltd.	S-4	06/28/10	3.55
3.84	Articles of Organization of Rocket Support Services, LLC	S-4	06/28/10	3.56
3.85	Amended and Restated Operating Agreement of Rocket Support Services, LLC	S-4	06/28/10	3.57

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed— Furnished Herewith
3.86	Certificate of Formation of SCT Acquisition, LLC	S-4	06/07/11	3.86
3.87	Amended and Restated Limited Liability Company Operating Agreement of SCT Acquisition, LLC	S-4	06/07/11	3.87
3.88	Certificate of Formation of SCT Real Estate, LLC	S-4	06/07/11	3.88
3.89	Amended and Restated Limited Liability Company Agreement of SCT Real Estate, LLC	S-4	06/07/11	3.89
3.90	Articles of Incorporation of Shadow I, Inc.	S-4	06/28/10	3.58
3.91	Bylaws of Shadow I, Inc.	S-4	06/28/10	3.59
3.92	Articles of Incorporation of Shadow II, Inc.	S-4	06/28/10	3.60
3.93	Bylaws of Shadow II, Inc.	S-4	06/28/10	3.61
3.94	Articles of Incorporation of Kratos Integral Systems International, Inc. (f/k/a Shadow III, Inc.)				*
3.95	Bylaws of Kratos Integral Systems International, Inc. (f/k/a Shadow III, Inc.)	S-4	06/28/10	3.63
3.96	Articles of Incorporation of Stapor Research, Inc.	S-4	06/07/11	3.96
3.97	Articles of Incorporation of Summit Research Corporation, as amended	S-4	06/28/10	3.64
3.98	Amended and Restated Bylaws of Summit Research Corporation	S-4	06/28/10	3.65
3.99	Certificate of Incorporation of WFI NMC Corp.	S-4	06/28/10	3.68
3.100	Bylaws of WFI NMC Corp.	S-4	06/28/10	3.69
3.101	Articles of Restatement of Integral Systems, Inc., as amended				*
3.102	Amended and Restated Articles of Incorporation of Avtec Systems, Inc.				*
3.103	Amended and Restated Articles of Incorporation of CVG, Incorporated				*
3.104	Articles of Incorporation of Lumistar, Inc., as amended				*
3.105	Articles of Incorporation of LVDM, Inc., as amended				*
3.106	Certificate of Incorporation of Newpoint Technologies, Inc., as amended				*
3.107	Articles of Incorporation of Real Time Logic, Inc., as amended				*
3.108	Amended and Restated Articles of Incorporation of SAT Corporation				*
3.109	Articles of Organization of IRIS Acquisition Sub LLC				*
3.110	Operating Agreement of IRIS Acquisition Sub LLC				*

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed— Furnished Herewith
3.111	Form of Bylaws of Avtec Systems, Inc., CVG, Incorporated, General Microwave Corporation, General Microwave Israel Corporation, Henry Bros. Electronics, Inc. (CO), Herley Industries, Inc., Herley-CTI, Inc., Herley-RSS, Inc., Integral Systems, Inc., Lumistar, Inc., LVDM, Inc., Micro Systems, Inc., MSI Acquisition Corp., Newpoint Technologies, Inc., Real Time Logic, Inc., SAT Corporation, and Stapor Research, Inc.				*
4.1	Specimen Stock Certificate	10-K	12/26/10	4.1
4.2	Form of 10% Senior Secured Note due 2017 (issuable in connection with the October 2011 exchange offer)				*
4.3	Form of 10% Senior Secured Note due 2017 (issued in connection with the August 2011 exchange offer)	S-4	06/07/11	4.2
4.4	Form of 10% Senior Secured Note due 2017 (issued in connection with the 2010 exchange offer)	S-4	06/28/10	4.1
4.5	Indenture, dated as of May 19, 2010, by and among Kratos Defense & Security Solutions, Inc., the Guarantors set forth therein and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as Trustee and Collateral Agent (including the Form of 10% Senior Secured Notes due 2017 filed as an exhibit thereto)	8-K	05/25/10	4.1
4.6	First Supplemental Indenture, dated as of February 7, 2011, by and among Kratos Defense & Security Solutions, Inc., the guarantors listed on Exhibit A thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee, to the Indenture (as amended or supplemented), dated as of May 19, 2010, among Kratos Defense & Security Solutions, Inc., the guarantors party thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee and collateral agent	8-K	02/07/11	10.2
4.7	Supplemental Indenture, dated April 1, 2011, among the guaranteeing subsidiaries named therein and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee, to the Indenture (as amended or supplemented), dated as of May 19, 2010, among Kratos Defense & Security Solutions, Inc., the guarantors party thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee and collateral agent	8-K	04/07/11	4.1

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed— Furnished Herewith
4.8	Third Supplemental Indenture, dated April 15, 2011, by and among Kratos Defense & Security Solutions, Inc., the guarantors listed on Exhibit A thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee and collateral agent, to the Indenture, (as amended or supplemented), dated as of May 19, 2010, among Kratos Defense & Security Solutions, Inc., the guarantors party thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee and collateral agent	8-K	04/20/11	4.1
4.9	Sixth Supplemental Indenture, dated July 27, 2011, by and among Kratos Defense & Security Solutions, Inc., the guarantors listed on Exhibit A thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee and collateral agent, to the Indenture, (as amended or supplemented), dated as of May 19, 2010, among Kratos Defense & Security Solutions, Inc., the guarantors party thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee and collateral agent	8-K	07/29/11	4.1
4.10	Rights Agreement, dated as of December 16, 2004, by and between Kratos Defense & Security Solutions, Inc. and Wells Fargo, N.A.	8-K	12/17/04	4.1
4.11	Registration Rights Agreement, dated March 25, 2011, by and among Kratos Defense & Security Solutions, Inc., Acquisition Co. Lanza Parent, Lanza Acquisition Co., the guarantors named therein, Jefferies & Company, Inc., KeyBanc Capital Markets Inc., and Oppenheimer & Co. Inc.	8-K	03/29/11	4.2
4.12	Registration Rights Agreement, dated July 27, 2011, by and among Kratos Defense & Security Solutions, Inc., the guarantors named therein, Jefferies & Company, Inc., KeyBanc Capital Markets Inc., and B. Riley & Co., LLC	8-K	07/29/11	4.2
5.1	Opinion of Paul Hastings LLP				*
5.2	Opinion of Sheppard, Mullin, Richter & Hampton LLP				*
5.3	Opinion of Jackson Walker L.L.P.				*
5.4	Opinion of Greenberg Traurig, P.A.				*
5.5	Opinion of Greenberg Traurig, LLP				*
5.6	Opinion of Dinsmore & Shohl LLP				*
5.7	Opinion of Bradley Arant Boult Cummings LLP				*

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed— Furnished Herewith
5.8	Opinion of Ice Miller LLP				*
5.9	Opinion of King & Spalding LLP				*
5.10	Opinion of Montgomery, McCracken, Walker & Rhoads, LLP				*
5.11	Opinion of Faegre & Benson				*
10.1	Purchase Agreement, dated March 25, 2011, by and among Kratos Defense & Security Solutions, Inc., Acquisition Co. Lanza Parent, Lanza Acquisition Co., the guarantors named therein, Jefferies & Company, Inc., KeyBanc Capital Markets Inc., and Oppenheimer & Co. Inc.	8-K	03/29/11	10.1
10.2	Security Agreement, dated March 25, 2011, by and among Acquisition Co. Lanza Parent, Lanza Acquisition Co., and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as collateral agent	8-K	03/29/11	10.2
10.3	Security Agreement, dated as of May 19, 2010, by and among Kratos Defense & Security Solutions, Inc., the Guarantors set forth therein, and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as Collateral Agent	8-K	05/25/10	10.2
10.4	Intercreditor Agreement, dated as of May 19, 2010, by and among Kratos Defense & Security Solutions, Inc., the Guarantors set forth therein, Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as Indenture Agent and KeyBank National Association, as Credit Facility Agent	8-K	05/25/10	10.3
10.5	Credit and Security Agreement, dated as of May 19, 2010, as amended and restated as of July 27, 2011, among Kratos Defense & Security Solutions, Inc., as Borrower, the Lenders named therein, and KeyBank National Association, as Lead Arranger, Sole Book Runner and Administrative Agent	8-K	07/29/11	10.1
12.1	Statement of computation of ratio of earnings to fixed charges				*
21.1	List of Subsidiaries				*
23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1)				*
23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.2)				*
23.3	Consent of Independent Registered Public Accounting Firm, Grant Thornton LLP				*

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed— Furnished Herewith
23.4	Consent of Independent Registered Public Accounting Firm, KPMG LLP				*
23.5	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP				*
23.6	Consent of Independent Registered Public Accounting Firm, Grant Thornton LLP				*
23.7	Consent of Registered Public Accounting Firm, Marcum LLP				*
23.8	Consent of Registered Public Accounting Firm, Brightman Almagor Zohar & Co.				*
23.9	Consent of Independent Registered Public Accountants, Amper, Politziner & Mattia LLP				*
23.10	Consent of Independent Registered Public Accounting Firm, Plante & Moran, PLLC				*
24.1	Powers of attorney (included in signature pages of the Registration Statement)				*
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, of Trustee under the Indenture				*
99.1	Form of Letter of Transmittal				*
99.2	Form of Notice of Guaranteed Delivery				*
99.3	Form of Letter to Registered Holders and Depository Trust Company Participants				*
99.4	Form of Letter to Clients				*
99.5	Unaudited historical financial information for Integral Systems, Inc. as of July 1, 2011 and September 24, 2010 and for each of the three and nine month periods ended July 1, 2011 and June 25, 2010.				*
99.6	Unaudited pro forma combined (i) balance sheet as of June 26, 2011 and (ii) statement of operations for the fiscal year ended December 26, 2010 and the six month period ended June 26, 2011.				*